                                                                 EXECUTION COPY



                             SHORT-TERM CREDIT AGREEMENT

                             DATED AS OF AUGUST 10, 1998

                                        among

                                  BALL CORPORATION,

                          THE INSTITUTIONS FROM TIME TO TIME
                              PARTIES HERETO AS LENDERS

                                         and

                         THE FIRST NATIONAL BANK OF CHICAGO,
                               AS ADMINISTRATIVE AGENT

                                         and

                          BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION,
                                AS SYNDICATION AGENT
                                         and
                            LEHMAN COMMERCIAL PAPER INC.,
                                AS DOCUMENTATION AGENT

                                  TABLE OF CONTENTS
SECTION                                                                           PAGE

ARTICLE I:  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.1  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     1.3  Currency Equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE II:  THE REVOLVING LOAN FACILITIES . . . . . . . . . . . . . . . . . . . . 28

     2.1. [Reserved].. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     2.2  Revolving Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     2.3  Swing Line Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     2.4  Rate Options for all Advances. . . . . . . . . . . . . . . . . . . . . . 31
     2.5  Optional Payments; Mandatory Prepayments . . . . . . . . . . . . . . . . 31
          (A)  Optional Payments . . . . . . . . . . . . . . . . . . . . . . . . . 31
          (B)  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . 31
     2.6  Reduction of Revolving Loan Commitments. . . . . . . . . . . . . . . . . 32
     2.7  Method of Borrowing. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     2.8  Method of Selecting Types and Interest Periods for Advances. . . . . . . 32
     2.9  Minimum Amount of Each Advance . . . . . . . . . . . . . . . . . . . . . 33
     2.10  Method of Selecting Types and Interest Periods for
           Conversion and Continuation of Advances . . . . . . . . . . . . . . . . 33
          (A)  Right to Convert. . . . . . . . . . . . . . . . . . . . . . . . . . 33
          (B)  Automatic Conversion and Continuation . . . . . . . . . . . . . . . 33
          (C)  No Conversion Post-Default or Post-Unmatured Default. . . . . . . . 33
          (D)  Borrowing/Conversion/Continuation Notice. . . . . . . . . . . . . . 33
     2.11  Default Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     2.12  Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     2.13  Evidence of Debt, Telephonic Notices. . . . . . . . . . . . . . . . . . 34
     2.14  Promise to Pay; Interest and Commitment Fees; Interest
           Payment Dates; Interest and Fee Basis; Taxes; Loan and
           Control Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
          (A)  Promise to Pay. . . . . . . . . . . . . . . . . . . . . . . . . . . 35
          (B)  Interest Payment Dates. . . . . . . . . . . . . . . . . . . . . . . 35
          (C)  Commitment Fees . . . . . . . . . . . . . . . . . . . . . . . . . . 35
          (D)  Interest and Fee Basis; Applicable Floating Rate Margins;
               Applicable Eurodollar Margins and Applicable Commitment Fee
               Percentage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
          (E)  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
          (F)  Control Account . . . . . . . . . . . . . . . . . . . . . . . . . . 42
          (G)  Entries Binding . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     2.15  Notification of Advances, Interest Rates, Prepayments and Aggregate
           Revolving Loan Commitment Reductions. . . . . . . . . . . . . . . . . . 42
     2.16  Lending Installations . . . . . . . . . . . . . . . . . . . . . . . . . 42


                                          ii



SECTION                                                                           PAGE

     2.17  Non-Receipt of Funds by the Administrative Agent. . . . . . . . . . . . 42
     2.18  Termination Date; Extension of Termination Date . . . . . . . . . . . . 43
     2.19  Replacement of Certain Lenders. . . . . . . . . . . . . . . . . . . . . 43

ARTICLE III: THE LETTER OF CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . 44

     3.1  Obligation to Issue. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     3.2 [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     3.3  Types and Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     3.4  Conditions.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     3.5  Procedure for Issuance of Letters of Credit. . . . . . . . . . . . . . . 45
     3.6  Letter of Credit Participation . . . . . . . . . . . . . . . . . . . . . 46
     3.7  Reimbursement Obligation . . . . . . . . . . . . . . . . . . . . . . . . 46
     3.8  Cash Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     3.9  Letter of Credit Fees. . . . . . . . . . . . . . . . . . . . . . . . . . 47
     3.10  Issuing Bank Reporting Requirements.. . . . . . . . . . . . . . . . . . 47
     3.11  Indemnification; Exoneration. . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE IV:  CHANGE IN CIRCUMSTANCES . . . . . . . . . . . . . . . . . . . . . . . 49

     4.1  Yield Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     4.2  Changes in Capital Adequacy Regulations. . . . . . . . . . . . . . . . . 50
     4.3  Availability of Types of Advances. . . . . . . . . . . . . . . . . . . . 50
     4.4  Funding Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . 50
     4.5  Lender Statements; Survival of Indemnity . . . . . . . . . . . . . . . . 51

ARTICLE V:  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . 51

     5.1  Initial Advances and Letters of Credit . . . . . . . . . . . . . . . . . 51
     5.2  Each Advance and Letter of Credit. . . . . . . . . . . . . . . . . . . . 53

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . 54

     6.1  Organization; Corporate Powers . . . . . . . . . . . . . . . . . . . . . 54
     6.2  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     6.3  No Conflict; Governmental Consents . . . . . . . . . . . . . . . . . . . 55
     6.4  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     6.5  No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . 56
     6.6  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
          (A)  Tax Examinations. . . . . . . . . . . . . . . . . . . . . . . . . . 57
          (B)  Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . 57
     6.7  Litigation; Loss Contingencies and Violations. . . . . . . . . . . . . . 57
     6.8  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57


                                          iii


SECTION                                                                           PAGE

     6.9  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     6.10  Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . . 59
     6.11  Securities Activities . . . . . . . . . . . . . . . . . . . . . . . . . 59
     6.12  Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     6.13  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . 59
     6.14  Assets and Properties . . . . . . . . . . . . . . . . . . . . . . . . . 59
     6.15  Statutory Indebtedness Restrictions . . . . . . . . . . . . . . . . . . 60
     6.16  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     6.17  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     6.18  Reynolds Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . 61
     6.19  Environmental Matters.. . . . . . . . . . . . . . . . . . . . . . . . . 61
     6.20  Other Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     6.21  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     6.22  Year 2000 Issues. . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     6.23  Foreign Employee Benefit Matters. . . . . . . . . . . . . . . . . . . . 63

ARTICLE VII:  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63

     7.1  Reporting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
          (A)  Financial Reporting . . . . . . . . . . . . . . . . . . . . . . . . 63
          (B)  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . 64
          (C)  Lawsuits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
          (D)  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
          (E)  ERISA Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
          (F)  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
          (G)  Other Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . 67
          (H)  Other Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
          (I)  Environmental Notices . . . . . . . . . . . . . . . . . . . . . . . 68
          (J)  Other Information . . . . . . . . . . . . . . . . . . . . . . . . . 68
     7.2  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . 68
          (A)  Corporate Existence, Etc. . . . . . . . . . . . . . . . . . . . . . 68
          (B)  Corporate Powers; Conduct of Business . . . . . . . . . . . . . . . 68
          (C)  Compliance with Laws, Etc.. . . . . . . . . . . . . . . . . . . . . 68
          (D)  Payment of Taxes and Claims; Tax Consolidation. . . . . . . . . . . 68
          (E)  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
          (F)  Inspection of Property; Books and Records; Discussions. . . . . . . 69
          (G)  ERISA Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . 69
          (H)  Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . 70
          (I)  Environmental Compliance. . . . . . . . . . . . . . . . . . . . . . 70
          (J)  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . 70
          (K) Additional Guarantors/Pledge of Capital Stock. . . . . . . . . . . . 70
          (L)  Year 2000 Issues. . . . . . . . . . . . . . . . . . . . . . . . . . 71


                                            iv

SECTION                                                                           PAGE

          (M)  Foreign Employee Benefit Compliance . . . . . . . . . . . . . . . . 71
          (N)  Foreign Governmental Consents and Approvals . . . . . . . . . . . . 72
     7.3  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
          (A)  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
          (B)  Sales of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . 74
          (C)  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
          (D)  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
          (E)  Guarantied Obligations. . . . . . . . . . . . . . . . . . . . . . . 77
          (F)  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . 78
          (G)  Conduct of Business; Restrictions on Excluded Subsidiaries;
               Subsidiaries; Acquisitions. . . . . . . . . . . . . . . . . . . . . 79
          (H)  Transactions with Shareholders and Affiliates . . . . . . . . . . . 81
          (I)  Restriction on Fundamental Changes. . . . . . . . . . . . . . . . . 81
          (J)  Sales and Leasebacks. . . . . . . . . . . . . . . . . . . . . . . . 81
          (K)  Margin Regulations. . . . . . . . . . . . . . . . . . . . . . . . . 82
          (L)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
          (M)  Issuance of Disqualified Stock. . . . . . . . . . . . . . . . . . . 82
          (N)  Corporate Documents . . . . . . . . . . . . . . . . . . . . . . . . 83
          (O)  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
          (P)  Subsidiary Covenants. . . . . . . . . . . . . . . . . . . . . . . . 83
          (Q)  Hedging Obligations . . . . . . . . . . . . . . . . . . . . . . . . 83
          (R)  Other Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . 83
          (S)  Amendment of Receivables Purchase Documents . . . . . . . . . . . . 84
     7.4  Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . 85
          (A)  Defined Terms for Financial Covenants . . . . . . . . . . . . . . . 85
          (B)  Minimum Consolidated Net Worth. . . . . . . . . . . . . . . . . . . 87
          (C) Total Debt to EBITDA Ratio . . . . . . . . . . . . . . . . . . . . . 87
          (D)  Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . . . . . 88

ARTICLE VIII:  DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89

     8.1  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS,
AMENDMENTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92

     9.1  Termination of Revolving Loan Commitments; Acceleration. . . . . . . . . 92
     9.2  Defaulting Lender. . . . . . . . . . . . . . . . . . . . . . . . . . . . 92
     9.3  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
     9.4  Preservation of Rights . . . . . . . . . . . . . . . . . . . . . . . . . 95

ARTICLE X:  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 95


                                            v


SECTION                                                                           PAGE
     10.1  Survival of Representations . . . . . . . . . . . . . . . . . . . . . . 95
     10.2  Governmental Regulation . . . . . . . . . . . . . . . . . . . . . . . . 95
     10.3  Performance of Obligations. . . . . . . . . . . . . . . . . . . . . . . 95
     10.4  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
     10.5  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
     10.6  Several Obligations; Benefits of this Agreement . . . . . . . . . . . . 96
     10.7  Expenses; Indemnification . . . . . . . . . . . . . . . . . . . . . . . 96
          (A)  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
          (B)  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
          (C)  Waiver of Certain Claims; Settlement of Claims. . . . . . . . . . . 98
          (D)  Survival of Agreements. . . . . . . . . . . . . . . . . . . . . . . 98
     10.8  Numbers of Documents. . . . . . . . . . . . . . . . . . . . . . . . . . 98
     10.9  Accounting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
     10.10  Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . 98
     10.11  Nonliability of Lenders. . . . . . . . . . . . . . . . . . . . . . . . 98
     10.12  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
     10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL. . . . . . . . 99
          (A)  EXCLUSIVE JURISDICTION. . . . . . . . . . . . . . . . . . . . . . . 99
          (B)  OTHER JURISDICTIONS . . . . . . . . . . . . . . . . . . . . . . . . 99
          (C)  SERVICE OF PROCESS; VENUE . . . . . . . . . . . . . . . . . . . . . 99
          (D)  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . .100
          (E)  ADVICE OF COUNSEL . . . . . . . . . . . . . . . . . . . . . . . . .100
     10.14  Subordination of Intercompany Indebtedness . . . . . . . . . . . . . .100
     10.15  Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . .101

ARTICLE XI:  THE ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . . . . . . . .102

     11.1  Appointment; Nature of Relationship . . . . . . . . . . . . . . . . . .102
     11.2  Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .102
     11.3  General Immunity. . . . . . . . . . . . . . . . . . . . . . . . . . . .102
     11.4  No Responsibility for Loans, Creditworthiness, Collateral,
           Recitals, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .102
     11.5  Action on Instructions of Lenders . . . . . . . . . . . . . . . . . . .103
     11.6  Employment of Agents and Counsel. . . . . . . . . . . . . . . . . . . .103
     11.7  Reliance on Documents; Counsel. . . . . . . . . . . . . . . . . . . . .103
     11.8  The Administrative Agent's Reimbursement and Indemnification. . . . . .103
     11.9  Rights as a Lender. . . . . . . . . . . . . . . . . . . . . . . . . . .104
     11.10  Lender Credit Decision . . . . . . . . . . . . . . . . . . . . . . . .104
     11.11  Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . .104
     11.12  Collateral Documents . . . . . . . . . . . . . . . . . . . . . . . . .105
     11.13.  No Duties Imposed Upon Syndication Agent, Documentation
             Agent or Arrangers. . . . . . . . . . . . . . . . . . . . . . . . . .106


                                              vi


SECTION                                                                          PAGE
ARTICLE XII:  SETOFF; RATABLE PAYMENTS . . . . . . . . . . . . . . . . . . . . . .106

     12.1  Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .106
     12.2  Ratable Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . .106
     12.3  Application of Payments . . . . . . . . . . . . . . . . . . . . . . . .106
     12.4  Relations Among Lenders . . . . . . . . . . . . . . . . . . . . . . . .108

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS . . . . . . . . .108

     13.1  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . .108
     13.2  Participations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .109
          (A)  Permitted Participants; Effect. . . . . . . . . . . . . . . . . . .109
          (B)  Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .109
          (C)  Benefit of Setoff . . . . . . . . . . . . . . . . . . . . . . . . .109
     13.3  Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .109
          (A)  Permitted Assignments . . . . . . . . . . . . . . . . . . . . . . .109
          (B)  Effect; Effective Date. . . . . . . . . . . . . . . . . . . . . . .110
          (C)  The Register. . . . . . . . . . . . . . . . . . . . . . . . . . . .110
     13.4  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . .111
     13.5  Dissemination of Information. . . . . . . . . . . . . . . . . . . . . .111

ARTICLE XIV:  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .111

     14.1  Giving Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . .111
     14.2  Change of Address . . . . . . . . . . . . . . . . . . . . . . . . . . .112

ARTICLE XV:  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .112

     15.1  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .112

                                EXHIBITS AND SCHEDULES

                                       EXHIBITS

EXHIBIT A      --   Revolving Loan Commitments
                    (Definitions)

EXHIBIT B      --   Form of Borrowing/Conversion/Continuation Notice (Section
                    2.8)

EXHIBIT C      --   Form of Request for Letter of Credit (Section 3.4)

EXHIBIT D      --   Form of Assignment and Acceptance Agreement
                    (Sections 2.19 and 13.3)

EXHIBIT E      --   Form of Borrower's Counsel's Opinion
                    (Section 5.1)

EXHIBIT F      --   List of Closing Documents
                    (Section 5.1)

EXHIBIT G      --   Form of Officer's Certificate
                    (Sections 5.2 and 7.1(A)(iii))

EXHIBIT H      --   Form of Compliance Certificate
                    (Sections 5.2 and 7.1(A)(iii))

                                      SCHEDULES

Schedule 1.1.2      --   Permitted Existing Guarantied Obligations (Definitions)

Schedule 1.1.3      --   Permitted Existing Indebtedness (Definitions)

Schedule 1.1.4      --   Permitted Existing Investments (Definitions)

Schedule 1.1.5      --   Permitted Existing Liens (Definitions)

Schedule 3.1        --   Issuing Banks' Maximum Amounts (Section 3.1)

Schedule 5.1        --   Note Purchase Agreements

Schedule 6.3        --   Conflicts; Governmental Consents (Section 6.3)

Schedule 6.4        --   Pro Forma Financial Statements (Section 6.4(A))

Schedule 6.8        --   Excluded Subsidiaries, Material Foreign Subsidiaries,
                         Subsidiaries (Definitions, Section 6.8)

Schedule 6.9        --   ERISA

Schedule 6.16       --   Insurance (Sections 6.16 and 7.2(E))

Schedule 6.17       --   Labor Matters; Compensation Agreements
                         (Section 6.17)

Schedule 6.19       --   Environmental Matters (Section 6.19)

                          SHORT-TERM CREDIT AGREEMENT

     This Short-Term Credit Agreement dated as of August 10, 1998 is entered into among Ball Corporation, an Indiana corporation, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to SECTION 13.3, The First National Bank of Chicago, in its capacity as Administrative Agent for itself and the other Lenders, Bank of America National Trust and Savings Association, in its capacity as Syndication Agent, and Lehman Commercial Paper Inc., in its capacity as Documentation Agent. The parties hereto agree as follows:

ARTICLE I:  DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

     As used in this Agreement:

     "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.

     "ADMINISTRATIVE AGENT" means First Chicago, in its capacity as contractual representative for itself and the Lenders pursuant to ARTICLE XI hereof, and any successor Administrative Agent appointed pursuant to ARTICLE XI hereof.

     "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Rate Advances, for the same Interest Period.

     "AFFECTED LENDER" is defined in SECTION 2.19 hereof.

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

     "AGENTS" means each of the Administrative Agent, the Syndication Agent and the Documentation Agent.

     "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as may be reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00).

     "AGREEMENT" means this Short-Term Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

     "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 6.4(B)(1) hereof, PROVIDED, HOWEVER, that with respect to the calculation of financial ratios and other financial tests required by this Agreement, "Agreement Accounting Principles" means generally accepted accounting principles as in effect as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 6.4(B)(1) hereof; PROVIDED, FURTHER, HOWEVER, all PRO FORMA financial statements reflecting Acquisitions shall be prepared in accordance with the requirements established by the SEC for acquisition accounting for reporting acquisitions by public companies (whether or not such Acquisitions are required to be publicly reported).

     "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

     "APPLICABLE COMMITMENT FEE PERCENTAGE" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under SECTION 2.14(C)(I) hereof determined in accordance with the provisions of SECTION 2.14(D)(II) hereof.

     "APPLICABLE EURODOLLAR MARGIN" means, as at any date of determination, the rate per annum then applicable to Eurodollar Rate Loans which are Revolving Loans, determined in accordance with the provisions of SECTION 2.14(D)(II) hereof.

     "APPLICABLE FLOATING RATE MARGIN" means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans which are Revolving Loans, determined in accordance with the provisions of
SECTION 2.14(D)(II) hereof.

     "APPLICABLE L/C FEE PERCENTAGE" means, as at any date of determination, a rate per annum equal to the Applicable Eurodollar Margin for Revolving Loans in effect on such date.

     "APPROVED FUND" means, with respect to any Lender that is a fund or commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "ARRANGERS" means each of First Chicago Capital Markets, Inc., BancAmerica Robertson Stephens, Inc. and Lehman Brothers Inc., in their respective capacities as arrangers for the loan transaction evidenced by this Agreement.

     "ASSET PURCHASE AGREEMENT" is defined in the definition of "Reynolds Acquisition" below.

     "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including, without limitation, by way of a sale-leaseback transaction and including, without limitation, the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person).

     "ASSIGNMENT AGREEMENT" shall mean an assignment and acceptance agreement entered into in connection with an assignment pursuant to SECTION 13.3 hereof in substantially the form of EXHIBIT D.

     "AUTHORIZED OFFICER" means any of the President, any Vice President, the Chief Financial Officer or the Treasurer of the Borrower acting singly.

     "BALL CANADA" means Ball Packaging Products Canada, Inc., a corporation organized under the federal Laws of Canada, together with its successors and assigns, including a debtor-in-possession on behalf of Ball Canada.

     "BALL CAPITAL CORP." means Ball Capital Corp., a Delaware corporation, together with its successors and assigns, including a debtor-in-possession on behalf of Ball Capital Corp.

     "BALL CORPORATE GROUP" means the Borrower, each of its Subsidiaries, the Excluded Subsidiaries and the members of the FTB Group.

     "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or a Foreign Employee Benefit Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "BMBCC" means Ball Metal Beverage Container Corp., a Colorado corporation.

     "BORROWER" means Ball Corporation, an Indiana corporation, together with its successors and permitted assigns, including a debtor-in-possession on behalf of the Borrower.

     "BORROWING/CONVERSION/CONTINUATION NOTICE" is defined in SECTION 2.8 hereof.

     "BORROWING DATE" means a date on which an Advance or Swing Line Loan is made hereunder.

     "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

     "CANADIAN CREDIT FACILITY" means that certain Letter Agreement, dated as of May 21, 1998, by and among Ball Canada, the Borrower, and Royal Bank of Canada as in effect on the Closing Date, and as the same may be modified and restated pursuant to the terms of that certain Commitment Letter and Term Sheet, dated July 16, 1998, by and among Ball Canada the Borrower and Royal Bank of Canada.

     "CANADIAN SUBORDINATION AGREEMENT" means that certain Subsidiary Subordination Agreement, dated as of August 10, 1998, by and among Ball Canada and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "CAPITAL EXPENDITURES" is defined in SECTION 7.4(A) hereof.

     "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CAPITALIZED LEASE" is defined in SECTION 7.4(A) hereof.

     "CAPITALIZED LEASE OBLIGATIONS" is defined in SECTION 7.4(A) hereof.

     "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ten (10) days); (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group) and repurchase agreements with respect thereto; and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial, industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Services, Inc.; PROVIDED that the maturities of such Cash Equivalents shall not exceed 365 days.

     "CASH FLOW PERIOD" means the twelve-month period from January 1, 1999 through the end of the Borrower's fiscal year ending December 31, 1999 and, thereafter, as separate periods, each fiscal year of the Borrower.

     "CHANGE IN CAPITAL ADEQUACY" is defined in SECTION 4.2 hereof.

     "CHANGE OF CONTROL" means an event or series of events by which:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) or more of the Voting Stock of the Borrower;

          (b) a majority of the members of the board of directors of the Borrower cease to be Continuing Directors;

          (c) the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Borrower is reclassified or changed into or exchanged for cash, securities or other property;

          (d) except as otherwise permitted under the terms of this Agreement, the Borrower shall cease to own and control, directly or indirectly, at least (i) such percentage of the economic and voting rights of the Capital Stock of each of its Domestic Incorporated Subsidiaries and Material Foreign Subsidiaries (other than FTB) as is owned as of the Closing Date or such later date as such Person became a Domestic Incorporated Subsidiary or Material Foreign Subsidiary, as applicable, or (ii) ninety percent (90%) of the economic and voting rights of the Capital Stock of FTB;

          (e)  any "Change of Control" (as such term is defined in the Senior
     Note Indenture) shall have occurred; or

          (f) any "Change of Control" (as such term is defined in the Subordinated Note Indenture) shall have occurred.

     "CLOSING DATE" means the date on which the initial Revolving Loans are advanced hereunder.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, or any successor statute.

     "COLI INDEBTEDNESS" of any Person shall mean, with respect to any Company Owned Life Insurance Program in which such Person is a participant, Indebtedness of such Person consisting of (i) loans to such Person under life insurance policies taken or made against the available cash surrender values of such policies, which loans are made pursuant to the contract terms of life insurance policies issued in connection with a Company Owned Life Insurance Program or (ii) other obligations for borrowed money of such Person, if and only if the proceeds of such obligations are used solely to pay policy premiums on life insurance policies issued in connection with a Company Owned Life Insurance Program.

     "COLLATERAL" means all property and interests in property now owned or hereafter acquired by the Borrower or any of its Subsidiaries in or upon which a security interest is granted to the Administrative Agent, for the benefit of the Holders of Secured Obligations under the Pledge Agreements or under any of the other Loan Documents.

     "COLLATERAL DOCUMENTS" means all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Pledge Agreements, together with all agreements and documents referred to therein or contemplated thereby.

     "COMPANY OWNED LIFE INSURANCE PROGRAM" means a life insurance program in which the Borrower is a participant, pursuant to which the Borrower is the owner of whole life policies insuring the lives of certain of its employees.

     "CONSOLIDATED ASSETS" means, for any Person, the total assets of such Person and its Subsidiaries on a consolidated basis, but excluding therefrom all items that are treated as intangibles under Agreement Accounting Principles.

     "CONSOLIDATED NET INCOME" is defined in SECTION 7.4(A) hereof.

     "CONSOLIDATED NET WORTH is defined in SECTION 7.4(A) hereof.

     "CONTAMINANT" means any waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste, as defined in, or used in, Environmental, Health or Safety Requirements of Law.

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Borrower who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower;
(iii) a member
of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in CLAUSE (i) above or any partnership or trade or business described in CLAUSE (ii) above; or (iv) any other Person which is required to be aggregated with the Borrower or any of its Subsidiaries pursuant to regulations promulgated under Section 414(o) of the Code.

     "CONTROLLED SUBSIDIARY" of any Person means a Subsidiary of such Person
(i) ninety percent (90%) or more of the total Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more wholly-owned Subsidiaries of such Person and (ii) of which such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

     "CORPORATE BASE RATE" means the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

     "CURE LOAN" is defined in SECTION 9.2(iii) hereof.

     "CUSTOMARY PERMITTED LIENS" means:

          (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

          (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

          (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; PROVIDED that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $10,000,000;

          (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any of its Subsidiaries which do not constitute a Default under SECTION 8.1(h) hereof; and

          (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

     "DEFAULT" means an event described in ARTICLE VIII hereof.

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Revolving Loan Termination Date.

     "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

     "DOCUMENTATION AGENT" means Lehman Commercial Paper Inc., in its capacity as documentation agent for the loan transaction evidenced by this Agreement, together with its successors and assigns.

     "DOLLAR" and "$" means dollars in the lawful currency of the United
States.

     "DOLLAR AMOUNT" of any currency other than Dollars at any date shall mean the equivalent amount of Dollars, calculated on the basis of the then applicable Exchange Rate.

     "DOMESTIC INCORPORATED SUBSIDIARY" means a Subsidiary of the Borrower organized under the laws of a jurisdiction located in the United States of America.

     "EBITDA" is defined in SECTION 7.4(A) hereof.

     "ENVIRONMENTAL AUDIT" means the Phase I and Phase II Environmental Property Assessment reports dated between February 12, 1998, and June 16, 1998 prepared for the Borrower by McLaren Hart, and listed in SCHEDULE 6.19.

     "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state, provincial and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 ET SEQ., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state, provincial or local equivalent thereof.

     "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant.

     "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, the "Industrial Site Recovery Act," NJSA 13:1K-6 ET SEQ., the "Responsible Property Transfer Act," 765 ILCS 90/1 ET SEQ., or similar laws.

     "EQUIPMENT" means all of the Borrower's and its Subsidiaries' present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than the Borrower's and its Subsidiaries' Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Rate Loan for any specified Interest Period, either (i) the rate of interest per annum equal to the rate for deposits in U.S. Dollars with a maturity approximately equal to such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or (ii) if no such rate of interest appears on Telerate Page 3750 for such specified Interest Period, the rate of interest per annum equal to the rate for deposits in U.S. Dollars with a maturity occurring immediately before or immediately after such specified Interest Period, whichever is higher, as determined by the Administrative Agent from Telerate Page 3750 at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (iii) if no such rate of interest appears on Telerate Page 3750 for any specified Interest Period, the rate of interest per annum equal to the rate at which deposits in U.S. Dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such

Interest Period, in the approximate amount of the Revolving Loan Pro Rata Share of First Chicago of such Eurodollar Rate Loan and having a maturity approximately equal to such Interest Period, in each case, as adjusted for Reserves. The term "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates for U.S. Dollars). Any Eurodollar Base Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

     "EURODOLLAR RATE" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the Eurodollar Base Rate applicable to such Interest Period PLUS the Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "EURODOLLAR RATE ADVANCE" means an Advance which bears interest at the Eurodollar Rate.

     "EURODOLLAR RATE LOAN" means a Loan, or portion thereof, which bears interest at the Eurodollar Rate.

     "EXCESS CASH FLOW" means, for any Cash Flow Period, an amount equal to the Borrower's and its Subsidiaries' consolidated:

            (i)     EBITDA for such period,

     MINUS  (ii)    foreign, federal, state and local taxes paid in cash for
                    such period,

     MINUS  (iii)   Capital Expenditures paid in cash during such period,

     MINUS  (iv)    cash dividends paid by the Borrower during such period to
                    the extent permitted under SECTION 7.3(F) hereof and payable in compliance with applicable corporate law,

     MINUS  (v)     Interest Expense paid in cash during such period,

     MINUS  (vi)    scheduled amortization of the principal portion of the
                    "Term Loans" (as defined under the Long-Term Credit
                    Agreement) and of the principal portion of all other
                    Indebtedness of the Borrower and its Subsidiaries paid in cash during such period,

     MINUS  (vii)   for the Cash Flow Periods ending on December 31, 1999,
                    December 31, 2000 and December 31, 2001, the cash portion of Rationalization Costs in an amount not to exceed
                    $70,000,000 in the aggregate for the period commencing on the

                    Closing Date through and including December 31, 2001 only to the extent such Rationalization Costs are not reflected on the Borrower's consolidated income statement as prepared in accordance with Agreement Accounting Principles,

     MINUS  (viii)  voluntary prepayments of the principal portion of the
                    "Term Loans" (as defined under the Long-Term Credit Agreement), in each case calculated in accordance with Agreement Accounting Principles.

All such amounts shall be calculated assuming that the Borrower and its Subsidiaries have conducted their respective business in the ordinary course and in accordance with past practices; PROVIDED, that (without duplication) there shall be excluded from the calculation of Excess Cash Flow all amounts related to the FTB Group.

     "EXCHANGE RATE" means, the rate at which any currency other than Dollars may be exchanged into Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange as quoted in the electronic media publication of Bloomberg L.P. for such other currency at or about 11:00 a.m. (Chicago time), on such date of determination for the purchase of Dollars with such other currency for delivery two (2) Business Days later; PROVIDED, HOWEVER, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Borrower may with the consent of the Administrative Agent use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error. For purposes of this agreement, the applicable Exchange Rate shall be determined (x) for any Investment, as of the date of incurrence thereof, (y) for any sale of assets, as of the date of the consummation of the transaction pursuant to which such sale of assets shall occur, and (z) in all other cases, as of such date of determination.

     "EXCLUDED SUBSIDIARY" means, each Subsidiary of the Borrower identified on
SCHEDULE 6.8 as an Excluded Subsidiary; PROVIDED, that each such Subsidiary shall be an Excluded Subsidiary only if (i) each such Subsidiary is in existence solely for the purposes of being a "name-holding" entity, (ii) each such Subsidiary engages in no business, (iii) each such Subsidiary has no liabilities, and (iv) the aggregate of the assets (including capitalization) of all such Subsidiaries shall not exceed $5,000,000.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     "FINANCING" means, with respect to any Person, the issuance or sale by such Person of any Equity Interests, or any Indebtedness consisting of debt securities of such Person pursuant to a registered offering or private placement.

     "FIRST CHICAGO" means The First National Bank of Chicago, in its individual capacity, and its successors.

     "FIXED CHARGE COVERAGE RATIO" is defined in SECTION 7.4(D) hereof.

     "FLOATING RATE" means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day, changing as and when the Alternate Base Rate changes, PLUS the then Applicable Floating Rate Margin.

     "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

     "FLOATING RATE LOAN" means a Loan, or portion thereof, which bears interest at the Floating Rate.

     "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

     "FOREIGN INCORPORATED SUBSIDIARY" means a Subsidiary of the Borrower which is not a Domestic Incorporated Subsidiary.

     "FOREIGN PENSION PLAN" means any employee benefit plan as described in
Section 3(3) of ERISA for which the Borrower or any member of its Controlled Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Borrower, any of its Subsidiaries or any member of its Controlled Group, (ii) is not covered by ERISA pursuant to
Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

     "FOREIGN SUBSIDIARY INVESTMENT" means the sum of (a) all intercompany loans made on or after the Closing Date from either the Borrower or any Domestic Incorporated Subsidiary to any Foreign Incorporated Subsidiary (other than Ball Canada pursuant to the Manufacturing Supply Agreement and the FTB Group);
(b) all Investments made on or after the Closing Date by either the Borrower or any Domestic Incorporated Subsidiary in any Foreign Incorporated Subsidiary (other than Ball Canada pursuant to the Manufacturing Supply Agreement and the FTB Group); and (c) an amount equal to the net benefit derived by the Foreign Incorporated Subsidiaries (other than Ball Canada pursuant to the Manufacturing Supply Agreement and the FTB Group) resulting from any non-arms length transactions between the Borrower and/or any Domestic Incorporated Subsidiary, on the one hand, and such Foreign Incorporated Subsidiaries (other than Ball Canada pursuant to the Manufacturing Supply Agreement and the FTB Group), on the other hand.

     "FTB" means FTB Packaging Limited, a Hong Kong corporation, and its successors and assigns.

     "FTB GROUP" means FTB and each of its Subsidiaries, including, without limitation, MCP and each of its Subsidiaries and joint ventures.

     "GOVERNMENTAL ACTS" is defined in SECTION 3.11(a) hereof.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, provincial, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GROSS NEGLIGENCE" means recklessness, or actions taken or omitted with conscious indifference to or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to any Agent, any Arranger or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

     "GUARANTIED OBLIGATION", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person (i) guaranteeing, directly or indirectly, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof) Indebtedness of another including, without limitation, any Contractual Obligations arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or (ii) to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received (all such Contractual Obligations under this CLAUSE (ii) being "SUPPORT OBLIGATIONS"); PROVIDED, HOWEVER, notwithstanding anything herein to the contrary, any Contractual Obligation of a Person relating to a take-or-pay obligation or supply contract of such Person shall not constitute a Guarantied Obligation.

     "GUARANTORS" means each Domestic Incorporated Subsidiary (other than Ball Capital Corp.) as of the Closing Date, and each other Domestic Incorporated Subsidiary which becomes a party to the Subsidiary Guaranty pursuant to the terms of SECTIONS 7.2(K) or 7.3(G), and in each case its successors and assigns.

     "GUARANTY AGREEMENT" means that certain Guaranty Agreement of the Borrower dated as of June 15, 1989 Re: $44,938,000 8.46% Guaranteed ESOP Notes, Series A, due June 15, 1999 and $25,062,000 8.83% Guaranteed ESOP Notes, Series B, due December 15, 2001.

     "HEDGING AGREEMENTS" is defined in SECTION 7.3(Q) hereof.

     "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "HOLDERS OF SECURED OBLIGATIONS" means the holders of the Secured Obligations from time to time and shall include (i) each Lender in respect of its Loans, (ii) the Issuing Bank in respect of Reimbursement Obligations, (iii) the Agents, the Lenders, the Swing Line Bank and the Issuing Bank in respect of all other present and future obligations and liabilities of the Borrower or any of its Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iv) each Indemnitee in respect of the obligations and liabilities of the Borrower to such Person hereunder, (v) each Lender (or affiliate thereof), in respect of all Hedging Obligations of the Borrower or any of its Subsidiaries to such Lender (or such affiliate) as exchange party or counterparty under any Hedging Agreement, and (vi) their respective successors, transferees and assigns.

     "INDEBTEDNESS" of any Person means, without duplication, such Person's (a) obligations for borrowed money (other than the COLI Indebtedness), (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) Guarantied Obligations, (g) obligations with respect to letters of credit, (h) Off-Balance Sheet Liabilities and (i) Disqualified Stock as provided in SECTION 7.3(M). The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Guarantied Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured. In the case of Ball Capital Corp., Indebtedness shall include the unrecovered investment of purchasers of Receivables from Ball Capital Corp. pursuant to the Receivables Purchase Documents, and such Indebtedness shall be deemed to be funded Indebtedness for purposes of SECTION 7.1(G).

     "INDEMNIFIED MATTERS" is defined in SECTION 10.7(B) hereof.

     "INDEMNITEES" is defined in SECTION 10.7(B) hereof.

     "INITIAL ADJUSTMENT DATE" is defined in SECTION 2.14(D)(ii) hereof.

     "INTERCOMPANY INDEBTEDNESS" is defined in SECTION 10.14  hereof.

     "INTEREST EXPENSE" is defined in SECTION 7.4(A) hereof.

     "INTEREST PERIOD" means, with respect to a Eurodollar Rate Loan, a period of one (1), two (2), three (3) or six (6) months or such other period as the Borrower may request and the Lenders, in their discretion, shall agree to, commencing on a Business Day selected by the Borrower pursuant to this Agreement; PROVIDED, HOWEVER, notwithstanding anything in this Agreement to the contrary and only at the Administrative Agent's sole option, for the period from the Closing Date to the earlier of
(y) the date that is 90 days after the Closing Date and (z) the date upon which the Arrangers confirm that the loan syndication process has been completed (the "SYNDICATION PERIOD"), "Interest Period" means, with respect to a Eurodollar Rate Loan, a period of seven (7) days, provided that during the Syndication Period all Interest Periods shall end on the same day. Other than during the Syndication Period, such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter (or as agreed); PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest
Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "INVENTORY" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Borrower or any of its Subsidiaries, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of the Borrower or any of its Subsidiaries, and shall include all right, title and interest of the Borrower or any of its Subsidiaries in any property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Borrower or any of its Subsidiaries.

     "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person and (ii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business; PROVIDED, HOWEVER, notwithstanding anything herein to the contrary, any Contractual Obligation of a Person relating to a take-or-pay obligation or supply contract of such Person shall not constitute an Investment by such Person in the other party to such contract.

     "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

     "ISSUING BANKS" means First Chicago; Bank of America National Trust and Savings Association; ABN AMRO Bank, N.V.; Bank of Tokyo -- Mitsubishi Ltd., Chicago Branch; Wachovia Bank; and any other Lender which, at the Borrower's request, agrees, in each such Lender's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit, and their respective successors and assigns, in each case in such Lender's separate capacity as an issuer of Letters of Credit pursuant to ARTICLE III hereof. The designation of any Lender as an Issuing Bank after the date hereof shall be subject to the prior written consent of the Administrative Agent.

     "LATASA" means Latas de Alumino, S.A., a corporation organized under the laws of Brazil.

     "LATASA ACQUISITION" means the Acquisition of the "Latasa Assets" (as defined in the Asset Purchase Agreement).

     "L/C DOCUMENTS" is defined in SECTION 3.4 hereof.

     "L/C DRAFT" means a draft drawn on an Issuing Bank pursuant to a Letter of Credit.

     "L/C INTEREST" is defined in SECTION 3.6 hereof.

     "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of
(i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, and (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time.

     "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "LENDING INSTALLATION" means, with respect to a Lender or Agent, any office, branch, subsidiary or affiliate of such Lender or Agent.

     "LETTER OF CREDIT" means the letters of credit to be issued by the Issuing Banks pursuant to SECTION 3.1 hereof.

     "LEVERAGE RATIO" is defined in SECTION 7.4(C) hereof.

     "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "LOAN(S)" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to SECTION 2.2 hereof and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to SECTION 2.3 hereof, and collectively all Revolving Loans and Swing Line Loans, whether made or continued as or converted to Floating Rate Loans or Eurodollar Rate Loans.

     "LOAN ACCOUNT" is defined in SECTION 2.13(a) hereof.

     "LOAN DOCUMENTS" means this Agreement, the L/C Documents, the Collateral Documents, the Subsidiary Guaranty, the Canadian Subordination Agreement and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

     "LONG-TERM CREDIT AGREEMENT" means that certain Long-Term Credit Agreement, dated as of August 10, 1998 among the borrower, the agents, the arrangers and the financial institutions from time to time parties thereto as lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "MANUFACTURING SUPPLY AGREEMENT" means that certain Manufacturing Supply Agreement, dated as of January 1, 1994, by and between Ball Canada and Ball Metal Packaging Sales Corp., a Colorado corporation and successor by assignment to the Borrower, as amended, restated, supplemented and otherwise modified as of the date hereof.

     "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation
U.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents, or (c) the ability of the Lenders or the Agents to enforce the Obligations or their rights with respect to the Collateral.

     "MATERIAL FOREIGN SUBSIDIARY" means (i)Ball Canada, (ii) FTB (but not any other member of the FTB Group), (iii) upon the consummation of the Latasa Acquisition, Latasa and (iv) any other direct or indirect Foreign Incorporated Subsidiary of the Borrower (but not any member of the FTB Group other than FTB), the Consolidated Assets (directly and together with its Subsidiaries) of which are, at any time, greater than $50,000,000.

     "MATERIAL SUBSIDIARY" means any Domestic Incorporated Subsidiary or Material Foreign Subsidiary.

     "MCP" means M.C. Packaging (Hong Kong) Limited, a Hong Kong corporation, and its successors and assigns.

     "MINORITY INTEREST" shall mean owning or holding less than a majority of the outstanding Voting Stock of any Person.

     "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Borrower or any member of the Controlled Group.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale or Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale) or Financing, after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions and other fees and expenses related to such Asset Sale or Financing, and (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness) or Financing consisting of Permitted Refinancing Indebtedness; and (b) cash payments in respect of any Indebtedness, Equity Interest or other consideration received by such Person or any Subsidiary of such Person from such Asset Sale upon receipt of such cash payments by such Person or such Subsidiary.

     "NEW SUBSIDIARY" is defined in SECTION 7.3(G) hereof.

     "NON PRO RATA LOAN" is defined in SECTION 9.2 hereof.

     "NOTICE OF ASSIGNMENT" is defined in SECTION 13.3(B) hereof.

     "OBLIGATIONS" means all Loans, Letters of Credit, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any Agent, any Lender, any affiliate of any Agent or any Lender, the Swing Line Bank, any Arranger, any Issuing Bank, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the L/C Documents, the Collateral Documents or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

     "OFF-BALANCE SHEET LIABILITIES" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, including, without limitation, under the Receivables Purchase Documents, (b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such Person or any of its Subsidiaries under any financing lease or so-called "synthetic" lease transaction, including, without limitation, the Synthetic Leases, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

     "OTHER TAXES" is defined in SECTION 2.14(E)(ii) hereof.

     "PARTICIPANTS" is defined in SECTION 13.2(A) hereof.

     "PAYMENT DATE" means the last Business Day of each fiscal quarter of the Borrower.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERMITTED ACQUISITION" is defined in SECTION 7.3(G)(iii) hereof.

     "PERMITTED ADDITIONAL SUBORDINATED INDEBTEDNESS" is defined in SECTION 7.3(A)(vii) hereof.

     "PERMITTED EXISTING GUARANTIED OBLIGATIONS" means the Guarantied Obligations of the Borrower and its Subsidiaries identified as such on SCHEDULE
1.1.2 to this Agreement.

     "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.1.3 to this Agreement.

     "PERMITTED EXISTING INVESTMENTS" means the Investments of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.1.4 to this Agreement.

     "PERMITTED EXISTING LIENS" means the Liens on assets of the Borrower and its Subsidiaries identified as such on SCHEDULE 1.1.5 to this Agreement, together with Liens on the assets of the Borrower and its Subsidiaries arising out of the replacement, extension or renewal of any Permitted Existing Lien, upon or in the same property and securing the same amount of Indebtedness, in each case, in connection with any Permitted Refinancing Indebtedness incurred in respect of the original Indebtedness secured thereby.

     "PERMITTED FOREIGN SUBSIDIARY INVESTMENT AMOUNT" means the sum of (i) $25,000,000 PLUS (ii) Investments in Foreign Incorporated Subsidiaries made in compliance with SECTION 7.3(D)(xv).

     "PERMITTED PURCHASE MONEY INDEBTEDNESS" is defined in SECTION 7.3(A)(xii) hereof.

     "PERMITTED RECEIVABLES TRANSFER" means (i) a sale or other transfer by Ball Metal Food Container Corp., a Delaware corporation, Ball Plastic Container Corp., a Colorado corporation, and BMBCC to Ball Capital Corp. of "Receivables" and "Related Security" under and as such terms are defined in the Receivables Sale Agreement, in accordance with the terms of the Receivables Sale Agreement and/or (ii) a sale by Ball Capital Corp. to purchasers in accordance with the terms of the Receivables Purchase Agreement.

     "PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, refinancing or extension of any Indebtedness (other than the Subordinated Notes) permitted by this Agreement that (i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended,
(ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, subordination, events of default and remedies) materially less favorable to the Borrower and its Subsidiaries, taken as a whole, or to the Lenders, taken as a whole, than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

     "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

     "PLEDGE AGREEMENTS" means each of (a) those certain Pledge Agreements of even date herewith executed by the Borrower in favor of the Administrative Agent, (b) that certain Share Security Deed of even date herewith executed by the Borrower in favor of the Administrative Agent, (c) that certain Pledge Agreement of even date herewith executed by Ball Packaging Corp., a Colorado corporation, in favor of the Administrative Agent, (d) that certain Pledge Agreement of even date herewith executed by Ball Glass Container Corporation, a Delaware corporation, in favor of the Administrative Agent, (e) that certain Pledge Agreement of even date herewith executed by BMBCC, in favor of the Administrative Agent, (f) that certain Pledge Agreement of even date herewith executed by Ball Technologies Holdings Corp., a Colorado corporation, in favor of the Administrative Agent, (g) that certain Pledge Agreement of even date herewith executed by Ball Aerospace & Technologies Corp., a Delaware corporation, in favor of the Administrative Agent, (h) that certain Pledge Agreement of even date herewith executed by RCAL Cans, Inc., a Delaware corporation, in favor of the Administrative Agent and (i) each other Pledge Agreement executed pursuant to the terms of SECTION 7.2(K), in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "PRELIMINARY FINANCIALS" is defined in SECTION 2.14(D)(ii) hereof.

     "PRELIMINARY FINANCIAL COMPLIANCE CERTIFICATE" is defined in SECTION 2.14(D)(ii) hereof.

     "PRELIMINARY FINANCIAL PACKAGE" is defined in SECTION 2.14(D)(ii) hereof.

     "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) such Lender's Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Revolving Loan Commitment at such time; PROVIDED, HOWEVER, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing
(x) the sum of (A) such Lender's Revolving Loans, PLUS (B) such Lender's share of the obligations to purchase participations in Swing Line Loans and Letters of Credit, by (y) the sum of (A) the aggregate outstanding amount of all Revolving Loans, PLUS (B) the aggregate outstanding amount of all Swing Line Loans and all Letters of Credit.

     "PURCHASERS" is defined in SECTION 13.3(A) hereof.

     "RATE OPTION" means the Eurodollar Rate or the Floating Rate.

     "RATIONALIZATION COST" means any cash rationalization cost with respect to the Reynolds Acquisition as evidenced by the reduction of the relevant balance sheet liability of the Borrower in accordance with Agreement Accounting Principles.

     "RECEIVABLE(S)" means and includes all of the Borrower's and its Subsidiaries' presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower and its Subsidiaries to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit; PROVIDED, HOWEVER, that Receivables that are transferred to Ball Capital Corp. pursuant to a Permitted Receivables Transfer shall be deemed not to be Receivables hereunder, until such time, if any, as any such Receivables are repurchased by or otherwise transferred to Ball Metal Food Container Corp., Ball Plastic Container Corp., and BMBCC pursuant to the terms of the Receivables Sale Agreement or otherwise.

     "RECEIVABLES PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement dated as of December 29, 1997, among Ball Capital Corp., as seller, the Borrower, as servicer, Old Line Funding Corp., a Delaware corporation, as buyer, and Royal Bank of Canada, as agent, as such agreement may be amended, restated or otherwise modified from time to time in accordance with the terms hereof, or any replacement or substitution therefor.

     "RECEIVABLES PURCHASE DOCUMENTS" means the Receivables Sale Agreement and the Receivables Purchase Agreement.

     "RECEIVABLES SALE AGREEMENT" means that certain Originator Purchase Agreement dated as of December 29, 1997, between Ball Metal Food Container Corp., a Delaware corporation, Ball Plastic Container Corp., a Colorado corporation, and BMBCC and Ball Capital Corp., pursuant to which Ball Metal Food Container Corp., a Delaware corporation, Ball Plastic Container Corp., a Colorado corporation, and BMBCC shall sell to Ball Capital Corp. all of its "Receivables" and "Related Security" (as such terms are defined therein), as such agreement may be amended, restated or otherwise modified from time to time in accordance with the terms hereof, or any replacement or substitution therefor.

     "REGISTER" is defined in SECTION 13.3(C) hereof.

     "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks and nonbank, nonbroker lenders for the purpose of purchasing or carrying Margin Stock.

     "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

     "REIMBURSEMENT OBLIGATION" is defined in SECTION 3.7 hereof.

     "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

     "REMEDIAL ACTION" means any action required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
(ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) perform pre-remedial studies and investigations and post remedial care.

     "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property but does not include any amounts payable under Capitalized Leases of such Person.

     "REPLACEMENT LENDER" is defined in SECTION 2.19 hereof.

     "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, PROVIDED, HOWEVER, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); PROVIDED, HOWEVER, that, if any of the Lenders shall have failed to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrower, or any Swing Line Loan as requested by the Administrative Agent, which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Revolving Loan Pro Rata Shares of such Revolving Loans or Swing Line Loans has not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; PROVIDED FURTHER, HOWEVER, that, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are greater than fifty percent (50%).

     "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

     "RESERVES" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

     "RESTRICTED INVESTMENT" means any Investment other than an Investment permitted by SECTION 7.3(D) (other than CLAUSE (xii) thereof).

     "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Borrower now or hereafter outstanding, except a dividend payable solely in the Borrower's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness prior to the stated maturity thereof, other than the Obligations and other than with the proceeds of Permitted Refinancing Indebtedness, and (iv) any Restricted Investment.

     "RESTRICTED SUBSIDIARY" is defined in SECTION 10.14 hereof.

     "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Aggregate Revolving Loan Commitment at such time exceeds the Revolving Credit Obligations at such time.

     "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of
(i) the outstanding principal amount of the Revolving Loans at such time, PLUS
(ii) the outstanding principal amount of the Swing Line Loans at such time, PLUS
(iii) the L/C Obligations at such time.

     "REVOLVING LOAN" is defined in SECTION 2.2(a) hereof.

     "REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit not exceeding the amount set forth on EXHIBIT A to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or on
Schedule 1 of the assignment and acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

     "REVOLVING LOAN PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) the then aggregate amount of such Lender's Revolving Loan Commitment (as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Revolving Loan Commitment at such time; PROVIDED, HOWEVER, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Revolving Loan Pro Rata Share" means the percentage obtained by dividing (x) the sum of (A) such Lender's Revolving Loans, PLUS (B) such Lender's share of the obligations to purchase participations in Swing Line Loans and Letters of Credit, by (y) the sum of (A) the aggregate outstanding amount of all Revolving Loans, PLUS (B) the aggregate outstanding amount of all Swing Line Loans and all Letters of Credit.

     "REVOLVING LOAN TERMINATION DATE" means August 8, 1999, or any subsequent date to which the Revolving Loan Termination Date may have been extended pursuant to the terms of SECTION 2.18.

     "REYNOLDS" means Reynolds Metals Company, a Delaware corporation.

     "REYNOLDS ACQUISITION" means the acquisition by the Borrower and certain of its Subsidiaries of certain of the assets and liabilities of the aluminum beverage-can manufacturing business of Reynolds and its Affiliates on the terms and conditions set forth in that certain Asset Purchase Agreement ("ASSET PURCHASE AGREEMENT") dated as of April 22, 1998, as amended through the Closing Date, by and among the Borrower, BMBCC and Reynolds.

     "REYNOLDS ACQUISITION DOCUMENTS" means the Asset Purchase Agreement and all other documents, instruments and agreements entered into by the Borrower or any of its Subsidiaries in connection with the Reynolds Acquisition.

     "REYNOLDS GROUP" is defined in SECTION 6.4(B).

     "RISK-BASED CAPITAL GUIDELINES" is defined in SECTION 4.2.

     "SEC" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

     "SECURED OBLIGATIONS" means, collectively, (i) the Obligations and (ii) all Hedging Obligations owing under Hedging Agreements to any Lender or any Affiliate of any Lender.

     "SENIOR NOTE INDENTURE" means that certain Indenture dated as of August 10, 1998, between the Borrower and The Bank of New York, as Trustee, as amended, supplemented or modified in accordance with SECTION 7.3(R) hereof.

     "SENIOR NOTES" means those certain Senior Notes due 2006, issued by the Borrower in the aggregate principal amount of $300,000,000 pursuant to the Senior Note Indenture, as amended, supplemented or modified in accordance with
SECTION 7.3(R) hereof, which term shall include and shall constitute the notes issued in exchage therefor as contemplated by the Senior Note Indenture.

     "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group that is not a Multiemployer Plan.

     "SOLVENT" shall mean, when used with respect to any Person, that at the time of determination:

          (i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

          (ii) it is then able and expects to be able to pay its debts as they mature; and

          (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can reasonably be expected to become an actual or matured liability.

     "SUBORDINATED INDEBTEDNESS" means, (i) the Subordinated Notes and (ii) any Permitted Additional Subordinated Indebtedness.

     "SUBORDINATED NOTE INDENTURE" means that certain Indenture dated as of August 10, 1998, between the Borrower and The Bank of New York, as Trustee, as amended, supplemented or modified in accordance with SECTION 7.3(R) hereof.

     "SUBORDINATED NOTES" means those certain Senior Subordinated Notes due 2008, issued by the Borrower in the aggregate principal amount of $250,000,000 pursuant to the Subordinated Note Indenture, as amended, supplemented or modified in accordance with SECTION 7.3(R) hereof, which term shall include and shall constitute the notes issued in exchage therefor as contemplated by the Subordinated Note Indenture.

     "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding Voting Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the Voting Stock of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower and any references to Subsidiaries of the Borrower shall not include: (a) any member of the FTB
Group or (b) any Excluded Subsidiary.

     "SUBSIDIARY GUARANTY" means the Guarantee Agreement of even date herewith entered into by each of the Guarantors in favor of the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "SUPPORT OBLIGATIONS" is defined in the definition of "GUARANTIED OBLIGATIONS".

     "SWING LINE BANK" means First Chicago or any other Lender as a successor Swing Line Bank.

     "SWING LINE COMMITMENT" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of $15,000,000 at any one time outstanding.

     "SWING LINE LOAN" means a Loan made available to the Borrower by the Swing Line Bank pursuant to SECTION 2.3 hereof.

     "SYNDICATION AGENT" means Bank of America National Trust and Savings Association, in its capacity as syndication agent for the loan transaction evidenced by this Agreement, together with its successors and assigns.

     "SYNDICATION PERIOD" is defined in the definition of "Interest Period".

     "SYNTHETIC LEASES" means each of (i) that certain Participation Agreement, dated as of September 27, 1996, among Ball Plastic Container Corp., and Ball 1996-A Equipment Trust, the guarantors parties thereto, the certificate purchasers parties thereto, Royal Bank of Canada, as agent, and PNC Bank, Ohio, National Association, as bank and certificate trustee, and the Lease Agreement related thereto, (ii) that certain Participation Agreement, dated as of September 27, 1996, among Ball Aerospace & Technologies Corp., as lessee, Lease Plan North America, Inc., as lessor, ABN AMRO Bank N.V., Chicago Branch, as participant, and ABN AMRO Bank N.V., Chicago Branch, as agent, and the Master Lease related thereto, and (iii) that certain Participation Agreement, dated as of November 15, 1996, among Ball Plastic Container Corp., as lessee, Lease Plan North America, Inc., as lessor, ABN AMRO Bank N.V., Chicago Branch, as agent and participant, and the Master Lease related thereto, in each case, as amended as of the date hereof.

     "TAX ALLOCATION AGREEMENT" means the State Tax Sharing Agreement among the Borrower and its Subsidiaries, dated as of December 1, 1990, as amended, modified, supplemented or restated from time to time in compliance with the terms of this Agreement.

     "TAXES" is defined in SECTION 2.14(E)(i) hereof.

     "TERMINATION DATE" means the earlier of (a) the Revolving Loan Termination Date, and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to SECTION 2.6 hereof or the Revolving Loan Commitments pursuant to SECTION 9.1 hereof.

     "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or Foreign Pension Plan; (v) any event or condition which would constitute grounds under Section 4042 of ERISA (other than subparagraph (a)(4) of such Section) for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) that a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan in place of the existing administrator; or (vii) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan or Foreign Pension Plan.

     "THIRD-PARTY PAYMENTS" is defined in SECTION 7.3(F)(iii) hereof.

     "TOTAL DEBT" is defined in SECTION 7.4(a) hereof.

     "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrower or any of its Subsidiaries in connection with the execution, delivery and performance of the Transaction Documents, the issuance of the Senior Notes and the Subordinated Notes, the extinguishment of term Indebtedness existing immediately prior to the Closing Date, and the consummation of the Reynolds Acquisition.

     "TRANSACTION DOCUMENTS" means the Loan Documents, the Reynolds Acquisition Documents, and the documents executed in connection with the Subordinated Notes and the Senior Notes.

     "TRANSFEREE" is defined in SECTION 13.5 hereof.

     "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Rate Loan.

     "UNFUNDED LIABILITIES" means (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

     "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "VOTING STOCK" means stock or similar interests of any class or classes (however designated), the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of a corporation or other Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "WHOLLY-OWNED SUBSIDIARY" means any member of the Ball Corporate Group 100% of the Capital Stock and other Equity Interests of which is directly or indirectly owned by the Borrower (other than director's qualifying shares).

     "YEAR 2000 ISSUES" means, with respect to any Person, anticipated costs, problems and uncertainties associated with the inability of certain computer applications and imbedded systems to effectively handle data, including dates, prior to, on and after January 1, 2000, as it affects the business, operations, and financial condition of such Person, and such Person's customers, suppliers and vendors.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

     1.2 REFERENCES. Any references to Subsidiaries of the Borrower set forth herein shall (i) with respect to representations and warranties which deal with historical matters be deemed to include the Borrower and its Subsidiaries, together with the businesses acquired pursuant to the Reynolds Acquisition; and
(ii) shall not in any way be construed as consent by any Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

     1.3 CURRENCY EQUIVALENTS. If at the time of determination of any amount hereunder, such amount shall be in a currency other than U.S. Dollars, such amount shall be deemed to be equal to the Dollar Amount thereof.


ARTICLE II:  THE REVOLVING LOAN FACILITIES

     2.1. [RESERVED].

     2.2 REVOLVING LOANS. (a) Upon the satisfaction of the conditions precedent set forth in SECTIONS 5.1 and 5.2, as applicable, from and including the date of this Agreement and prior to the

Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time, in Dollars, in an amount not to exceed such Lender's Revolving Loan Pro Rata Share of Revolving Credit Availability at such time (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS"); PROVIDED, HOWEVER, at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made on the Closing Date or on or before the third (3rd) Business Day thereafter shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in SECTION 2.10 and subject to the other conditions and limitations therein set forth, set forth in this ARTICLE II and set forth in the definition of Interest Period. Revolving Loans made after the third
(3rd) Business Day after the Closing Date shall be, at the option of the Borrower, selected in accordance with SECTION 2.10, either Floating Rate Loans or Eurodollar Rate Loans. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this SECTION 2.2 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Revolving Loan Pro Rata Share.

     (b) BORROWING/CONVERSION/CONTINUATION NOTICE. The Borrower shall deliver to the Administrative Agent a Borrowing/Conversion/Continuation Notice, signed by it, in accordance with the terms of SECTION 2.8. The Administrative Agent shall promptly notify each Lender with a Revolving Loan Commitment greater than zero of such request.

     (c) MAKING OF REVOLVING LOANS. Promptly after receipt of the Borrowing/Conversion/Continuation Notice under SECTION 2.8 in respect of Revolving Loans, the Administrative Agent shall notify each Lender with a Revolving Loan Commitment greater than zero by telex or telecopy, or other similar form of transmission, of the requested Revolving Loan. Each Lender with a Revolving Loan Commitment greater than zero shall make available its Revolving Loan in accordance with the terms of SECTION 2.7. The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent's office in Chicago, Illinois on the applicable Borrowing Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Borrowing/Conversion/Continuation Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.

     2.3 SWING LINE LOANS. (a) AMOUNT OF SWING LINE LOANS. Upon the satisfaction of the conditions precedent set forth in SECTION 5.1 and 5.2, as applicable, from and including the date of this Agreement and prior to the Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Borrower from time to time, in Dollars, in an amount not to exceed the Swing Line Commitment (each, individually, a "SWING LINE LOAN" and collectively, the "SWING LINE LOANS"); PROVIDED, HOWEVER, at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment; and PROVIDED, FURTHER, that at no time shall the sum of (a) the outstanding amount of the Swing Line Loans, PLUS (b) the outstanding amount of Revolving Loans made by the Swing Line Bank pursuant to SECTION 2.2 (after giving effect to any concurrent repayment of Loans), exceed the Swing Line Bank's Revolving Loan Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.

     (b) BORROWING/CONVERSION/CONTINUATION NOTICE. The Borrower shall deliver to the Administrative Agent and the Swing Line Bank a Borrowing/Conversion/Continuation Notice, signed by it, not later than 1:00 p.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day and which may be the same date as the date the Borrowing/Conversion/Continuation Notice is given), (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $1,000,000 and (iii) instructions for the disbursement of the proceeds of such Swing Line Loan. The Swing Line Loans shall at all times be Floating Rate Loans. The Administrative Agent shall promptly notify the Swing Line Bank of such request.

     (c) MAKING OF SWING LINE LOANS. Promptly after receipt of the Borrowing/Conversion/Continuation Notice under SECTION 2.3(b) in respect of Swing Line Loans, the Administrative Agent shall notify the Swing Line Bank by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 3:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Chicago, Illinois to the Administrative Agent at its address specified pursuant to ARTICLE XIV. The Administrative Agent will promptly make the funds so received from the Swing Line Bank available to the Borrower on the Borrowing Date at the Administrative Agent's aforesaid address and shall disburse such funds in accordance with the Borrower's disbursement instructions set forth in the related Borrowing/Conversion/Continuation Notice.

     (d) REPAYMENT OF SWING LINE LOANS. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount of $1,000,000 and increments of $100,000 in excess thereof, any portion of the outstanding Swing Line Loans, upon notice to the Administrative Agent and the Swing Line Bank. In addition, the Administrative Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Bank) to make a Revolving Loan in the amount of such Lender's Revolving Loan Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the date of any notice from the Administrative Agent to the Lenders received pursuant to this SECTION 2.3(d), each Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available in Chicago, Illinois to the Administrative Agent at its address specified pursuant to ARTICLE XIV. Revolving Loans made pursuant to this
SECTION 2.3(d) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in SECTION 2.10 and subject to the other conditions and limitations therein set forth and set forth in this ARTICLE II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in SECTIONS 5.1 and 5.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this SECTION 2.3(d) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person, (B) the occurrence and continuance of a Default or Unmatured Default, (C) any adverse change in the condition (financial or otherwise) of the Borrower, or (D) any other circumstance, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this
SECTION 2.3(d), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this SECTION 2.3(d), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

     2.4 RATE OPTIONS FOR ALL ADVANCES. The Swing Line Loans shall be Floating Rate Loans at all times. The Revolving Loans may be Floating Rate Loans or Eurodollar Rate Loans, or a combination thereof, selected by the Borrower in accordance with SECTION 2.10; PROVIDED, HOWEVER, notwithstanding anything herein to the contrary, the Borrower may not without the Administrative Agent's consent select, convert or continue any Loans as Eurodollar Rate Loans during the Syndication Period; and, PROVIDED, FURTHER, that, in the event that the Administrative Agent consents to the selection, conversion or continuation of any Loans as Eurodollar Rate Loans during the Syndication Period, the Borrower may not select Interest Periods for Eurodollar Rate Advances made during the Syndication Period which exceed seven (7) days and all Interest Periods with respect to all such Eurodollar Rate Advances made, converted or continued during the Syndication Period shall be required to expire on the same date. The Borrower may select, in accordance with SECTION 2.10, Rate Options and Interest Periods applicable to portions of the Revolving Loans; PROVIDED that there shall be no more than twelve (12) Interest Periods in effect with respect to all of the Loans at any time.

     2.5  OPTIONAL PAYMENTS; MANDATORY PREPAYMENTS.

     (A) OPTIONAL PAYMENTS. The Borrower may from time to time and at any time repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances. Eurodollar Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in SECTION 4.4, PROVIDED, that the Borrower may not so prepay Eurodollar Rate Advances unless it shall have provided at least one (1) Business Day's prior written notice to the Administrative Agent of such prepayment. Voluntary prepayments of the Revolving Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

     (B)  MANDATORY PREPAYMENTS.

     (i) MANDATORY PREPAYMENTS OF REVOLVING LOANS. If at any time and for any reason the Revolving Credit Obligations are greater than the Aggregate Revolving Loan Commitment, the Borrower shall immediately make a mandatory prepayment of the Revolving Credit Obligations in an amount equal to such excess.

     (ii) Subject to the preceding provisions of this SECTION 2.5(B), all of the mandatory prepayments made under this SECTION 2.5(B) shall be applied first to the applicable Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity.

     2.6 REDUCTION OF REVOLVING LOAN COMMITMENTS. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least one (1) Business Day's written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; PROVIDED, HOWEVER, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate outstanding principal amount of the outstanding Revolving Credit Obligations. All accrued commitment fees due and payable pursuant to SECTION 2.15(c) shall be payable on the effective date of any termination of the obligations of the Lenders to make Revolving Loans hereunder.

     2.7 METHOD OF BORROWING. Not later than 2:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to ARTICLE XIV.

     2.8 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice in substantially the form of EXHIBIT B hereto (a "BORROWING/CONVERSION/CONTINUATION NOTICE") not later than 11:00 a.m. (Chicago time) (a) on or before the Borrowing Date of each Floating Rate Advance and (b) three Business Days before the Borrowing Date for each Eurodollar Rate Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance, in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate, changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance; PROVIDED, that the Eurodollar Rate applicable to any Eurodollar Rate Advance shall change when and as the Applicable Eurodollar Rate Margin changes.

     2.9 MINIMUM AMOUNT OF EACH ADVANCE. Each Advance (other than an Advance to repay Swing Line Loans pursuant to SECTION 2.3(d) or a Reimbursement Obligation pursuant to SECTION 3.7) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), PROVIDED, HOWEVER, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment.

     2.10 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR CONVERSION AND CONTINUATION OF ADVANCES.

     (A) RIGHT TO CONVERT. The Borrower may elect from time to time, subject to the provisions of SECTION 2.4 and this SECTION 2.10, to convert all or any part of a Loan of any Type into any other Type or Types of Loans; PROVIDED that any conversion of any Eurodollar Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

     (B) AUTOMATIC CONVERSION AND CONTINUATION. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Loans. Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have given the Administrative Agent notice in accordance with SECTION 2.10(D) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.

     (C) NO CONVERSION POST-DEFAULT OR POST-UNMATURED DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.10(A) or SECTION 2.10(B), no Loan may be converted into or continued as a Eurodollar Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

     (D) BORROWING/CONVERSION/CONTINUATION NOTICE. The Borrower shall give the Administrative Agent irrevocable notice, in substantially the form of a Borrowing/Conversion/Continuation Notice, of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 11:00 a.m. (Chicago time) three Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

     2.11 DEFAULT RATE. After the occurrence and during the continuance of a Default, at the option of the Administrative Agent or at the direction of the Required Lenders, the interest rate(s) applicable to the Obligations and the fees payable under SECTION 3.9 with respect to Letters of Credit shall be increased by two percent (2.0%) per annum above the Floating Rate or Eurodollar Rate, as applicable, or, if such increase results in the violation of applicable usury law, shall be increased to the maximum interest rate allowed under such usury law.

     2.12 METHOD OF PAYMENT. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Administrative

Agent at the Administrative Agent's address specified pursuant to ARTICLE XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by (x) 1:00 p.m. (Chicago time) with respect to each Swing Line Loan and (y) 12:00 noon (Chicago time) with respect to all other Loans, in each case, on the date when due and shall be made ratably among the Swing Line Banks and the Lenders, as applicable (unless such amount is not to be shared ratably in accordance with the terms hereof). Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to
ARTICLE XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Borrower authorizes the Administrative Agent to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

     2.13  EVIDENCE OF DEBT, TELEPHONIC NOTICES.

     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (c)  The entries made in the accounts maintained pursuant to SUBSECTIONS
(a) or (b) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (d) Any Lender may request that the Revolving Loans made by it each be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note for such Loans payable to the order of such Lender and in a form approved by the Administrative Agent and consistent with the terms of this Agreement. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to SECTION 13.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

     (e) The Borrower authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be an Authorized Officer acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an

Authorized Officer of the Borrower. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. In case of disagreement concerning such notices, if the Administrative Agent has recorded telephonic borrowing notices, such recordings will be made available to the Borrower upon the Borrower's request therefor.

     2.14 PROMISE TO PAY; INTEREST AND COMMITMENT FEES; INTEREST PAYMENT DATES; INTEREST AND FEE BASIS; TAXES; LOAN AND CONTROL ACCOUNTS.

     (A) PROMISE TO PAY. The Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay when due all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents.

     (B) INTEREST PAYMENT DATES. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Loan is prepaid, whether due to acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears
(i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

     (C) COMMITMENT FEES. (i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Revolving Loan Pro Rata Shares, from and after the Closing Date until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a commitment fee accruing at the rate of the Applicable Commitment Fee Percentage, on the average daily closing amount (as of 2:00 p.m. (Chicago time)) by which (A) the Aggregate Revolving Loan Commitment in effect from time to time exceeds (B) the Revolving Credit Obligations (excluding the outstanding principal amount of the Swing Line Loans) in effect from time to time. All such commitment fees payable under this CLAUSE (C) shall be payable quarterly in arrears on the last day of each fiscal quarter of the Borrower occurring after the Closing Date (with the first such payment being calculated for the period from the Closing Date and ending on September 30, 1998), and, in addition, on the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole.

     (ii) The Borrower agrees to pay to the Administrative Agent for the sole account of the Agents and the Arrangers (unless otherwise agreed between the Administrative Agent, the other Agents and the Arrangers and any Lender) the fees set forth in the letter agreement between the Agents, the Arrangers and the Borrower, dated April 22, 1998, payable at the times and in the amounts set forth therein.

     (iii) The Borrower agrees to pay to the Administrative Agent for its sole account the fees set forth in the letter agreement between the Administrative Agent and the Borrower, dated April 22, 1998, payable at the times and in the amounts set forth therein.

     (D) INTEREST AND FEE BASIS; APPLICABLE FLOATING RATE MARGINS; APPLICABLE EURODOLLAR MARGINS AND APPLICABLE COMMITMENT FEE PERCENTAGE.

     (i) Interest on Floating Rate Loans and the commitment fee payable under
SECTION 2.14(C) shall be calculated for actual days elapsed on the basis of a 365/366-day year. All other interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     (ii) The Applicable Floating Rate Margins, Applicable Eurodollar Margins and Applicable Commitment Fee Percentage shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Leverage Ratio as described in this SECTION 2.14(D)(ii):

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                     APPLICABLE
                                                                     COMMITMENT
                    APPLICABLE FLOATING     APPLICABLE EURODOLLAR       FEE
                        RATE MARGINS               MARGINS           PERCENTAGE
                    ----------------------------------------------
                      REVOLVING LOANS          REVOLVING LOANS
  LEVERAGE RATIO
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Greater than or
 equal to 4.75 to          0.75%                    1.75%              0.325%
        1.0
--------------------------------------------------------------------------------
  Greater than or
 equal to 4.25 to          0.50%                    1.50%              0.325%
   1.0 and less
   than 4.75 to
        1.0
--------------------------------------------------------------------------------
  Greater than or
 equal to 3.75 to          0.25%                    1.25%              0.250%
   1.0 and less
 than 4.25 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                     APPLICABLE
                                                                     COMMITMENT
                    APPLICABLE FLOATING     APPLICABLE EURODOLLAR       FEE
                        RATE MARGINS               MARGINS           PERCENTAGE
                    ----------------------------------------------
                      REVOLVING LOANS          REVOLVING LOANS
  LEVERAGE RATIO
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  Greater than or
 equal to 3.25 to          0.00%                     1.00%             0.250%
   1.0 and less
 than 3.75 to 1.0
--------------------------------------------------------------------------------

  Greater than or
 equal to 2.75 to          0.00%                     .875%             0.200%
   1.0 and less
 than 3.25 to 1.0
--------------------------------------------------------------------------------

  Less than 2.75
      to 1.0               0.00%                     .750%             0.150%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

For purposes of this SECTION 2.14(D)(ii), the Leverage Ratio shall be determined as of the last day of each fiscal quarter based upon (a) for Total Debt, Total Debt as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a PRO FORMA basis using historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment. Except as provided in CLAUSE (iii) below, upon receipt of (x)(i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of each fiscal quarter for each fiscal year and the related consolidated statements of income, stockholder's equity and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, together with consolidating schedules, in form and substance sufficient to calculate the financial covenants set forth in SECTIONS 7.3(A) through (G), 7.3(L), 7.3(T) and 7.4; and (ii) the consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidating statements of income of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, in each case, prepared in a manner consistent with past practice (collectively, the "PRELIMINARY FINANCIALS"), and (y) a compliance certificate signed by the chief financial officer or treasurer of the Borrower substantially in the form of EXHIBIT H attached hereto and made a part hereof, which demonstrates compliance with the provisions of SECTION 7.4 (a "PRELIMINARY FINANCIAL COMPLIANCE CERTIFICATE", and together with the Preliminary Financials, the "PRELIMINARY FINANCIAL PACKAGE") for each quarter of each fiscal year, the Applicable Floating Rate Margins, Applicable Eurodollar Margins and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Administrative Agent's receipt of such Preliminary Financial Package (the "INITIAL ADJUSTMENT DATE"); PROVIDED, that, if upon receipt of the

Borrower's financial statements delivered pursuant to SECTION 7.1(A)(i) for the first three quarters of each fiscal year and pursuant to SECTION 7.1(A)(ii) for the fourth quarter of each fiscal year, such financial statements indicate that the Leverage Ratio as of such fiscal quarter end or fiscal year end, as applicable, was higher or lower, as applicable, than the Leverage Ratio set forth in the Preliminary Financial Compliance Certificate for such fiscal quarter or fiscal year, as applicable, then an appropriate adjustment to the Applicable Floating Rate Margins, Applicable Eurodollar Margins and Applicable Commitment Fee Percentage shall be made (x) in the case of an adjustment upward, retroactively to the Initial Adjustment Date and the Borrower shall pay adjusted interest and commitment fees to the Administrative Agent for the account of the applicable Lenders for the period from the effective date of such initial adjustment based upon such Preliminary Financial Compliance Certificate to the date of such subsequent adjustment based upon such financial statements, such payment to be made not later than five (5) Business Days following delivery of such financial statements, and (y) in the case of an adjustment downward, retroactively to the Initial Adjustment Date, and an appropriate reduction to the Applicable Floating Rate Margins, Applicable Eurodollar Margins and Applicable Commitment Fee Percentage for the next succeeding fiscal quarter shall be made such that the Borrower shall pay adjusted interest and commitment fees to the Administrative Agent for the account of the applicable Lenders for such next succeeding fiscal quarter in an amount equal to (i) the then due and payable interest and commitment fees for such next succeeding fiscal quarter MINUS (ii) the excess payment made during the period from the effective date of such initial adjustment based upon such Preliminary Financial Compliance Certificate to the date of such subsequent adjustment based upon such financial statements; PROVIDED, FURTHER, that if the Borrower shall not have timely delivered its financial statements in accordance with
SECTION 7.1(A)(i) or SECTION 7.1(A)(ii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Floating Rate Margins, Applicable Eurodollar Margins and Applicable Commitment Fee Percentage that the Leverage Ratio was greater than 4.75 to 1.0.

     (iii) Notwithstanding anything herein to the contrary, from the Closing Date to but not including the later of (i) the fifth Business Day following receipt of a Preliminary Financial Package in respect of the fiscal quarter ending December 31, 1998 and (ii) the six month anniversary of the Closing Date, the Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Commitment Fee Percentage shall be determined as though the Leverage Ratio is greater than 4.75 to 1.00. The Applicable Floating Rate Margins, Applicable Eurodollar Margins and Applicable Commitment Fee Percentage shall be initially adjusted based upon the Preliminary Financial Package in respect of the fiscal quarter ending December 31, 1998, such initial adjustment being effective on the later of (i) five (5) Business Days following the Administrative Agent's receipt of such Preliminary Financial Package and (ii) the six month anniversary of the Closing Date; PROVIDED, that, if upon receipt of the Borrower's audited financial statements delivered pursuant to SECTION 7.1(A)(ii) for the fiscal year ending December 31, 1998, such audited financial statements indicate that the Leverage Ratio for the fiscal quarter ending December 31, 1998 was higher than the Leverage Ratio set forth in the Preliminary Financial Compliance Certificate for such fiscal quarter, then an appropriate adjustment to the Applicable Floating Rate Margins, Applicable Eurodollar Margins and Applicable Commitment Fee Percentage shall be made retroactively to the applicable Initial Adjustment Date and the Borrower shall pay adjusted interest and commitment fees to the Administrative Agent for the account of the applicable Lenders for the period from such Initial Adjustment Date based upon such Preliminary

Financial Compliance Certificate to the date of such subsequent adjustment based upon the audited financial statements, such payment to be made not later than five (5) Business Days following the delivery of such audited financial statements.

     (E)  TAXES.

          (i) Except as otherwise provided herein, any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and each Agent, such taxes (including, without limitation, income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or Agent's, as the case may be, income by the United States of America or any political subdivision thereof or any Governmental Authority of the jurisdiction under the laws of which such Lender or Agent, as the case may be, is organized or maintains a Lending Installation (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or Agent that has fully complied with all provisions of SECTION 2.14(E)(vi) and has delivered a certificate described in SECTION 2.14(E)(vi)(a) or (c),
     (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.14(E)) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Documents to any Lender or Agent that has not fully complied with all provisions of SECTION 2.14(E)(vi) or has complied with such provisions by delivering a certificate described in SECTION 2.14(E)(vi)(b), (i) the sum payable shall not be increased as a result of any required deductions, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the good faith judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Revolving Loan Commitments or such Lender.

          (ii) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, goods and services tax, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

          (iii) The Borrower indemnifies each Lender and Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this SECTION 2.14(E)) paid by such Lender or Agent (as the case may
     be) and any liability (including penalties, interest, and out-of-pocket expenses) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days after the date such Lender or Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or Agent under this
     SECTION 2.14(E) submitted to the Borrower and the Administrative Agent (if a Lender is so submitting) by such Lender or Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender or Agent) to establish any tax credit to which such Lender or Agent may be entitled.

          (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

          (v) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.14(E) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement and shall continue to survive until the expiration of the applicable statute of limitations for collection of the relevant Tax or Other Tax.

          (vi) Each Lender and Agent that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrower and the Administrative Agent on or before the Closing Date, or, in the case of any Person that becomes a Lender or an Agent after the date hereof, on or before the date on which such Person becomes a Lender or an Agent, as applicable, after the date hereof, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender or Agent, in a form satisfactory to the Borrower and the Administrative Agent, to the effect that such Lender or

     Agent is eligible under the provisions of an applicable tax treaty concluded by the United States of America or other exemption (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the IRS or successor applicable form) or under Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS or successor applicable form) or, if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, two completed signed copies of IRS Form W-8 or W-9 or successor applicable form, to receive payments of interest hereunder without deduction or withholding of United States federal income tax. Each such Lender and Agent further agrees to deliver to the Borrower and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender or Agent substantially in a form satisfactory to the Borrower and the Administrative Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this SECTION 2.14(E)(vi). Further, each Lender or Agent which delivers a certificate accompanied by Form 1001 of the IRS covenants and agrees to deliver to the Borrower and the Administrative Agent within fifteen
     (15) days prior to January 1, 1999, and every third (3rd) anniversary of such date thereafter on which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder to establish an exemption from or reduction in the rate of withholding), and each Lender or Agent that delivers a Form W-8 or W-9 as prescribed above or a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to the Borrower and the Administrative Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender or Agent during which this Agreement is still in effect, another such Form W-8 or W-9 or another such certificate and two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder to establish an exemption from withholding). Each such certificate shall certify as to one of the following:

               (a) that such Lender or Agent is eligible to receive payments of interest hereunder without deduction or withholding of United States of America federal income tax;

               (b) that such Lender or Agent is not eligible to receive payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrower and will not seek any such recovery from the Borrower; or

               (c) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not eligible to receive payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

     Each Lender and Agent shall promptly furnish to the Borrower and the Administrative Agent such additional documents as may be reasonably required by the Borrower or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

     (F) CONTROL ACCOUNT. The Register maintained by the Administrative Agent pursuant to SECTION 13.3(C) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and amount of each Advance made hereunder, the type of Loan comprising such Advance and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to SECTION 13.3, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

     (G) ENTRIES BINDING. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless the Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of the Borrower's receipt of such information.

     2.15 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND AGGREGATE REVOLVING LOAN COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing/Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.16 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.17 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.18 TERMINATION DATE; EXTENSION OF TERMINATION DATE. (i) This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement, until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among the Borrower and the Lenders shall have been terminated (other than under Hedging Agreements or other agreements with respect to Hedging Obligations) and all of the Letters of Credit shall have expired, been canceled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

     (ii) The Aggregate Revolving Loan Commitment shall expire on the Termination Date. Within the period beginning 59 days and ending 30 days before the then effective Termination Date, the Borrower may request in writing that the Termination Date be extended for an additional period of 364 days, including the then effective Termination Date as one of the days in the calculation of days elapsed. Within 30 days after such request (such 30th day being the "Consent Date"), each Lender may, in its sole discretion, agree to such extension to a new Termination Date not more than 364 days following such Consent Date by giving written notice of such agreement to the Borrower and the Administrative Agent (and the failure to provide such notice shall be deemed to be a decision not to extend). The Revolving Loan Commitment of each Lender that declines to extend with respect to the Aggregate Revolving Loan Commitment may, at the option of the Borrower, be replaced in accordance with SECTION 13.3 (but only to the extent a replacement Lender is then available) or the Aggregate Revolving Loan Commitment reduced. The Required Lenders must agree to any extension with respect to the Termination Date for any such extension to become effective.

     2.19 REPLACEMENT OF CERTAIN LENDERS. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Revolving Loan Pro Rata Share of any Advance requested by the Borrower, or to fund a Revolving Loan in order to repay Swing Line Loans pursuant to SECTION 2.3(d), which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from the Borrower under SECTIONS 2.14(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to SECTION 4.3 claiming that such Lender is unable to extend Eurodollar Rate Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked SECTION 10.2, then, in any such case, the Borrower or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions


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

that comply with the provisions of SECTION 13.3(A) which the Borrower or the Administrative Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with
SECTION 13.3. The Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Administrative Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under SECTIONS 2.14(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under SECTION 2.14(C) in the event of any replacement of any Affected Lender under CLAUSE (ii) or CLAUSE
(iii) of this SECTION 2.19; PROVIDED that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.14(E), 4.1, 4.2, 4.4, and 10.7 accrued with respect to the period prior to the date such Affected Lender is replaced, as well as to any fees accrued through the date of such assignment for its account hereunder and not yet paid, and shall continue to be obligated under SECTION 11.8. Upon the replacement of any Affected Lender pursuant to this SECTION 2.19, the provisions of SECTION 9.2 shall continue to apply with respect to Borrowings which are then outstanding with respect to which the Affected Lender failed to fund its Revolving Loan Pro Rata Share, and which failure has not been cured.

ARTICLE III: THE LETTER OF CREDIT FACILITY

     3.1 OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, each Issuing Bank hereby agrees to issue upon Borrower's request, for the account of the Borrower or any Guarantor through such Issuing Bank's branches as it and the Borrower may jointly agree, one or more Letters of Credit in accordance with this ARTICLE III, from time to time during the period, commencing on the date hereof and ending on the Business Day prior to the Termination Date; PROVIDED, HOWEVER, that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after taking into account such issuance, the aggregate L/C Obligations outstanding under Letters of Credit issued by such Issuing Bank would exceed the amount set forth on SCHEDULE 3.1 opposite such Issuing Bank's name. SCHEDULE 3.1 may be updated at any time and from time to time by the Administrative Agent in connection with the addition of any Issuing Bank.

     3.2 [RESERVED].

     3.3 TYPES AND AMOUNTS. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

          (i) issue any Letter of Credit if on the date of issuance, before or after giving effect to the Letter of Credit requested hereunder, (a) the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitment at such time, or (b) the aggregate outstanding amount of the L/C Obligations would exceed $100,000,000; or

          (ii) issue any Letter of Credit which has an expiration date later than the Revolving Loan Termination Date.

     3.4 CONDITIONS. In addition to being subject to the satisfaction of the conditions contained in SECTIONS 5.1 and 5.2, the obligation of an Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

          (i) the Borrower shall have delivered or caused the applicable Guarantor applicant to deliver to the applicable Issuing Bank at such times and in such manner as such Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of EXHIBIT C hereto, duly executed applications for such Letter of Credit, and such other customary documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C Documents"), and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

          (ii) as of the date of issuance of such Letter of Credit, no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

To the extent that any provision of any L/C Document cannot reasonably be construed to be consistent with this Agreement, requires greater collateral security or imposes additional obligations not reasonably related to customary letter of credit arrangements, such provision shall be invalid and this Agreement shall control.

     3.5 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. (a) Subject to the terms and conditions of this ARTICLE III and provided that the applicable conditions set forth in SECTIONS 5.1 and 5.2 hereof have been satisfied, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Borrower or Guarantor, as applicable, in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in
SECTION 5.2 hereof have been satisfied unless it shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met.

     (b) The applicable Issuing Bank shall give the Administrative Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit, PROVIDED, HOWEVER, that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank.

     (c) No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this SECTION 3.5 are met as though a new Letter of Credit was being requested and issued.

     3.6 LETTER OF CREDIT PARTICIPATION. Immediately upon the issuance of each Letter of Credit hereunder, each Lender with a Revolving Loan Pro Rata Share shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower and/or Guarantor, as applicable, in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C INTEREST") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Revolving Loan Pro Rata Share. Each Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which an Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Administrative Agent or the applicable Issuing Bank, each Lender shall make payment to the Administrative Agent, for the account of the applicable Issuing Bank, in immediately available funds in an amount equal to such Lender's Revolving Loan Pro Rata Share of the amount of such payment or draw. The obligation of each Lender to reimburse the Issuing Banks under this SECTION 3.6 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this SECTION 3.6, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; PROVIDED, HOWEVER, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the applicable Issuing Bank for such amount in accordance with this
SECTION 3.6.

     3.7 REIMBURSEMENT OBLIGATION. The Borrower agrees unconditionally, irrevocably and absolutely to pay promptly upon demand therefor to the Administrative Agent, for the account of the Lenders, the amount of each advance which may be drawn under or pursuant to a Letter of Credit (whether such Letter of Credit was issued for the account of the Borrower or any Guarantor) or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft). If the Borrower at any time fails to repay when due a Reimbursement Obligation pursuant to this SECTION 3.7, the Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

     3.8 CASH COLLATERAL. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of a Default, the Borrower shall, upon the Administrative Agent's demand, deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Banks, cash, or other collateral of a type reasonably satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding L/C Obligations. Any such collateral shall be held by the Administrative Agent in a separate interest bearing account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders and the Issuing Banks as collateral security for the Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine. If no Default shall be continuing all amounts (including interest income), or, to the extent that L/C Obligations have been paid in full in cash or have otherwise been reduced to $0 amounts (including interest income) equal to the reduction in such L/C Obligations, in each case, remaining in any cash collateral account established pursuant to this
SECTION 3.8 which are not to be applied to reimburse an Issuing Bank for amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of Credit or L/C Draft, shall be returned to the Borrower (after deduction of the Administrative Agent's expenses incurred in connection with such cash collateral account).

     3.9 LETTER OF CREDIT FEES. The Borrower agrees to pay (i) on each Payment Date and on the Termination Date, in arrears, to the Administrative Agent for the ratable benefit of the Lenders, except as set forth in SECTION 9.2, a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding face amount available for drawing under all Letters of Credit, (ii) on each Payment Date and on the Termination Date, in arrears, to the Administrative Agent for the sole account of each Issuing Bank, a letter of credit fronting fee at such percentage rate as may be agreed between the Borrower or Guarantor, as applicable, and each Issuing Bank on the average daily outstanding face amount available for drawing under all Letters of Credit issued by such Issuing Bank, and (iii) to the Administrative Agent for the benefit of each Issuing Bank, all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by such Issuing Banks with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

     3.10 ISSUING BANK REPORTING REQUIREMENTS. Each Issuing Bank shall, no later than the tenth Business Day following the last day of each month, provide to the Administrative Agent, upon the Administrative Agent's request, schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by the Borrower and/or any Guarantor during such month. In addition, upon the request of the Administrative Agent, each Issuing Bank shall furnish to the Administrative Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent.
Upon the request of any Lender, the Administrative Agent will provide to such Lender information concerning such Letters of Credit.

     3.11 INDEMNIFICATION; EXONERATION. (a) In addition to amounts payable as elsewhere provided in this ARTICLE III, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, as a result of its Gross Negligence or willful misconduct, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

     (b) As among the Borrower, the Lenders, the Administrative Agent and the Issuing Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit.
In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower or any Guarantor at the time of request for any Letter of Credit, neither the Administrative Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this
SECTION 3.11.

     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, the Administrative Agent or any Lender under any resulting liability to the Borrower or any Guarantor or relieve the Borrower of any of its obligations hereunder to any such Person.

     (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 3.11 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.


ARTICLE IV:  CHANGE IN CIRCUMSTANCES

     4.1 YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

          (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans) with respect to its Loans, L/C Interests or the Letters of Credit, or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to SECTION 4.5, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

     4.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change in Capital Adequacy" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to SECTION 4.5, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE IN CAPITAL ADEQUACY" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     4.3 AVAILABILITY OF TYPES OF ADVANCES. If (i) any Lender determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type and maturity appropriate to match fund Eurodollar Rate Advances are not available or (y) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause
(i) require any Advances of the affected Type to be repaid.

     4.4 FUNDING INDEMNIFICATION. If any payment of a Eurodollar Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurodollar Rate Advance is not made on the date specified by the Borrower in any Borrowing/Conversion/Continuation Notice for any reason other than default by the Lenders, the Borrower agrees to indemnify each Lender upon such Lender's delivery of written demand therefor to the Borrower in accordance with the terms of SECTION 4.5 for any reasonable loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Advance. In connection with any assignment by any

Lender of any portion of the Loans made pursuant to SECTION 13.3 and made during the Syndication Period, the Borrower shall be deemed to have repaid all outstanding Eurodollar Rate Advances as of such date and reborrowed such amounts as Floating Rate Advances and the indemnification provisions under this SECTION 4.4 shall apply.

     4.5 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans to reduce any liability of the Borrower to such Lender under SECTIONS 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under SECTION 4.3, so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to SECTION 2.14(E) or to this ARTICLE IV shall use its best efforts to notify the Borrower and the Administrative Agent in writing of any Change in Capital Adequacy, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than ninety (90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change in Capital Adequacy, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this ARTICLE IV shall be in writing and shall state the amount due, if any, under SECTION 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under SECTION 4.4 in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrower under SECTIONS 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.


ARTICLE V:  CONDITIONS PRECEDENT

     5.1 INITIAL ADVANCES AND LETTERS OF CREDIT. The Lenders shall not be required to make the initial Loans or issue any Letters of Credit or purchase any participations therein, in each case, on the Closing Date, unless (i) such initial Loans are made not later than December 31, 1998; (ii) the Subordinated Notes and Senior Notes have been issued and the Borrower has received the net proceeds thereof; (iii) the Reynolds Acquisition has been consummated; and (iv) the Borrower has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, all in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

          (1) Copies of the Articles of Incorporation (or equivalent organizational document) of the Borrower, and each of the Guarantors, each of the Material Foreign Subsidiaries which is a party to any of the Loan Documents or the Capital Stock of which is subject to a Pledge Agreement, together with all amendments and a certificate of good standing (in the case of the Material Foreign Subsidiaries, to the extent applicable), both certified by the appropriate governmental officer in its respective jurisdiction of incorporation;

          (2) Copies, certified by the Secretary or Assistant Secretary of each of the Borrower, each Guarantor, and each of the Material Foreign Subsidiaries which is a party to any of the Loan Documents or the Capital Stock of which is subject to a Pledge Agreement of its respective By-Laws (or equivalent organizational document) and, for each such Person which is a party to any of the Loan Documents, of its respective Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing its execution of such Loan Documents;

          (3) An incumbency certificate, executed by the Secretary or Assistant Secretary of each member of the Ball Corporate Group which is a party to any of the Loan Documents, which shall identify by name and title and bear the signature of the officers of such Person authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower, to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

          (4) A certificate, in form and substance reasonably satisfactory to the Administrative Agent, signed by the chief financial officer or treasurer of the Borrower, stating that on the Closing Date all the representations in this Agreement are true and correct and no Default or Unmatured Default has occurred and is continuing;

          (5) A written opinion of the Borrower's domestic and foreign counsel, addressed to the Agents, the Arrangers and the Lenders, substantially in the form of EXHIBIT E hereto;

          (6)  Evidence reasonably satisfactory to the Administrative Agent that
     (i) all conditions precedent to the consummation of the Reynolds Acquisition (other than the failure to obtain the consents of Paco, Inc. and Independent Beverage Corporation to the consummation of the Reynolds Acquisition) have been satisfied or waived with the approval of the Agents (such approval not to be unreasonably withheld), (ii) the Reynolds Acquisition shall have been consummated in accordance with the Asset Purchase Agreement, as in effect on April 22, 1998, without giving effect to any amendment, modification or waiver thereto which (x) is deemed material by the Agents and (y) to which the Agents shall not have consented in writing, (iii) the Asset Purchase Agreement has been approved by all necessary corporate action of Reynold's and the Borrower's respective Board of Directors and/or shareholders, and (iv) there has not occurred any material breach or default under the Asset Purchase Agreement;

          (7) Evidence reasonably satisfactory to the Administrative Agent that there exists no injunction or temporary restraining order which, in the reasonable judgment of the Administrative Agent, would prohibit the making of the Loans or the consummation of the Reynolds Acquisition and the other transactions contemplated by the Transaction Documents or any litigation seeking such an injunction or restraining order;

          (8) Written money transfer instructions reasonably requested by the Administrative Agent, addressed to the Administrative Agent and signed by an Authorized Officer of the Borrower;

          (9) (x) the audited financial statements of the Reynolds Group for the fiscal years ending December 31, 1996 and December 31, 1997 and (y) the PRO FORMA opening consolidated financial statements of the Borrower and its Subsidiaries, after giving effect to the

     Reynolds Acquisition, which financial statements shall demonstrate, in the reasonable judgement of the Agents and the Required Lenders, together with all other information then available to the Agents and the Required Lenders, the ability of the Borrower and its Subsidiaries to repay their debts and satisfy their respective other obligations as and when due, and to comply with the financial covenants set forth in
     SECTION 7.4 hereof, has not changed in any material respect from the PRO FORMA financial statements furnished to the Agents on March 5, 1998;

          (10) Evidence reasonably satisfactory to the Administrative Agent that (x) all required U.S. governmental approvals related to the Reynolds Acquisition have been obtained and all related filings made and any applicable waiting periods shall have expired or been terminated, including those prescribed by the Hart-Scott-Rodino Antitrust Improvements Act, as amended, and (y) prior to the consummation of that portion of the Reynolds Acquisition relating to the foreign assets of the Reynolds Group, all material consents (other than governmental approvals) shall have been obtained;

          (11) Evidence satisfactory to the Administrative Agent of the payment of all principal, interest, fees and premiums, if any, on all loans outstanding under all outstanding funded debt and credit facilities of the Borrower and each of its Domestic Incorporated Subsidiaries (other than Permitted Existing Indebtedness) and the termination of the applicable agreements, including, without limitation, BMBCC's Long-Term Credit Agreement and Short-Term Credit Agreement, each dated as of February 5, 1996, and the Borrower's and its Subsidiaries' Indebtedness identified on
     SCHEDULE 5.1 attached hereto;

          (12) Evidence reasonably satisfactory to the Agents that the Borrower and each of its Subsidiaries, and the Reynolds Group (a) has made a full and complete assessment of the Year 2000 Issues; (b) has a realistic and achievable program for remediating the Year 2000 Issues, including a timetable and budget of anticipated costs; and (c) has a source of funds as required in such budget;

          (13) Such other documents as the Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation, all of the documents reflected on the List of Closing Documents attached as EXHIBIT F to this Agreement; and

          (14) Evidence satisfactory to the Administrative Agent that the Borrower has paid or caused to be paid (x) to the Agents and the Arrangers the fees agreed to and then due and payable in the fee letter dated April 22, 1998, among the Agents, the Arrangers and the Borrower and (y) to the Administrative Agent the fees agreed to and then due and payable in the letter agreement dated April 22, 1998 among the Administrative Agent and the Borrower.

     5.2 EACH ADVANCE AND LETTER OF CREDIT. The Lenders shall not be required to make any Advance or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

          (i)  There exists no Default or Unmatured Default; and

          (ii) The representations and warranties contained in ARTICLE VI are true and correct in all material respects as of such Borrowing Date except for changes in the Schedules to this Agreement reflecting events, conditions or transactions permitted by or not in violation of this Agreement and except to the extent any such representation or warranty speaks expressly only as of a different date.

     Each Borrowing/Conversion/Continuation Notice with respect to each such Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 5.2(i) and (ii) have been satisfied. Any Lender may require a duly completed officer's certificate in substantially the form of EXHIBIT G hereto and/or a duly completed compliance certificate in substantially the form of EXHIBIT H hereto as a condition to making an Advance.

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES

      In order to induce the Agents and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower represents and warrants as follows to each Lender and Agent as of the Closing Date, giving effect to the Reynolds Acquisition and the consummation of the other transactions contemplated by the Transaction Documents on the Closing Date, and thereafter on each date as required by SECTION 5.2:

     6.1 ORGANIZATION; CORPORATE POWERS. The Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own, operate and (to the extent contemplated hereby) encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

     6.2  AUTHORITY.

     (A) The Borrower and each of its Subsidiaries has the requisite corporate power and authority (i) to execute, deliver and perform each of the Transaction Documents which are to be executed by it in connection with the Reynolds Acquisition or which have been executed by it as required by this Agreement and the other Loan Documents on or prior to Closing Date and (ii) to file the Transaction Documents which must be filed by it in connection with the Reynolds Acquisition or which have been filed by it as required by this Agreement, the other Loan Documents or otherwise on or prior to the Closing Date with any Governmental Authority.

     (B) The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents which must be executed or filed by the Borrower or any of its Subsidiaries in connection with the Reynolds Acquisition or which have been executed or filed as required by this Agreement, the other Loan Documents or otherwise on or prior to the Closing Date and to which the Borrower or any of its Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrower and its Subsidiaries, and such approvals have not been rescinded. No other corporate action or proceedings on the part of the Borrower or its Subsidiaries are necessary to consummate such transactions.

     (C) Each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and general principles of equity, regardless of whether such enforcement is sought at equity or at law), is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Administrative Agent pursuant to SECTION
5.1 without the prior written consent of the Required Lenders.

     6.3 NO CONFLICT; GOVERNMENTAL CONSENTS. The execution, delivery and performance of each of the Loan Documents and other Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not
(i) conflict with the certificate or articles of incorporation or by-laws of the Borrower or any such Subsidiary, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or material Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any material Contractual Obligation, (iii) with respect to the Loan Documents, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or material Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any material Contractual Obligation, except such breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower or any such Subsidiary, other than Liens permitted by the Loan Documents. Except as set forth on SCHEDULE 6.3 to this Agreement, the execution, delivery and performance of each of the Transaction Documents to which the Borrower or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except (a) filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and (b) filings necessary to create or perfect security interests in the Collateral.

     6.4  FINANCIAL STATEMENTS.

     (A) The PRO FORMA financial statements of the Borrower and its Subsidiaries, copies of which are attached hereto as SCHEDULE 6.4 to this Agreement, present on a PRO FORMA basis the financial condition of the Borrower and such Subsidiaries as of such date, and reflect on a PRO FORMA basis those liabilities reflected in the notes thereto as of such date and resulting from consummation of the Reynolds Acquisition and the other transactions contemplated by this Agreement, and the payment or accrual of all Transaction Costs payable on the Closing Date with respect to any of the foregoing and demonstrate that, after giving effect to the Reynolds Acquisition, the ability of the Borrower and its Subsidiaries to repay their debts and satisfy their respective other obligations as and when due, and to comply with the requirements of this Agreement has not changed in any material respect from the PRO FORMA financial statements furnished to the Agents on March 5, 1998. The projections and assumptions expressed in the PRO FORMA financials referenced in this SECTION 6.4(A) were prepared in good faith and represent management's opinion based on the information available to the Borrower at the time so furnished.

     (B) Complete and accurate copies of the following financial statements and the following related information have been delivered to the Administrative
Agent: (1) the consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1996 and December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and the audit report related thereto, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1998 and the related unaudited, consolidated statements of operations, changes in stockholder's equity and cash flows of the Borrower and its Subsidiaries for the three (3) months then ended; and (2) the consolidated balance sheet of the aluminum beverage-can manufacturing business of Reynolds purchased under the Asset Purchase Agreement (the "REYNOLDS GROUP") as at December 31, 1996 and December 31, 1997, and the related consolidated statements of operations, changes in stockholder's equity and cash flows of the Reynolds Group for the fiscal years then ended, and the audit report related thereto. Each of the financial statements delivered pursuant to this SECTION 6.4(B) present fairly the financial condition of the Borrower and its Subsidiaries and the Reynolds Group, as applicable.

     6.5 NO MATERIAL ADVERSE CHANGE. (a) Since December 31, 1997 up to the Closing Date, there has been no material adverse change in the operations, business, properties, condition (financial or otherwise), results of operations, or prospects of the Borrower and its consolidated Subsidiaries taken as a whole, and since December 31, 1997 up to the Closing Date no condition, event, change or occurrence, or any series of the foregoing, exists or has occurred which, individually or in the aggregate, has had or is reasonably likely to have, a "Material Adverse Effect" as defined in the draft Asset Purchase Agreement delivered to the Agents on April 14, 1998 (identified as document 116230.14 Draft of April 6, 1998 - 10:52 AM) and which definition is as follows:

          "MATERIAL ADVERSE EFFECT" means an individual or cumulative adverse change in, or effect on, the business, customers, operations, properties, condition (financial or otherwise), assets or liabilities of the Business taken as a whole that is reasonably expected to be materially adverse to the business, customers, operations, properties, condition (financial or otherwise), assets or liabilities of the Business taken as a whole.

     (b) Since the Closing Date, there has occurred no change in the operations, business, properties, condition (financial or otherwise), results of operations or prospects of the Borrower, or the Borrower and its Subsidiaries taken as a whole, which has had or would reasonably be expected to have a Material Adverse Effect (as defined in SECTION 1.1 hereof).


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

     6.6  TAXES.

     (A) TAX EXAMINATIONS. All deficiencies which have been asserted in writing against the Borrower or any of its Subsidiaries as a result of any federal, provincial, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the Closing Date no issue has been raised in writing by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Borrower's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to SECTION 7.2(D), neither the Borrower nor any of its Subsidiaries anticipates any material tax liability with respect to the years which have not been closed pursuant to applicable law.

     (B) PAYMENT OF TAXES. All material tax returns and reports of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

     6.7 LITIGATION; LOSS CONTINGENCIES AND VIOLATIONS. There is no action, suit, proceeding, arbitration or (to the Borrower's knowledge) investigation before or by any Governmental Authority or private arbitrator pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries or any property of any of them (i) challenging the validity or the enforceability of any material provision of the Transaction Documents or
(ii) which will have or would reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Borrower prepared and delivered pursuant to SECTION 7.1(A) for the fiscal period during which such material loss contingency was incurred. Neither the Borrower nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or would reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or would reasonably be expected to have a Material Adverse Effect.

     6.8 SUBSIDIARIES. SCHEDULE 6.8 to this Agreement (i) contains a description of the corporate structure of the Borrower, its Subsidiaries (including for purposes of this clause (i) its Excluded Subsidiaries and the FTB Group) and any other Person in which the Borrower or any of its Subsidiaries holds an Equity Interest (both narratively and in chart form); (ii) accurately sets forth as of the Closing Date (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Borrower and the direct and indirect Subsidiaries of the Borrower is qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of the Borrower, each of its Subsidiaries and FTB and, for such Subsidiaries and FTB, the owners of such shares (both as of the Closing Date and on a fully-diluted basis), and (C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Borrower and each Subsidiary of the Borrower in any Person that is not a corporation; and (iii) accurately sets forth which of the Persons identified in clause (i) is (A) a member of the FTB Group or (B) an Excluded Subsidiary. Except as set forth on SCHEDULE 6.8, none of the issued and outstanding Capital Stock of the Borrower or any of its Subsidiaries is subject to any vesting, mandatory redemption, or mandatory repurchase agreement. Except as set forth on SCHEDULE 6.8, as of the Closing Date, there are no warrants or options outstanding with respect to the Capital
Stock of any of the Borrower's Material Subsidiaries.  The outstanding
Capital Stock of the Borrower, each of its Subsidiaries and, as of the Closing Date, FTB is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock. Except as set forth on SCHEDULE 6.8, as of the Closing Date, the Borrower has no Subsidiaries or Excluded Subsidiaries and there are no other members of the FTB Group.

     6.9 ERISA. (a) Except as set forth on SCHEDULE 6.9, neither the Borrower nor any member of the Controlled Group maintains or contributes to any Benefit Plan or Multiemployer Plan. Except as set forth on SCHEDULE 6.9, no Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Borrower nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the lenders is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Within the previous six years, neither the Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan for which the required withdrawal liability has not been satisfied. Within the previous six years, neither the Borrower nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment to any Benefit Plan. Neither the Borrower nor any member of the Controlled Group is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Each Single Employer Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under
Section 501(a) of the Code as currently in effect. The Borrower and all Subsidiaries are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Single Employer Plans. Neither the Borrower nor any of its Subsidiaries nor any fiduciary of any Plan has engaged in a material nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code. Neither the Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a material Termination Event. Neither the Borrower nor any member of the Controlled Group is subject to any material liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Borrower nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any material payment to any employee pursuant to any Plan or existing contract or arrangement.

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

          (b) For purposes of this SECTION 6.9 and SECTION 6.23 only, "material" means any noncompliance or basis for liability which, together with all other noncompliance or grounds for liability under this SECTION 6.9, or
SECTION 6.23, as applicable, would be reasonably likely to subject Ball or any of its Subsidiaries to liability individually or in the aggregate in excess of $25,000,000.

     6.10 ACCURACY OF INFORMATION. (a) The written information, exhibits and reports furnished by or on behalf of the Borrower and any of its Subsidiaries to the Agents or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Agents and the Lenders pursuant to the terms thereof, including, without limitation, the Confidential Information Memorandum, dated May 1998, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          (b) The projections supplied in connection with the factual information referred to in CLAUSE (a) above were or are based on good faith estimates and assumptions believed to be fair and reasonable at the time made, given historical financial performance and current and reasonably foreseeable business conditions, and, to the Borrower's knowledge, there are no facts or circumstances presently existing which singly or in the aggregate would cause a material change in such projections, it being recognized and agreed by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

     6.11 SECURITIES ACTIVITIES. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     6.12 MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any Contractual Obligation which individually or in the aggregate will have or would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or would not reasonably be expected to have a Material Adverse Effect.

     6.13 COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

     6.14 ASSETS AND PROPERTIES. The Borrower and each of its Subsidiaries has good and marketable title to all of its material assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its material leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under SECTION 7.3(C). Substantially all of the assets and properties used or useful to the business of the Borrower or any Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted.

     6.15 STATUTORY INDEBTEDNESS RESTRICTIONS. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other foreign, federal or state statute or regulation which limits its ability to incur indebtedness as contemplated hereby or its ability to consummate the transactions contemplated hereby or in connection with the Reynolds Acquisition.

     6.16 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all of its respective properties in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business; PROVIDED, that the Borrower and its Subsidiaries may self-insure to the same extent as other companies of established repute engaged in the same or a similar business in the same general area in which the Borrower or such Subsidiary operates and to the extent consistent with prudent business practice. The Borrower will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

     6.17  LABOR MATTERS.

     (A) Except as listed on SCHEDULE 6.17 to this Agreement, there are on the Closing Date: (1) no collective bargaining agreements to which the Borrower or any of its Subsidiaries is a party covering any of the employees of the Borrower or any of its Subsidiaries; (2) to the Borrower's knowledge no attempts to organize the employees of the Borrower or any of its Subsidiaries; and (3) no material labor disputes at any facility of the Borrower or any of its Subsidiaries, including without limitation any walkouts disrupting the operations of the Borrower or any of its Subsidiaries, any strikes or any lockouts, pending, or, to the Borrower's knowledge, threatened.

     (B) Set forth in SCHEDULE 6.17 to this Agreement is a list, as of the Closing Date, of all material consulting agreements, employment contracts and service agreements with temporary employment agencies that individually are of value in excess of $1,000,000 per year and are not otherwise disclosed pursuant to this Agreement.

     (C) Set forth in SCHEDULE 6.17 to this Agreement is a list, as of the Closing Date, of all employment arbitration awards, judgments, consent decrees, findings, settlement agreements, or other final resolutions rendered against the Borrower or any of its Subsidiaries during the preceding five years that, individually or in the aggregate, exceed $10,000,000 or which, regardless of when rendered, individually or in the aggregate impose continuing obligations on the Borrower or any of its Subsidiaries in excess of $10,000,000.

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

     6.18 REYNOLDS ACQUISITION. As of the Closing Date and immediately prior to (or contemporaneous with) the making of the initial Loans:

          (i) the Reynolds Acquisition Documents are in full force and effect, no material breach, default or waiver of any term or provision thereof by the Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge, the other parties thereto, has occurred (except for such breaches, defaults and waivers, if any, consented to in writing by the Agents) and no action has been taken by any competent authority which restrains, prevents or imposes any material adverse condition upon, or seeks to restrain, prevent or impose any material adverse condition upon, the Reynolds Acquisition;

          (ii) the representations and warranties of the Borrower contained in the Reynolds Acquisition Documents, if any, are true and correct in all material respects;

          (iii) except as set forth in SCHEDULE 6.18 to this Agreement, all material conditions precedent to, and all material consents necessary to permit, the Reynolds Acquisition pursuant to the Reynolds Acquisition Documents have been satisfied or waived, the Reynolds Acquisition has been consummated in accordance with the Reynolds Acquisition Documents, and the Borrower has obtained good and marketable title to the "Business Assets" (as defined in the Asset Purchase Agreement) free and clear of any Liens other than Liens permitted under SECTION 7.3(C).

     6.19 ENVIRONMENTAL MATTERS. (a) Except as disclosed on SCHEDULE 6.19 to this Agreement, or otherwise in the Environmental Audit (a copy of which was delivered by the Borrower to the Administrative Agent and made available by the Administrative Agent to each Lender prior to the Closing Date):

          (i) the operations of the Borrower and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

          (ii) the Borrower and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law (or have filed timely applications for renewal of such permits, licenses or authorizations) and are in material compliance with such permits;

          (iii) neither the Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the best of, the Borrower's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Borrower or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any material Remedial Action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant;

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

          (iv) there is not now, nor to the best of the Borrower's or any of its Subsidiaries' knowledge has there ever been, on or in the property of the Borrower or any of its Subsidiaries any landfill, hazardous waste storage facility in which Contaminants are or were stored for more than ninety (90) days, waste pile, or surface impoundment that may reasonably be expected to result in a material claim, loss or Remedial Action obligation;

          (v) there is not now, nor to the best of the Borrower's or any of its Subsidiaries' knowledge has there ever been, on or in the property of the Borrower's or any of its Subsidiaries any underground storage tanks, above ground storage tanks, polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material that may reasonably be expected to result in a material claim, loss or Remedial Action obligation; and

          (vi) neither the Borrower nor any of its Subsidiaries has any material contingent obligation or liability in connection with any Release or threatened Release of a Contaminant.

     (b) For purposes of this SECTION 6.19 "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $25,000,000 (exclusive of costs, expenses, claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such costs, expenses or claims have disclaimed coverage or reserved the right to disclaim coverage thereof and exclusive of costs, expenses or claims covered by the indemnity of a financially responsible indemnitor in favor of the Borrower or any of its Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof).

     6.20 OTHER INDEBTEDNESS.

          (i) As of the Closing Date and immediately prior to the making of the initial Loans, the Borrower has issued the Subordinated Notes in an aggregate original principal amount of $250,000,000 and received the net proceeds thereof, and the subordination provisions of the Subordinated Note Indenture are enforceable against the holders of the Subordinated Notes.

          (ii) As of the Closing Date and immediately prior to the making of the initial Loans, the Borrower has issued the Senior Notes in an aggregate original principal amount of $300,000,000 and received the net proceeds thereof.

     6.21 SOLVENCY. After giving effect to (i) the Loans to be made on the Closing Date or such other date as Loans requested hereunder are made, (ii) the issuance of the Senior Notes and the Subordinated Notes, (iii) the consummation of the Reynolds Acquisition and the payment of the "Purchase Price" under and as defined in the Asset Purchase Agreement and (iv) the payment and accrual of all Transaction Costs, the Borrower and its Subsidiaries taken as a whole is Solvent.

     6.22 YEAR 2000 ISSUES. Each of the Borrower and its Subsidiaries has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis.
Based on this assessment and program, the

Borrower does not reasonably anticipate any Material Adverse Effect on its or its Subsidiaries' operations, business or financial condition as a result of Year 2000 Issues.

     6.23 FOREIGN EMPLOYEE BENEFIT MATTERS. (a) Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan; (b) the aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed to any material extent the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans; (c) with respect to any Foreign Employee Benefit Plan maintained or contributed to by the Borrower or any Subsidiary or any member of its Controlled Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and (d) there are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Borrower and its Subsidiaries, threatened against the Borrower or any Subsidiary or any member of its Controlled Group with respect to any Foreign Employee Benefit Plan. For purposes of this SECTION 6.23, "material" shall have the meaning set forth in SECTION 6.9(b).


ARTICLE VII:  COVENANTS

     The Borrower covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations), unless the Required Lenders shall otherwise give prior written consent:

     7.1  REPORTING.  The Borrower shall:

     (A) FINANCIAL REPORTING. Furnish to the Administrative Agent (and the Administrative Agent shall promptly provide copies of the following to each of the other Agents and the Lenders):

          (i) QUARTERLY REPORTS. As soon as practicable, and in any event within fifty (50) days after the end of the first three fiscal quarters in each fiscal year, (a) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholder's equity and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, together with schedules, in form and substance sufficient to calculate the financial covenants set forth in Sections 7.3(A) through (G), 7.3(L), 7.3(T) and 7.4; and (b) the consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidating statements of income of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, in each case, prepared in a manner consistent with past practice and certified by the chief financial officer or treasurer of the Borrower on behalf of the Borrower as fairly presenting the consolidated (and, to the extent presented, the consolidating) financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments.

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

          (ii) ANNUAL REPORTS. As soon as practicable, and in any event within ninety-five (95) days after the end of each fiscal year, (a) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income of the Borrower and its Subsidiaries for such fiscal year, consolidated stockholders' equity and cash flow of the Borrower and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year, with schedules in form and substance sufficient to calculate the financial covenants set forth in SECTIONS 7.3(A) through (G), 7.3(L), 7.3(T) and 7.4; and (b) an audit report on the consolidated financial statements listed in CLAUSE (a) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries, as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this CLAUSE (ii) shall be accompanied by any management letter prepared by the above-referenced accountants (or, if such management letter is later prepared by such accountants it shall be delivered to the Agent promptly after receipt by the Borrower).

          (iii) OFFICER'S CERTIFICATE. Together with each delivery of any financial statement pursuant to CLAUSES (i) and (ii) of this SECTION 7.1(A), (a) an Officer's Certificate of the Borrower, substantially in the form of EXHIBIT G attached hereto and made a part hereof, stating that as of the date of such Officer's Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) a compliance certificate, substantially in the form of EXHIBIT H attached hereto and made a part hereof, signed by the Borrower's chief financial officer or treasurer, which demonstrate compliance, when applicable, with the provisions of SECTION 7.4, and which calculate the Leverage Ratio for purposes of determining the then Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Commitment Fee Percentage.

          (iv) BUDGETS; BUSINESS PLANS; FINANCIAL PROJECTIONS. As soon as practicable and in any event not later than forty-five (45) days after the beginning of each fiscal year, a copy of the plan and forecast (including a projected balance sheet, income statement and a statement of cash flow) of the Borrower and its Subsidiaries for the upcoming fiscal year, prepared on a quarterly basis for such fiscal year, and otherwise prepared in such detail as shall be reasonably satisfactory to the Administrative Agent.

     (B) NOTICE OF DEFAULT. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in
SECTION 8.1(e), deliver to the Administrative Agent an Officer's Certificate (a copy of which the Administrative Agent shall promptly deliver to the other Agents and the Lenders) specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and
(c) what action the Borrower and/or its Subsidiaries has taken, is taking and proposes to take with respect thereto.

     (C) LAWSUITS. (i) Promptly upon the Borrower or any Subsidiary of the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries not previously disclosed pursuant to SECTION 6.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $20,000,000 or more (exclusive of claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Borrower or any of its Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Administrative Agent and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in CLAUSE (i) of this SECTION 7.1(C), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to CLAUSE (i) above and provide such other information as may be reasonably available to it that would not violate any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

     (D) INSURANCE. As soon as practicable and in any event within ninety (90) days of the end of each fiscal year commencing with the fiscal year ending December 31, 1998, deliver to the Administrative Agent a report in form and substance reasonably satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage.

     (E) ERISA NOTICES. Deliver or cause to be delivered to the Administrative Agent, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

          (i) (a) within ten (10) Business Days after the Borrower or any member of the Controlled Group obtains knowledge that a Termination Event has occurred which would be reasonably likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate in excess of $10,000,000, a written statement of the appropriate financial officer or treasurer of the Borrower describing such Termination Event and the action, if any, which the Borrower or the applicable Subsidiary has taken, is taking or proposes to take with respect thereto, and if and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

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

          (ii) within ten (10) Business Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred which would be reasonably likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate in excess of $10,000,000, a statement of the chief financial officer or treasurer of the Borrower describing such transaction and the action which the Borrower or such Subsidiary has taken, is taking or proposes to take with respect thereto;

          (iii) within ten (10) Business Days after any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of, or obligation to commence, contributions to any Benefit Plan or Multiemployer Plan to which the Borrower or any member of the Controlled Group was not previously contributing, where the aggregate annual contributions to such Plan(s) resulting therefrom are or could reasonably be expected to exceed $10,000,000, notification of such increase, establishment, commencement or obligation to commence and the amount of such contributions;

          (iv) within ten (10) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code which would be reasonably likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate in excess of $10,000,000, copies of each such letter;

          (v) within ten (10) Business Days after the establishment of any Foreign Employee Benefit Plan or the commencement of, or obligation to commence, contributions to any Foreign Employee Benefit Plan to which the Borrower or any Subsidiary was not previously contributing, where the aggregate annual contributions to such Plan(s) resulting therefrom are or would reasonably be expected to exceed $10,000,000, notification of such establishment, commencement or obligation to commence and the amount of such contributions;

          (vi) upon the request of the Administrative Agent or any Lender, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

          (vii) upon the request of the Administrative Agent or any Lender, copies of each available actuarial report for any Benefit Plan or Multiemployer Plan and each available annual report for any Multiemployer Plan;

          (viii) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or a member of the Controlled Group with respect to such request;

          (ix) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

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

          (x) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability which would be reasonably likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate in excess of $10,000,000, copies of each such notice;

          (xi) within ten (10) Business Days after the Borrower or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment which would be reasonably likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate in excess of $10,000,000, a notification of such failure;
     and

          (xii) within ten (10) Business Days after any officer of the Borrower or any member of the Controlled Group knows or has reason to know that
     (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

For purposes of this SECTION 7.1(E), the Borrower, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the Plan Administrator (as defined in Section 3(16)(A) of ERISA) of any Plan of which the Borrower or any member of the Controlled Group or such Subsidiary is the plan sponsor.

     (F) LABOR MATTERS. Notify the Administrative Agent within a reasonable period of time following the Borrower's knowledge thereof of (i) any material labor dispute at any facility of the Borrower or any of its Subsidiaries, including without limitation, any authorized or unauthorized strike or any lockout, and (ii) any attempt to organize the employees of the Borrower or any of its Subsidiaries.

     (G) OTHER INDEBTEDNESS. Deliver to the Administrative Agent (i) a copy of each regular report, notice or other written communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of the Borrower and/or any of its Subsidiaries to the holders of funded Indebtedness pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and (ii) a copy of each notice or other written communication received by the Borrower and/or any of its Subsidiaries from the holders of funded Indebtedness pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Borrower and/or such Subsidiary.

     (H) OTHER REPORTS. Deliver or cause to be delivered to the Administrative Agent copies of all financial statements, reports and notices, if any, sent or made available generally by the Borrower to its securities holders or filed with the SEC by the Borrower, all press releases made available generally by the Borrower or any of the Borrower's Subsidiaries to the public concerning material developments in the business of the Borrower or any such Subsidiary and all notifications received from the SEC by the

Borrower or its Subsidiaries pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

     (I)  ENVIRONMENTAL NOTICES. As soon as possible and in any event within ten
(10) days after receipt by the Borrower or any of its Subsidiaries, a copy of
(i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Borrower, any of its Subsidiaries, or any other Person of any Contaminant, and
(ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $10,000,000.

     (J) OTHER INFORMATION. Promptly upon receiving a request therefor from the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Borrower, any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying any Asset Sale or Financing (and the use of the Net Cash Proceeds thereof), as from time to time may be reasonably requested by the Administrative Agent.

     7.2  AFFIRMATIVE COVENANTS.

     (A) CORPORATE EXISTENCE, ETC. Except in connection with a transaction otherwise permitted under the terms of this Agreement, the Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

     (B) CORPORATE POWERS; CONDUCT OF BUSINESS. Except in connection with a transaction otherwise permitted under the terms of this Agreement, the Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or would reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

     (C) COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause its Subsidiaries to, (i) comply in all material respects with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (ii) obtain as needed all material permits necessary for its operations and maintain such permits in good standing unless, in either such case under clause (i) or (ii), failure to comply or obtain would not reasonably be expected to have a Material Adverse Effect.

     (D) PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a material Lien (other than a Lien permitted by SECTION 7.3(C)) upon any of the Borrower's or such Subsidiary's property or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to in CLAUSE (i) above or claims referred to in CLAUSE (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

     (E) INSURANCE. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, insurance policies and programs as reflect coverage that is reasonably consistent with prudent industry practice for similarly situated companies.

     (F) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall permit and cause each of the Borrower's Subsidiaries, the FTB Group and the Excluded Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect any of the properties of the Borrower or any of such Subsidiaries, members of the FTB Group or Excluded Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby or by the Reynolds Acquisition (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants (and such accountants are hereby authorized to disclose to the Administrative Agent any and all financial statements and other supporting financial documents with respect to the business, financial condition and other affairs of the Borrower and its Subsidiaries, the FTB Group and the Excluded Subsidiaries), all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested; PROVIDED, HOWEVER, that the Borrower's obligation to reimburse the Administrative Agent and the Lenders for reasonable costs and expenses incurred in connection with such inspections shall be limited to no more than one (1) inspection during any calendar year if such inspections are conducted at a time when no Default or Unmatured Default shall have occurred and is continuing. The Borrower shall keep and maintain, and cause each of its Subsidiaries, FTB and the Excluded Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, upon the Administrative Agent's request, shall turn over or make available copies of any such records to the Administrative Agent or its representatives; PROVIDED, that if no Default shall have occurred and is continuing, the Administrative Agent or its representatives, as applicable, shall return such records to the Borrower.

     (G) ERISA COMPLIANCE. The Borrower shall, and shall cause each other member of the Ball Corporate Group to, establish, maintain and operate all Plans to comply in all respects with the provisions, if applicable, of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except where such noncompliance would not reasonably be expected to subject the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $25,000,000.

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

     (H) MAINTENANCE OF PROPERTY. The Borrower shall cause all material property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (normal wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this SECTION 7.2(H) shall prevent the Borrower from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Administrative Agent or the Lenders.

     (I) ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Borrower or any Subsidiary to liability individually or in the aggregate in excess of $25,000,000.

     (J) USE OF PROCEEDS. The Borrower shall use the proceeds of the Revolving Loans to (i) facilitate the Reynolds Acquisition, (ii) repay existing Indebtedness, (iii) pay the Transaction Costs, and (iv) provide funds for the additional working capital needs and other general corporate purposes of the Borrower and its Subsidiaries. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock or to make any Acquisition, other than the Reynolds Acquisition and any other Permitted Acquisition pursuant to SECTION 7.3(G).

     (K)  ADDITIONAL GUARANTORS/PLEDGE OF CAPITAL STOCK.  (i) The Borrower will
(a) deliver and cause each of its Domestic Incorporated Subsidiaries to deliver an agreement evidencing the pledge, to the Administrative Agent, for the benefit of the Holders of Secured Obligations, of all of the Capital Stock of each Domestic Incorporated Subsidiary, within thirty (30) days after such Subsidiary has become a Subsidiary of the Borrower and (b) cause each Domestic Incorporated Subsidiary, within twenty (20) days after becoming a Subsidiary of the Borrower, to execute and deliver to the Administrative Agent an assumption agreement pursuant to which it agrees to be bound by the terms and provisions of the Subsidiary Guaranty (whereupon such Subsidiary shall become a "Guarantor" under this Agreement), and (c) deliver and cause such Subsidiaries to deliver corporate resolutions, opinions of counsel, stock certificates, stock powers, UCC financing statements with respect to the Capital Stock Collateral and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

     (ii) The Borrower shall deliver an agreement evidencing the pledge, to the Administrative Agent, for the benefit of the Holders of Secured Obligations, of
(A) all of the Capital Stock of Latasa owned by any member of the Ball Corporate Group (but not in excess of 65% of all of the outstanding Capital Stock thereof) on the date of the consummation of the Latasa Acquisition; and (B) 65% of the Capital Stock of each other Material Foreign Subsidiary, within sixty (60) days after such Subsidiary has become a Material Foreign Subsidiary, together, in each such case, with corporate resolutions, opinions of counsel, stock certificates, stock powers and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, in the event that any such Material Foreign Subsidiary is

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

wholly-owned by a Domestic Incorporated Subsidiary, in connection with which all of the requirements of CLAUSE (i) above have been satisfied and the activities of which are limited to owning the Capital Stock of its Subsidiaries, then, the Administrative Agent, at its option, may waive the requirement for the pledge of such Material Foreign Subsidiary's Capital Stock under this CLAUSE (ii); and PROVIDED FURTHER, HOWEVER, in the event that more than one Subsidiary within a commonly controlled group of Subsidiaries constitutes a Material Foreign Subsidiary, then only the Capital Stock of the "parent" or "controlling" Subsidiary shall be required to be pledged.

     (iii) If at any time any Material Foreign Subsidiary shall issue or cause to be issued Capital Stock, or warrants or options with respect to its Capital Stock, such that the aggregate amount of the Capital Stock of such Material Foreign Subsidiary pledged to the Administrative Agent for the benefit of the Holders of Secured Obligations is less than 65% of all of the outstanding Capital Stock thereof, the Borrower shall (A) promptly notify the Administrative Agent of such deficiency and (B) deliver or cause to be delivered any agreements, instruments, certificates and other documents as the Administrative Agent may reasonably request all in a form and substance reasonably satisfactory to the Administrative Agent in order to cause all of the Capital Stock of such Material Foreign Subsidiary owned by any member of the Ball Corporate Group (but not in excess of 65% of all of the outstanding Capital Stock thereof) to be pledged to the Agent for the benefit of the Holders of Secured Obligations; PROVIDED, that any Material Subsidiary may issue or cause to be issued any Capital Stock or warrants or options in respect of such Capital Stock only so long as no Change of Control shall result therefrom.

     (iv) In the event that the Borrower or any Guarantor causes or permits any Foreign Incorporated Subsidiary that is not a Guarantor to, directly or indirectly, guarantee the payment of any Indebtedness of the Borrower or any Guarantor then the Borrower will (a) simultaneously deliver, or cause to be delivered, an agreement evidencing the pledge, to the Administrative Agent, for the benefit of the Holders of Secured Obligations, of all of the Capital Stock of such Foreign Incorporated Subsidiary, (b) simultaneously cause such Foreign Incorporated Subsidiary to execute and deliver to the Administrative Agent an assumption agreement pursuant to which it agrees to be bound by the terms and provisions of the Subsidiary Guaranty (whereupon such Subsidiary shall become a "Guarantor" under this Agreement), and (c) deliver and cause such Subsidiaries to deliver corporate resolutions, opinions of counsel, stock certificates, stock powers, UCC financing statements with respect to the Capital Stock Collateral and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

     (L) YEAR 2000 ISSUES. The Borrower shall, and shall cause each of its Subsidiaries to, take all actions reasonably necessary to assure that the Year 2000 Issues will not have a Material Adverse Effect. The Borrower shall provide the Administrative Agent and each of the Lenders a copy of the Borrower's program to address Year 2000 Issues, including updates and progress reports upon request. The Borrower shall advise the Administrative Agent if any Year 2000 Issues will have or would reasonably be expected to have a Material Adverse Effect.

     (M) FOREIGN EMPLOYEE BENEFIT COMPLIANCE. The Borrower shall, and shall cause each of its Subsidiaries and each member of the Controlled Group to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not be reasonably likely to subject the Borrower or any of its Subsidiaries to liability, individually or in the aggregate in excess of $25,000,000.

     (N) FOREIGN GOVERNMENTAL CONSENTS AND APPROVALS. Within fifteen (15) days after the date upon which the Latasa Acquisition is consummated, the Borrower shall, or shall cause its Subsidiaries to, make all required filings or registrations with, give appropriate notice to, and otherwise seek any required authorization, consent and approval of the Administrative Council for Economic Defense in Brazil in respect of the Reynolds Acquisition.

     7.3  NEGATIVE COVENANTS.

     (A) INDEBTEDNESS. Neither the Borrower nor any other member of the Ball Corporate Group shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (i)     the Obligations;

          (ii) Indebtedness incurred in connection with the Long-Term Credit Agreement in a principal amount not to exceed $1,050,000,000 at any time;

          (iii) Indebtedness incurred in connection with the Receivables Purchase Documents;

          (iv) Permitted Existing Indebtedness and Permitted Refinancing Indebtedness;

          (v) Indebtedness evidenced by the Canadian Credit Facility and Permitted Refinancing Indebtedness in respect thereof, in each case, in a principal amount not to exceed $50,000,000;

          (vi) Indebtedness evidenced by the Senior Notes and the Subordinated Notes;

          (vii) subordinated indebtedness the terms (including, without limitation, those with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, subordination, events of default and remedies) of which are acceptable to the Required Lenders when issued, but in each case not any increase in the principal amount thereof and not any refinancing, modification, refunding or extension of maturity thereof, in whole or in part, unless such refinancing, modification, refunding or extension is not materially less favorable to the Borrower or any of its Subsidiaries, including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, subordination, events of default and remedies (such Indebtedness being referred to herein as "PERMITTED ADDITIONAL SUBORDINATED INDEBTEDNESS");

          (viii) Indebtedness in respect of obligations secured by Customary Permitted Liens;

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

          (ix)    Indebtedness constituting Guarantied Obligations permitted by
     SECTION 7.3(E);

          (x) Indebtedness arising from intercompany loans from the Borrower to any Controlled Subsidiary, or from any Subsidiary to the Borrower or any Controlled Subsidiary, PROVIDED that if the Borrower or any Guarantor is the obligor on such Indebtedness, such Indebtedness shall be expressly subordinate to the payment in full of the Secured Obligations; PROVIDED, FURTHER, that the aggregate of all Foreign Subsidiary Investments does not exceed the Permitted Foreign Subsidiary Investment Amount at any time;

          (xi) guaranties by the Borrower of Indebtedness permitted to be incurred by any Subsidiary or Indebtedness of any Person in which the Borrower makes an Investment pursuant to SECTION 7.3(D)(ix) (provided the amount of Indebtedness so guarantied shall be included for purposes of calculating the Investment in such Person as provided under SECTION 7.3(D)(ix));

          (xii) secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of assets used in the business, if (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired, (4) such Indebtedness does not exceed $50,000,000 in aggregate principal amount outstanding at any time, and (5) any Lien securing such Indebtedness is permitted under SECTION 7.3(C) (such Indebtedness being referred to herein as "PERMITTED PURCHASE MONEY INDEBTEDNESS");

          (xiii) Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (xiv) Indebtedness incurred by the Borrower or any of its Subsidiaries (whether assumed by the Borrower or such Subsidiary or issued to the seller) in any Permitted Acquisition as part of the consideration therefor, PROVIDED that such Indebtedness is unsecured and is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent (including, without limitation, those with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, subordination, events of default and remedies);

          (xv)    Indebtedness in respect of the Synthetic Leases;

          (xvi) all Indebtedness of the FTB Group only to the extent that neither the Borrower nor any Guarantor shall incur or suffer to exist any Guarantied Obligations in respect thereof (unless and to the extent such Guarantied Obligation would otherwise be permitted under SECTION 7.3(T)) and;

          (xvii) Indebtedness incurred by the Borrower or any Guarantor in addition to that referred to elsewhere in this SECTION 7.3(A) in a principal amount not to exceed in the aggregate (a) $25,000,000 if the Leverage Ratio (calculated as of the last day of the immediately preceding fiscal quarter) shall be greater than 3.0 to 1.0 as of the date of incurrence thereof, and (b) $75,000,000 if the Leverage Ratio (calculated as of the last day of the immediately preceding fiscal quarter) shall be less than or equal to 3.0 to 1.0 as of the date of incurrence thereof.

     (B) SALES OF ASSETS. Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

          (i)     sales of Inventory in the ordinary course of business;

          (ii)    Permitted Receivables Transfers;

          (iii) the disposition in the ordinary course of business of Equipment that is obsolete, excess or no longer useful in the Borrower's and its Subsidiaries' business;

          (iv) transfers of assets between the Borrower and any Controlled Subsidiary or between Controlled Subsidiaries of the Borrower not otherwise prohibited by this Agreement; PROVIDED, that the aggregate of all Foreign Subsidiary Investments does not exceed the Permitted Foreign Subsidiary Investment Amount at any time;

          (v)     transfers of assets pursuant to Investments permitted by
     SECTION 7.3(D) and Restricted Payments permitted by SECTION 7.3(F);

          (vi) the sale of the PET business unit of the Borrower and its Subsidiaries; PROVIDED, that such transaction (a) is for consideration consisting at least seventy-five percent (75%) of cash, (b) is for not less than fair market value (as determined by the board of directors of the Borrower in good faith, whose determination shall be conclusive evidence thereof and shall be evidenced by a resolution of such board of directors set forth in an Authorized Officer of the Borrower's certificate delivered to the Administrative Agent), and (c) is consummated when no Default has occurred and is continuing or would result therefrom;

          (vii) the sale of all or part of the assets or business constituting the Aerospace business unit of the Borrower and its Subsidiaries in one or more transactions; PROVIDED, that (a) each such transaction (x) is for consideration consisting at least seventy-five percent (75%) of cash, (y) is for not less than fair market value (as determined by the board of directors of the Borrower in good faith, whose determination shall be conclusive evidence thereof and shall be evidenced by a resolution of such board of directors set forth in an Authorized Officer of the Borrower's certificate delivered to the Administrative Agent), and (z) is consummated when no Default has occurred and is continuing or would result therefrom, and (b) the PRO FORMA opening consolidated financial statements of the Borrower and its Subsidiaries shall demonstrate that the Leverage Ratio of the Borrower and its Subsidiaries as of the last day of the Borrower's most recently completed fiscal quarter (assuming the effectiveness of such sale on such last day of the Borrower's most recently completed fiscal quarter) shall be less than or

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

     equal to the greater of (A) 3.0 to 1.0 and (B) the Leverage Ratio of the Borrower and its Subsidiaries as of the last day of the Borrower's most recently completed fiscal quarter as set forth on the compliance certificate delivered together with the financial statements for such fiscal quarter pursuant to SECTION 7.1(A)(iii);

          (viii) leases that are operating leases under which the Borrower or any of its Subsidiaries is the lessor in the ordinary course of its business that are not substantially equivalent to sales; and

          (ix) sales, assignments, transfers, leases, conveyances or other dispositions of other assets, PROVIDED that any such transaction (a) is for consideration consisting at least seventy-five percent (75%) of cash, (b) is for not less than fair market value (as determined by the board of directors of the Borrower in good faith, whose determination shall be conclusive evidence thereof and shall be evidenced by a resolution of such board of directors set forth in an Authorized Officer of the Borrower's certificate delivered to the Administrative Agent), and (c) when combined with all such other transactions pursuant to this CLAUSE (ix) (each such transaction being valued at book value) (i) during the immediately preceding twelve-month period, represents the disposition of not greater than $100,000,000, and (ii) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of not greater than $300,000,000.

Not less than five (5) Business Days prior to the consummation of any transaction permitted by CLAUSE (vi), (vii), or (ix) above, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying compliance with the requirements of CLAUSE (vi), (vii) or (ix), as applicable, and showing in reasonable detail the calculations on which such certification is based.

     (C) LIENS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

          (i) Liens created by the Loan Documents or otherwise securing the Secured Obligations;

          (ii)    Liens arising under the Receivables Purchase Documents;

          (iii)   Permitted Existing Liens;

          (iv)    Customary Permitted Liens;

          (v) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the Borrower's acquisition thereof) securing Permitted Purchase Money Indebtedness; PROVIDED that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased or subject to such Capitalized Lease;

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

          (vi) Liens with respect to property acquired by the Borrower or any Subsidiary after the Closing Date (and not created in contemplation of such acquisition) to the extent any such acquisitions are permitted pursuant to the terms hereof;

          (vii) Liens incurred in connection with sale-leaseback transactions permitted under SECTION 7.3(J); and

          (viii) Liens on any of the Collateral which are incurred in connection with the Guaranty Agreement to the extent (a) such Collateral secures the Secured Obligations at such time and (b) the beneficiaries of the Guaranty Agreement have entered into an intercreditor agreement with the Administrative Agent in form and substance reasonably acceptable to the Agents; and

          (ix) Liens securing other obligations not exceeding $25,000,000 in the aggregate at any time outstanding.

In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent for the benefit of itself and the Holders of Secured Obligations, as additional collateral for the Obligations; PROVIDED that any agreement, note, indenture or other instrument in connection with Permitted Purchase Money Indebtedness (including Capitalized Leases) may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Holders of the Secured Obligations on the items of property obtained with the proceeds of such Permitted Purchase Money Indebtedness.

     (D)  INVESTMENTS.  Other than Investments permitted pursuant to PARAGRAPH
(G) below, neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

          (i)     Investments in cash and Cash Equivalents;

          (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

          (iii) Investments in Ball Capital Corp. required in connection with the Receivables Purchase Documents;

          (iv) Investments, if any, resulting from transactions under the Manufacturing Supply Agreement;

          (v) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement (including settlements of litigation) of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

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

          (vi) Investments consisting of deposit accounts maintained by the Borrower and its Subsidiaries in the ordinary course of business in connection with its cash management system;

          (vii) Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by SECTION 7.3(B);

          (viii) Investments consisting of intercompany loans from the Borrower or any Subsidiary to the Borrower or any other Subsidiary permitted by
     SECTION 7.3(A)(x); PROVIDED, that the aggregate of all Foreign Subsidiary Investments made pursuant to this SECTION 7.3(D)(viii) shall not exceed $25,000,000 at any time;

          (ix) Investments which do not constitute Acquisitions, made in cash and in any Person having similar lines of business to those of the Borrower, PROVIDED that the total amount of all such Investments made after the Closing Date (including the amount of all cash invested, the fair market value of assets or property contributed and the principal amount of any Indebtedness guaranteed in connection therewith, but excluding, to the extent that any such Investment permitted hereunder shall be sold for cash, the lesser of (x) the cash return of capital with respect to such Investment (net of the cost of disposition) and (y) the initial amount of such Investment) shall not exceed $25,000,000 during the term of this Agreement; and

          (x) Investments in any Subsidiary that is a Controlled Subsidiary of the Borrower;

          (xi)    Investments constituting Permitted Acquisitions;

          (xii)   Restricted Investments permitted by SECTION 7.3(F)(viii);

          (xiii) Investments, in addition to the Permitted Existing Investment, in any member of the FTB Group; PROVIDED, HOWEVER, such additional Investments which when aggregated with the amount of Indebtedness which is credit enhanced pursuant to the provisions of SECTION 7.3(T) shall not exceed, in the aggregate an amount equal to Two Hundred Seven Million Dollars ($207,000,000);

          (xiv) Investments constituting Indebtedness permitted by SECTION 7.3(A) or Guarantied Obligations permitted by SECTION 7.3(E); and

          (xv)    Investments in addition to those permitted elsewhere in this
     SECTION 7.3(D), in an amount not to exceed $40,000,000 in the aggregate at any time outstanding;

PROVIDED, HOWEVER, that the Investments described in CLAUSES (ix), (xi), (xii) and (xiii) above shall not be permitted if either a Default or an Unmatured Default shall have occurred and be continuing on the date thereof or would result therefrom.

     (E) GUARANTIED OBLIGATIONS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Guarantied Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Guarantied Obligations; (iii) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrower or such Subsidiary which is not a Guarantor; (iv) Guarantied Obligations arising under the Transaction Documents; (v) guaranties of Indebtedness permitted by SECTION 7.3(A), PROVIDED, that to the extent such Indebtedness shall be subordinated to the Obligations, each such guarantee shall be subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent; (vi) obligations under the Guaranty Agreement; (vii) Guarantied Obligations with respect to surety, appeal and performance bonds obtained by the Borrower or any Subsidiary in the ordinary course of business; and (viii) additional Guarantied Obligations which do not exceed $10,000,000 in the aggregate at any time.

     (F) RESTRICTED PAYMENTS. Neither the Borrower nor any of its Subsidiaries shall declare or make any Restricted Payment, except:

          (i) the defeasance, redemption or repurchase of any Indebtedness with the Net Cash Proceeds of Permitted Refinancing Indebtedness;

          (ii) mandatory payments of interest, principal or premium, if any, due on the Indebtedness in accordance with mandatory redemption or repayment provisions in effect with respect to such Indebtedness as of the Closing Date, unless in each case such payments are prohibited by the terms of such Indebtedness or the subordination provisions applicable thereto;

          (iii) dividends or other distributions (including, without limitation liquidating distributions) payable or made by (a) any Wholly-Owned Subsidiary of the Borrower in compliance with applicable corporation law; and (b) any other Subsidiary of the Borrower in compliance with applicable corporation law; PROVIDED, that the amount of such dividends or distributions under this CLAUSE (b) which are paid or made to any Person not a member of the Ball Corporate Group (the "THIRD-PARTY PAYMENTS") shall be included for purposes of calculating compliance with CLAUSE (viii) below and shall be permitted only to the extent they are permitted under CLAUSE (viii) below;

          (iv) dividends or other payments from any Subsidiary of the Borrower to the Borrower pursuant to the Tax Allocation Agreement;

          (v) any public offering or other offering qualified under Rule 144A under the Securities Act of 1933, as amended, of all or part of the Equity Interests of a Person constituting the Aerospace business unit of the Borrower and/or any dividend or other distribution by the Borrower, direct or indirect, of any Equity Interests of a Person constituting the Aerospace business unit of the Borrower; PROVIDED that (x) the PRO FORMA opening consolidated financial statements of the Borrower and its Subsidiaries shall demonstrate that the Leverage Ratio of the Borrower and its Subsidiaries as of the last day of the Borrower's most recently completed fiscal quarter (assuming the effectiveness of such Restricted Payment on such last day of the Borrower's most recently completed fiscal quarter) shall be less than or equal to the greater of (A) 3.0 to 1.0 and
     (B) the Leverage Ratio of the Borrower and its Subsidiaries as of the last day of the Borrower's most recently completed fiscal quarter as set forth on the compliance certificate delivered together with the financial statements for such fiscal quarter pursuant to SECTION 7.1(A)(iii), and (y) the Borrower would not otherwise be in Default after giving effect thereto;

          (vi) in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower owned by any member of the Borrower's or any of its Subsidiaries' management, pursuant to a management equity subscription agreement or stock option agreement in effect on the Closing Date or entered into after the Closing Date with members of the management of any Person acquired after the Closing Date, PROVIDED, that the aggregate purchase price of all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $15,000,000 in the aggregate since the Closing Date;

          (vii) in connection with the repurchase of Equity Interests of the Borrower or any Subsidiary of the Borrower held by employees, former employees, directors or former directors pursuant to the terms of agreements (including employment agreements) approved by the Borrower's board of directors, PROVIDED, that the aggregate purchase price of all such repurchased Equity Interests net of Equity Interests sold to employees and directors shall not exceed $5,000,000 during any twelve-month period; and

          (viii) Third-Party Payments under CLAUSE (iii) above and additional Restricted Payments (including Restricted Investments but excluding any Restricted Payment made in compliance with CLAUSE (v) above) which do not in the aggregate exceed, for the period commencing with the Borrower's fiscal quarter ending December 31, 1998, and ending on the last day of the last quarter ending prior to such Third-Party Payment or Restricted Payment, the greater of (A) the sum of $60,000,000 MINUS the amount of all Third-Party Payments and Restricted Payments made under this CLAUSE (A), and (B) the sum of (a) fifty percent (50%) of Consolidated Net Income for such period (or, if Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS (b) the aggregate Net Cash Proceeds from the sale or issuance of Equity Interests (other than Disqualified Stock) of the Borrower for such period, PLUS (c) to the extent that any Restricted Investment permitted hereunder and made after the Closing Date shall be sold for cash during such period, the lesser of (x) the cash return of capital with respect to such Restricted Investment (net of the cost of disposition) and (y) the initial amount of such Restricted Investment;

     PROVIDED, HOWEVER, that the Restricted Payments described in CLAUSES (iv),
     (v), (vi), (vii) and (viii) above shall not be permitted if either a Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.

     (G) CONDUCT OF BUSINESS; RESTRICTIONS ON EXCLUDED SUBSIDIARIES; SUBSIDIARIES; ACQUISITIONS. (i) Neither the Borrower nor any of its Subsidiaries or Excluded Subsidiaries shall engage in any business other than the businesses engaged in by the Borrower and such Subsidiaries and Excluded Subsidiaries on the date hereof, the businesses engaged in by the Reynolds Group which is being acquired pursuant to the Reynolds Acquisition and any business or activities which are substantially


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

similar, related or incidental thereto. Without first entering into documentation reasonably acceptable to the Administrative Agent and consistent with the requirements set forth in SECTION 7.2(K), pursuant to which the Capital Stock of such entity is pledged pursuant to a Pledge Agreement and pursuant to which such entity becomes a Guarantor (at which time such entity shall be a "Subsidiary" hereunder and shall no longer constitute an "Excluded Subsidiary"), no Excluded Subsidiary shall engage in any business enterprise other than being a "name-holding" entity and shall have no assets (other than the statutorily required minimum capitalization) or liabilities.

          (ii) THE BORROWER MAY CREATE, ACQUIRE AND/OR CAPITALIZE ANY SUBSIDIARY (A "NEW SUBSIDIARY") after the date hereof pursuant to any transaction that is permitted by or not otherwise prohibited by this Agreement, PROVIDED that (1) each New Subsidiary that is a Domestic Incorporated Subsidiary shall execute a guaranty of the Obligations and (2)
(x) all of the Equity Interests in each New Subsidiary that is a Domestic Incorporated Subsidiary and (y) 65% of the Equity Interests in each New Subsidiary that is a Material Foreign Subsidiary, in each case, owned by the Borrower or any other Subsidiary shall be pledged to the Administrative Agent, for the benefit of Holders of Secured Obligations, pursuant to documentation in form and substance satisfactory to the Administrative Agent.

          (iii) Neither the Borrower nor any of its Subsidiaries shall make any Acquisitions, other than (x) the Reynolds Acquisition, (y) the Latasa Acquisition, provided the aggregate purchase price (including assumed liabilities) in respect thereof shall not exceed $74,000,000, and (z) other Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each of the Acquisitions permitted by CLAUSES (x), (y) and
(z) constituting a "PERMITTED ACQUISITION"):

          (1) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

          (2) after giving effect to such transaction, the aggregate of all Foreign Subsidiary Investments would not exceed the Permitted Foreign Subsidiary Investment Amount;

          (3) the Acquisition shall be consummated pursuant to a negotiated acquisition agreement on a non-hostile basis and the businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Borrower and its Subsidiaries on the Closing Date;

          (4) if the Leverage Ratio (calculated on a PRO FORMA basis using historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter) is greater than
     3.0 to 1.0, the aggregate purchase price (including assumed liabilities) of all Acquisitions otherwise permitted under this SECTION 7.3(G)(iii)(z) shall not exceed (a) for any single transaction or series of related transactions, $50,000,000; and (b) for all transactions from and after the Closing Date, $100,000,000; and


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

          (5) prior to each such Acquisition, the Borrower shall deliver to the Administrative Agent a certificate from one of the Authorized Officers of the Borrower, demonstrating to the reasonable satisfaction of the Administrative Agent and the Required Lenders that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by
     SECTION 7.3(A) in connection therewith, on a PRO FORMA basis using historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower would have been in compliance with the financial covenants in SECTION 7.4 and not otherwise in Default.

     (H) TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Neither the Borrower nor any of its Subsidiaries shall (i) directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any of the Equity Interests of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that are less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate, except for (a) Permitted Receivables Transfers, (b) transactions pursuant to the Tax Allocation Agreement, (c) transactions pursuant to the Manufacturing Supply Agreement, and (d) Restricted Payments permitted by SECTION 7.3(F) or
(ii) enter or permit to exist any such non-arm's length transaction between either the Borrower or any Domestic Incorporated Subsidiary, on the one hand, and any Foreign Incorporated Subsidiary, on the other hand, if as a result thereof the aggregate of all Foreign Subsidiary Investments would at any time exceed the Permitted Foreign Subsidiary Investment Amount.

     (I) RESTRICTION ON FUNDAMENTAL CHANGES. Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or property, whether now or hereafter acquired, except (a) transactions permitted under SECTIONS 7.3(B), 7.3(F) or 7.3(G) and
(b) the merger of any Subsidiary into the Borrower or a Controlled Subsidiary. No member of the FTB Group shall enter into any merger or consolidation, except the merger or consolidation of any member of the FTB Group into any other member of the FTB Group; PROVIDED, that FTB shall be the survivor of any merger or consolidation to which it is a party and no Change of Control shall result therefrom.

     (J) SALES AND LEASEBACKS. Neither the Borrower nor any of its Subsidiaries shall become liable, directly, by assumption or by Guarantied Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed (other than the aircraft owned by the Borrower and its Subsidiaries as of the Closing Date)) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless in either case the sale involved is not prohibited under SECTION 7.3(B) and the lease involved is not prohibited under SECTION 7.3(A).


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

     (K) MARGIN REGULATIONS. Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

     (L) ERISA. To the extent that any of the following actions or omissions, individually or in the aggregate, would reasonably be expected to subject the Borrower or any member of the Controlled Group to liability in excess of $25,000,000, the Borrower shall not:

          (i) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (ii) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments required under Section 412 of the Code or due with respect to any waived funding deficiency with respect to any Benefit Plan;

          (iii) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any liability of the Borrower or any Controlled Group member under Title IV of ERISA;

          (iv) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

          (v) amend, or permit any Controlled Group member to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrower or any Controlled Group member is required to provide security to such Plan under Section 401(a)(29) of the Code other than an amendment required by applicable law, a collective bargaining agreement or related obligation or a purchase or sale agreement;

          (vi) permit any unfunded liabilities with respect to any Foreign Pension Plan except to the extent that any such unfunded liabilities are being funded by annual contributions made by the Borrower or any member of its Controlled Group and such annual contributions are not less than the minimum amounts required under applicable local law; or

          (vii) fail, or permit any of its Subsidiaries or Controlled Group members to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment.

     (M) ISSUANCE OF DISQUALIFIED STOCK. Neither the Borrower nor any of its Subsidiaries shall issue any Disqualified Stock other than (i) the issuance of Disqualified Stock having a liquidation preference in an aggregate amount not in excess of the principal amount of Indebtedness that the Borrower and its Subsidiaries could incur on the date of such issuance pursuant to SECTION 7.3(A)(vi) OR (vii) Or (ii) pursuant to an exchange or conversion of then outstanding Indebtedness of the Borrower


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

or any of its Subsidiaries for or into Disqualified Stock, PROVIDED that, to the extent that the aggregate amount of the liquidation preference of such Disqualified Stock exceeds the principal amount of the Indebtedness so exchanged or converted, such Disqualified Stock could be issued pursuant to CLAUSE (i) above. All such issued and outstanding Disqualified Stock shall be treated as Indebtedness for all purposes of this Agreement (and as funded Indebtedness for purposes of SECTION 7.1(G)), and the amount of such deemed Indebtedness shall be the aggregate amount of the liquidation preference of such Disqualified Stock. The Borrower shall not permit any Subsidiary to issue any shares of preferred stock.

     (N) CORPORATE DOCUMENTS. Neither the Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents or the Tax Allocation Agreement as in effect on the date hereof in any manner adverse in any material respect to the interests of the Lenders, without the prior written consent of the Required Lenders.

     (O) FISCAL YEAR. Neither the Borrower nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

     (P) SUBSIDIARY COVENANTS. Except as required in connection with the Receivables Purchase Documents, the Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to effect any of the following: (i) pay dividends or make any other distribution on its stock, (ii) make any other Restricted Payment,
(iii) pay any Indebtedness or other Obligation owed to the Borrower or any other Subsidiary, (iv) make loans or advances or other Investments in the Borrower or any other Subsidiary, or (v) sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary (except property subject to a Lien permitted hereunder).

     (Q) HEDGING OBLIGATIONS. The Borrower shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower pursuant to which the Borrower has hedged its actual interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Borrower and any other Person are sometimes referred to herein as "HEDGING AGREEMENTS."

     (R) OTHER INDEBTEDNESS. The Borrower shall not amend, modify or supplement, or permit any Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement of), any document, agreement or instrument evidencing the Senior Notes or any Subordinated Indebtedness (or any replacements, substitutions or renewals thereof) or pursuant to which the Senior Notes or any Subordinated Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

          (i) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;


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

          (ii) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

          (iii) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

          (iv)  increases the rate of interest accruing on such Indebtedness;

          (v) provides for the payment of additional fees or increases existing fees;

          (vi) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or a Subsidiary of the Borrower from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Borrower (or any Subsidiary of the Borrower) or which is otherwise materially adverse to the Borrower and/or the Lenders or, in the case of adding covenants, which places material additional restrictions on the Borrower (or a Subsidiary of the Borrower) or which requires the Borrower or any such Subsidiary to comply with more restrictive financial ratios or which requires the Borrower to better its financial performance from that set forth in the existing financial covenants;

          (vii) amends, modifies or adds any affirmative covenant in a manner which, when taken as a whole, is materially adverse to the Borrower and/or the Lenders; or

          (viii) in the case of any Subordinated Indebtedness, amends, modifies or supplements the subordination provisions thereof.

     (S) AMENDMENT OF RECEIVABLES PURCHASE DOCUMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, agree to or enter into any amendment, restatement or other modification of the Receivables Purchase Documents, or substitute or replace the Receivables Purchase Documents with another receivables securitization facility, that would (i) increase the maximum amount of Indebtedness to be incurred thereunder to an amount in excess of $125,000,000; (ii) accelerate any scheduled amortization date;
(iii) increase the recourse obligations of the Borrower or any of its Subsidiaries (other than Ball Capital Corp.) in any material respect; (iv) provide for an "Event of Default," "Termination Event," "Early Amortization Event," "Servicer Default" or other similar event upon the occurrence of a Default or Unmatured Default hereunder; (v) impose net worth covenants for Ball Capital Corp. that are materially more stringent than those in existence on the Closing Date; (vi) materially decrease the cash consideration to be paid to Ball Capital Corp. or Ball Metal Food Container Corp., a Delaware corporation, Ball Plastic Container Corp., a Colorado corporation, and BMBCC on account of any Permitted Receivables Transfers; or (vii) materially increase the amount of discount, yield or interest payable thereunder.

     (T) RESTRICTIONS ON CREDIT SUPPORT TO THE FTB GROUP. Other than Permitted Existing Investments with respect to the FTB Group, neither the Borrower nor any of its Subsidiaries shall provide any type of credit support or credit enhancement to any member of the FTB Group, whether directly through loans to or Investments in, letters of credit issued for the benefit of any creditor of any member of the FTB Group or guarantees or any other Contractual Obligation, contingent or otherwise, of the Borrower or any of such Subsidiaries with respect to any Indebtedness or other obligation or liability of any member of the FTB Group, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, supported by letter of credit, endorsed (other than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse, or in respect of which the Borrower or any of its Subsidiaries is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received; PROVIDED such credit support or other credit enhancement shall be permitted if and only to the extent that it is treated as an Investment covered by the provisions of SECTION 7.3(D) and to the extent that such credit support or credit enhancement when added to the other Investments in the FTB Group would be permitted pursuant to SECTION 7.3(D).

     (U) AMENDMENTS TO AGREEMENTS. The Borrower shall not enter into, and shall not permit any Subsidiary to enter into, or otherwise consent to, any amendment or other modification to the Asset Purchase Agreement in any way that would be materially adverse to the Borrower or any of its Subsidiaries or to any of the Lenders.

     7.4  FINANCIAL COVENANTS. The Borrower shall comply with the following:

     (A) DEFINED TERMS FOR FINANCIAL COVENANTS. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

     "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and Permitted Purchase Money Indebtedness, but excluding (without duplication) any capitalized interest with respect thereto) by the Borrower and its Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

     "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "CONSOLIDATED NET INCOME" shall mean the net income and net losses of the Borrower and its Subsidiaries on a consolidated basis as defined according to Agreement Accounting Principles after excluding, without duplication, the sum of (i) any net losses or net income from the operations of any member of the FTB Group (other than net income which has been paid by cash dividend or otherwise distributed in cash to the Borrower or one of the Guarantors) and (ii) the cumulative effect of a change in accounting principles, in each case, calculated for the applicable period and determined in accordance with Agreement Accounting Principles; PROVIDED, that when calculating Consolidated Net Income, there shall be excluded from such calculation, the earnings of a Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower with respect to such earnings is not, at the date of determination, permitted without the prior approval of a Governmental Authority (and such approval has not been obtained), or is prohibited, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or the holders of its Capital Stock. For purposes of the calculation of Consolidated Net Income, the provisions of CLAUSE (i) shall be applicable to the FTB Group whether or not they constitute a Minority Interest.

     "CONSOLIDATED NET WORTH" shall mean the sum of shareholders' equity of the Borrower and its Subsidiaries, including preferred stock of the Borrower and its Subsidiaries; PROVIDED, that there shall be excluded therefrom all amounts related to the FTB Group.

     "EBITDA" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, of:

               (i)     Consolidated Net Income,

     PLUS      (ii)    Interest Expense, to the extent deducted in computing
                       Consolidated Net Income,

     PLUS      (iii)   charges against income for foreign, federal, state and
                       local taxes, to the extent deducted in computing
                       Consolidated Net Income,

     PLUS      (iv)    depreciation expense, to the extent deducted in computing
                       Consolidated Net Income,

     PLUS      (v)     amortization expense, including, without limitation,
                       amortization of goodwill and other intangible assets,
                       Transaction Costs, and other fees, costs and expenses in
                       connection with Permitted Acquisitions, in each case, to
                       the extent deducted in computing Consolidated Net Income,

     PLUS      (vi)    the lease expense component of the Synthetic Leases, to
                       the extent deducted in computing Consolidated Net Income,

     MINUS     (vii)   the gain (or PLUS the loss) (net of any tax effect)
                       resulting from the sale of any capital assets other than
                       in the ordinary course of business,

     MINUS     (viii)  extraordinary or nonrecurring after-tax gains (or PLUS extraordinary or nonrecurring after-tax losses),


                                      86

     MINUS     (ix)    any gain resulting from any write-up of assets (other
                       than with respect to any Company Owned Life Insurance
                       Program),

     PLUS      (x)     any loss resulting from any write-down of assets; and

     PLUS      (xi)    any non-cash restructuring charge.

in each case calculated for the applicable period in conformity with Agreement Accounting Principles.

     "INTEREST EXPENSE" means, for any period, the total interest expense of the Borrower and its consolidated Subsidiaries (other than the FTB Group), whether paid or accrued (including the interest component of Capitalized Leases, the interest component of the Synthetic Leases, net payments (if any) pursuant to Hedging Obligations relating to interest rate protection, commitment and letter of credit fees, and discount and other fees and charges incurred under the Receivables Purchase Documents), but excluding interest expense not payable in cash (including amortization of discount), as determined in conformity with Agreement Accounting Principles.

     "TOTAL DEBT" means, for any period, on a consolidated basis for the Borrower and its consolidated Subsidiaries (other than the FTB Group), Indebtedness of the Borrower and its Subsidiaries, other than (i) Hedging Obligations and (ii) the sum (without duplication) of the amounts then available for drawing under commercial or trade letters of credit and (iii) Support Obligations.

     (B) MINIMUM CONSOLIDATED NET WORTH. The Borrower shall not permit its Consolidated Net Worth at any time to be less than the sum of (a) $500,000,000, PLUS (b) fifty percent (50%) of Consolidated Net Income (if positive) calculated separately for each fiscal quarter commencing with the fiscal quarter ending December 31, 1998, PLUS (c) one hundred percent (100%) of the Net Cash Proceeds resulting from the issuance by the Borrower of any Capital Stock.

     (C) TOTAL DEBT TO EBITDA RATIO. The Borrower shall not permit the ratio (the "LEVERAGE RATIO") of Total Debt to EBITDA to be greater than the ratio set forth below under the column entitled "Leverage Ratio" at any time during the fiscal quarter ending on the corresponding date set forth below:

     QUARTER ENDING                LEVERAGE RATIO
     --------------                --------------
     December 31, 1998             4.75 to 1.00

     March 31, 1999                4.75 to 1.00
     June 30, 1999                 4.75 to 1.00
     September 30, 1999            4.50 to 1.00
     December 31, 1999             4.50 to 1.00

     March 31, 2000                4.25 to 1.00
     June 30, 2000                 4.25 to 1.00
     September 30, 2000            4.00 to 1.00
     December 31, 2000             4.00 to 1.00

     March 31, 2001                4.00 to 1.00
     June 30, 2001
     and each quarter
     thereafter                    3.50 to 1.00

The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Total Debt, Total Debt as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a PRO FORMA basis using historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment; PROVIDED, that there shall be excluded from the calculation of the Leverage Ratio all amounts related to the FTB Group.

     (D) FIXED CHARGE COVERAGE RATIO. The Borrower shall maintain a ratio ("FIXED CHARGE COVERAGE RATIO") of (i) the sum (without duplication) of the amounts of (a) EBITDA MINUS (b) Capital Expenditures to (ii) the sum of the amounts of (a) scheduled amortization of the principal portion of the "Term Loans" (as defined in the Long-Term Credit Agreement) and scheduled amortization of the principal portion of all other Indebtedness of the Borrower and its Subsidiaries (PROVIDED, that solely for purposes of calculating the Fixed Charge Coverage Ratio as of the fiscal quarter ending on December 31, 2001, such calculation shall be made exclusive of payments made at the final maturity of the Synthetic Leases during such fiscal quarter), PLUS (b) Interest Expense, PLUS (c) cash taxes paid, PLUS (d) dividends paid by the Borrower or other cash distributions made on the equity of the Borrower (PROVIDED, that for purposes of this SECTION 7.4(D), calculation of the Fixed Charge Coverage Ratio shall be exclusive of the effect of Restricted Payments made in compliance with SECTION 7.3(F)(v)) during such period of at least:

          (i) 1.05 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending December 31, 1998 through the fiscal quarter ending June 30, 1999;

          (ii) 1.10 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending September 30, 1999 through the fiscal quarter ending June 30, 2000;


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

          (iii) 1.15 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending on September 30, 2000 through the fiscal quarter ending on June 30, 2001; and

          (iv) 1.20 to 1.00 for each fiscal quarter thereafter until the Termination Date.

In each case the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day PROVIDED, that there shall be excluded from the calculation of the Fixed Charge Coverage Ratio all amounts relating to the FTB Group.

ARTICLE VIII:  DEFAULTS

     8.1 DEFAULTS. Each of the following occurrences shall constitute a Default under this Agreement:

     (a) FAILURE TO MAKE PAYMENTS WHEN DUE. The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within five (5) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

     (b) BREACH OF CERTAIN COVENANTS. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under:

          (i) SECTION 7.1(C) through and including (J) and SECTION 7.2 and such failure shall continue unremedied for fifteen (15) Business Days;

          (ii)  SECTION 7.1(A), 7.1(B), or 7.3 or 7.4.

     (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by the Borrower to the Administrative Agent or any Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be untrue in any material respect on the date as of which made (or deemed made).

     (d) OTHER DEFAULTS. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by PARAGRAPHS (a), (b) or (c) of this SECTION 8.1), or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for fifteen (15) Business Days after the earlier of (i) notice from the Administrative Agent or (ii) the date on which any member of the Borrower's or such Subsidiary's management, as applicable, shall first have actual knowledge thereof.

     (e) DEFAULT AS TO OTHER INDEBTEDNESS. (x) Any "Default" shall occur under and as defined in the Long-Term Credit Agreement; or (y) the Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (including, without limitation, Indebtedness with respect to any Hedging Agreement, but other than (i) the Obligations and the Indebtedness under the Receivables Purchase Documents and
(ii) the Obligations and Indebtedness of the FTB Group (which Obligations and Indebtedness are non-recourse to the Borrower and its Subsidiaries)) the aggregate outstanding principal amount of which Indebtedness is in excess of $10,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower or any of its Subsidiaries offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or the holder of such Indebtedness requires such Indebtedness to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

     (f)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) An involuntary case under applicable bankruptcy, insolvency or other similar law shall be commenced against the Borrower or any Material Subsidiary and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any Material Subsidiary in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any Material Subsidiary or over all or a substantial part of the property of the Borrower or any Material Subsidiary shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any Material Subsidiary or of all or a substantial part of the property of the Borrower or any Material Subsidiary shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any Material Subsidiary shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty
     (60) days after entry, appointment or issuance.

     (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The Borrower or any Material Subsidiary shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

     (h) JUDGMENTS AND ATTACHMENTS. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Borrower or any Material Subsidiary or any of their respective assets involving in any single case or in the aggregate an amount in excess of $10,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any judicially sanctioned sale thereunder.

     (i) DISSOLUTION. Any order, judgment or decree shall be entered against the Borrower or any Material Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower or any Material Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

     (j)  LOAN DOCUMENTS; FAILURE OF SECURITY.  At any time, for any reason,
(i) any Loan Document as a whole that materially affects the ability of the Administrative Agent, or any of the Lenders to enforce the Obligations or enforce their rights against the Collateral ceases to be in full force and effect or the Borrower or any of the Borrower's Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or the Borrower or any such Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) any material Lien on Collateral in favor of the Administrative Agent contemplated by the Loan Documents shall, at any time, for any reason (except as permitted by the terms of any such Loan Document), be invalidated or otherwise cease to be in full force and effect, or such Lien shall not have the priority contemplated by this Agreement or the Loan Documents.

     (k) TERMINATION EVENT. Any Termination Event occurs which individually or in the aggregate would reasonably be expected to subject the Borrower or any Controlled Group member to liability in excess of $25,000,000.

     (l) WAIVER OF MINIMUM FUNDING STANDARD. The plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any Controlled Group member to liability in excess of $10,000,000.

     (m) CHANGE OF CONTROL.  A Change of Control shall occur.

     (n) ENVIRONMENTAL MATTERS. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant, (ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant, or (iii) any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries, which, in any case, has subjected or is reasonably likely to subject the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $25,000,000 (exclusive of costs, expenses, claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such costs, expenses or claims have disclaimed coverage or reserved the right to disclaim coverage thereof and exclusive of costs, expenses or claims covered by the indemnity of a financially responsible indemnitor in favor of the Borrower or any of its Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof).

     (o) GUARANTOR DEFAULT OR REVOCATION. The Borrower or any Guarantor shall terminate or revoke any of their respective obligations under any of the Collateral Documents, or any other guarantor of the Obligations shall terminate or revoke any of its obligations under the applicable guarantee agreement or breach any of the terms of such guarantee agreement.

     (p) FAILURE OF SUBORDINATION. The subordination provisions of the documents and instruments evidencing any Subordinated Indebtedness shall, at any time, be invalidated or otherwise cease to be in full force and effect.

     A Default shall be deemed "continuing" until cured or until waived in writing in accordance with SECTION 9.3.

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND
REMEDIES

     9.1 TERMINATION OF REVOLVING LOAN COMMITMENTS; ACCELERATION. If any Default described in SECTION 8.1(f) or 8.1(g) or 8.1(i) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation of each Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives.

     9.2 DEFAULTING LENDER. In the event that any Lender fails to fund its Revolving Loan Pro Rata Share of any Advance requested or deemed requested by the Borrower, which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

          (i) the foregoing provisions of this SECTION 9.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to SECTION 2.10;

          (ii) any such Lender shall be deemed to have cured its failure to fund its Revolving Loan Pro Rata Share of any Advance at such time as an amount equal to such Lender's original Revolving Loan Pro Rata Share of the requested principal portion of such Advance is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this SECTION 9.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

          (iii) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Revolving Loan Pro Rata Share of any Advance ("CURE LOANS") shall bear interest at the rate applicable to Floating Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;

          (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied FIRST, ratably to all Floating Rate Loans constituting Non Pro Rata Loans, SECOND, ratably to Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, THIRD, ratably to Floating Rate Loans constituting Cure Loans;

          (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Revolving Loan Pro Rata Share of any Advance and the termination of the Revolving Loan Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Revolving Loan Pro Rata Share of such Advance have not been so cured) whose Pro Rata Shares represent at least fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; and

          (vi) for so long as and until any such Lender's failure to fund its Revolving Loan Pro Rata Share of any Advance is cured in accordance with SECTION 9.2(ii), (A) such Lender shall not be entitled to any commitment fees with respect to its Revolving Loan Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which commitment fees and letter of credit fees shall accrue in favor of the Lenders which have funded their respective Revolving Loan Pro Rata Share of such requested Advance, shall be allocated among such performing Lenders ratably based upon their relative Revolving Loan Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Loan Commitments of such performing Lenders exceeds the sum of (I) the outstanding principal amount of the Loans owing to such performing Lenders, PLUS (II) the outstanding Reimbursement Obligations owing to such performing Lenders, PLUS (III) the aggregate participation interests of such


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     performing Lenders arising pursuant to SECTION 3.6 with respect to undrawn and outstanding Letters of Credit.

     9.3 AMENDMENTS. Subject to the provisions of this ARTICLE IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

          (i) Postpone or extend the Revolving Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to prepayments of Loans and other Obligations or (b) a waiver of the application of the default rate of interest pursuant to
     SECTION 2.11 hereof or (c) as expressly provided by the terms of SECTION 2.18).

          (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon.

          (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters, or amend the definitions of "Required Lenders", "Revolving Loan Pro Rata Share", or "Pro Rata Share".

          (iv) Increase the amount of the Revolving Loan Commitment of any Lender hereunder, or increase any Lender's Revolving Loan Pro Rata Share or Pro Rata Share.

          (v)    Permit the Borrower to assign its rights under this Agreement.

          (vi)   Amend this SECTION 9.3.

          (vii)  Release all or substantially all of the Collateral.

          (viii) Except in connection with a transaction otherwise permitted pursuant to the terms of any Loan Document, release any Domestic Incorporated Subsidiary from its obligations under the Subsidiary Guaranty.

Any supplemental agreement entered into in accordance with the terms of this
SECTION 9.3 shall apply to each of the Lenders equally. No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank and (c) any Issuing Lender without the written consent of such Issuing Lender. The Administrative Agent may waive payment of the fee required under
SECTION 13.3(B) without obtaining the consent of any of the Lenders.


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     9.4  PRESERVATION OF RIGHTS.  No delay or omission of the Lenders or the
Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 9.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE X:  GENERAL PROVISIONS

     10.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated.

     10.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     10.3 PERFORMANCE OF OBLIGATIONS. The Borrower agrees that the Administrative Agent may, but shall have no obligation, to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of a Default, make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Administrative Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (y) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (z) pay any rents payable by the Borrower which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Administrative Agent shall use its best efforts to give the Borrower notice of any action taken under this SECTION 10.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Administrative Agent, upon demand, the principal amount of all funds advanced by the Administrative Agent under this SECTION 10.3, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this SECTION 10.3 within one (1) Business Day after the date the Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the


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Administrative Agent by any such Lender within one (1) Business Day after the
Administrative Agent's demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this SECTION
10.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent. All outstanding principal of, and interest on, advances made under this SECTION 10.3 shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

     10.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     10.5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agents and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agents and the Lenders relating to the subject matter thereof.

     10.6 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     10.7  EXPENSES; INDEMNIFICATION.

     (A) EXPENSES. The Borrower shall reimburse the Agents and the Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agents, which attorneys and paralegals may be employees of the Agents) paid or incurred by any Agent or any Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agents and the Arrangers and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agents and the Arrangers and the Lenders, which attorneys and paralegals may be employees of the Agents or the Arrangers or the Lenders) paid or incurred by any Agent or any Arranger or any Lender in connection with the restructure, workout or collection of the Obligations and enforcement (whether by legal proceedings, negotiation or otherwise) of the Loan Documents. In addition to expenses set forth above, the Borrower agrees to reimburse the Administrative Agent, promptly after the Administrative Agent's request therefor, for each audit, or other business analysis expressly permitted or contemplated hereby and performed by or for the benefit of the Lenders in connection


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with this Agreement or the other Loan Documents in an amount equal to the
Administrative Agent's then customary charges for each person employed to perform such audit or analysis, plus all reasonable costs and expenses (including without limitation, travel expenses) incurred by the Administrative Agent in the performance of such audit or analysis; PROVIDED, that the Borrower shall only be responsible for expenses in connection with one (1) such audit or business analysis in any calendar year at a time when no Default had occurred or was continuing.

     (B) INDEMNITY. The Borrower further agrees to defend, protect, indemnify, and hold harmless each and all of the Agents, the Arrangers and the Lenders and each of their respective Affiliates, and each of such Agent's, Arranger's, Lender's, or Affiliate's respective officers, directors, trustees, investment advisors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE V) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

          (i) this Agreement, the other Loan Documents or any of the Transaction Documents, or any act, event or transaction related or attendant thereto or to the Reynolds Acquisition, the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Transaction Documents; or

          (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant arising out of or relating to, in any way, the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest (collectively, the "INDEMNIFIED MATTERS");

PROVIDED, HOWEVER, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused by or resulting from the willful misconduct or Gross Negligence of such Indemnitee with respect to the Loan Documents or the Indemnified Matters, in


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each case, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

     (C) WAIVER OF CERTAIN CLAIMS; SETTLEMENT OF CLAIMS. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Borrower or any of its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding with respect to which any Agent or any Lender or any Indemnitee is a party (or in connection with which liability has been asserted against any Agent or any Lender or any Indemnitee) and relating to or arising out of the transactions evidenced by this Agreement, the other Loan Documents or the Reynolds Acquisition Documents unless such settlement releases all Indemnitees from any and all liability with respect thereto.

     (D) SURVIVAL OF AGREEMENTS. The obligations and agreements of the Borrower under this SECTION 10.7 shall survive the termination of this Agreement.

     10.8 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

     10.9 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     10.10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     10.11 NONLIABILITY OF LENDERS. The relationship between the Borrower and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither any Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither any Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     10.12 GOVERNING LAW. THE ADMINISTRATIVE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN THE BORROWER AND THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED


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BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN
DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

     (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (B) OTHER JURISDICTIONS. THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR (3) TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON.
WITHOUT IMPAIRING THE BORROWER'S ABILITY TO BRING ANY COUNTERCLAIM IN ANY PROCEEDING COMMENCED PURSUANT TO SUBSECTION (A) ABOVE, THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON UNDER THIS SUBSECTION (B) TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

     (C) SERVICE OF PROCESS; VENUE. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY APPOINTS CT CORPORATION, WHOSE ADDRESS IS 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60603 AS THE BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS)


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WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR
PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

     (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (E) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 10.13, WITH ITS COUNSEL.

     10.14 SUBORDINATION OF INTERCOMPANY INDEBTEDNESS. The Borrower agrees that any and all claims of the Borrower against any of its Subsidiaries that is a Guarantor or the capital stock of which is pledged pursuant to a Pledge Agreement (each a "RESTRICTED SUBSIDIARY") with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations; PROVIDED that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such Restricted Subsidiary to the extent permitted by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any Restricted Subsidiary all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any other Restricted Subsidiary (whether constituting part of Collateral given to any Holder of Secured Obligations or the Administrative Agent to secure payment of all or any part of the Secured Obligations or otherwise) shall be and are subordinated to the rights of the Holders of Secured Obligations and the Administrative Agent in those assets. The Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Secured Obligations have been terminated. If all or any part of the assets of any Restricted Subsidiary, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Restricted Subsidiary, whether partial or


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complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Restricted Subsidiary is dissolved or if substantially all of the assets of any such Restricted Subsidiary are sold, then, and in any such event (such events being herein referred to as an "INSOLVENCY EVENT"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Restricted Subsidiary to the Borrower ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Administrative Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash).
Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness after an Insolvency Event and prior to the satisfaction of all of the Secured Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Secured Obligations, the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Holders of Secured Obligations. If the Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Secured Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Secured Obligations have been terminated, the Borrower will not assign or transfer to any Person (other than the Administrative Agent) any claim the Borrower has or may have against any Restricted Subsidiary.

     10.15 OTHER TRANSACTIONS. Each of the Agents, the Arrangers, the Lenders, the Swing Line Bank, the Issuing Banks and the Borrower acknowledges that the Lenders (or Affiliates of the Lenders) may, from time to time, effect transactions for their own accounts or the accounts of customers, and hold positions in loans or options on loans of the Borrower, the Borrower's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. In addition, certain Affiliates of one or more of the Lenders are or may be securities firms and as such may effect, from time to time, transactions for their own accounts or for the accounts of customers and hold positions in securities or options on securities of the Borrower, the Borrower's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. Other business units affiliated with each of the Agents are providing other financial services and products to the Borrower in connection with the Reynolds Acquisition and the other transactions contemplated by this Agreement. Each of the Agents, the Arrangers, the Lenders, the


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Swing Line Bank, the Issuing Banks and the Borrower acknowledges and consents to these multiple roles, and further acknowledges that the fact that any such unit or Affiliate is providing another service or product or proposal therefor to the Borrower does not mean that such service, product, or proposal is or will be acceptable to any of the Agents, the Arrangers, the Lenders, the Swing Line Bank, or the Issuing Banks.

ARTICLE XI:  THE ADMINISTRATIVE AGENT

     11.1 APPOINTMENT; NATURE OF RELATIONSHIP. The First National Bank of Chicago is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this ARTICLE XI. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Holder of Secured Obligations by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Holders of Secured Obligations, (ii) is a "representative" of the Holders of Secured Obligations within the meaning of
Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its affiliates as Holders of Secured Obligations, agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Secured Obligations waives.

     11.2 POWERS. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

     11.3 GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction results from (i) the Gross Negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Loan Documents.

     11.4 NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, COLLATERAL, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in


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connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in
ARTICLE V, except receipt of items required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or
(v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of its Subsidiaries.

     11.5 ACTION ON INSTRUCTIONS OF LENDERS. The Administrative Agent in all cases, as between the Administrative Agent and the Holders of Secured Obligations, shall be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all Holders of Secured Obligations. As between the Administrative Agent and the Holders of Secured Obligations, the Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     11.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

     11.7 RELIANCE ON DOCUMENTS; COUNSEL. As between the Administrative Agent and the Holders of Secured Obligations, the Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

     11.8 THE ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Revolving Loan Commitments (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents (other than amounts not reimbursed by the Borrower pursuant to the terms of the letter agreements identified in SECTIONS 2.14(C)(ii) and (iii)), (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the


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Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Administrative Agent.

     11.9 RIGHTS AS A LENDER. With respect to its Revolving Loan Commitment, Loans made by it and the Letters of Credit issued by it as an Issuing Bank, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

     11.10 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon any Agent, any Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     11.11 SUCCESSOR AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation


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hereunder as Administrative Agent, the provisions of this ARTICLE XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. Notwithstanding anything herein to the contrary, the Administrative Agent may at any time and without the consent of any of the parties hereto designate one or more of its Affiliates as successor Administrative Agent.

     11.12 COLLATERAL DOCUMENTS. (a) Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

          (b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Holders of Secured Obligations.

          (c) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Revolving Loan Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this SECTION 11.12(c).

          (d) Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, or consummation of any transaction involving the sale of all or substantially all of the assets of a Guarantor and upon at least five Business Days' prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred or evidence the release of the applicable Guarantor from its obligations under the Subsidiary Guaranty; PROVIDED, HOWEVER, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations, any other Guarantor's obligations under the Subsidiary Guaranty or any Liens upon (or obligations of the


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Borrower or any Subsidiary in respect of) all interests retained by the
Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Notwithstanding the foregoing, each of the Agents, the Arrangers and the Lenders hereby acknowledges and agrees that upon the consummation of any transaction involving the sale of the PET business unit of the Borrower and the disposition of the Aerospace business unit of the Borrower, which sale or disposition is permitted pursuant to the terms of SECTION 7.3(B)(vi) or (vii) or 7.3(F)(v), the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Banks, shall release and terminate the Subsidiary Guaranty with respect to any Subsidiary of the Borrower which is the subject of such transaction or, as applicable, release the stock of such Subsidiary from the pledge to the Administrative Agent.

     11.13. NO DUTIES IMPOSED UPON SYNDICATION AGENT, DOCUMENTATION AGENT OR ARRANGERS. None of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or "Documentation Agent" or "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreements as a "Syndication Agent" or "Documentation Agent" or "Arranger" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreements set forth in SECTION 11.10, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


ARTICLE XII:  SETOFF; RATABLE PAYMENTS

     12.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     12.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

     12.3 APPLICATION OF PAYMENTS. Subject to the provisions of SECTION 9.2, the Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall


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be consistent with the last sentence of this SECTION 12.3 (it being agreed and understood that so long as no Default shall have occurred and is continuing any modification of the application of payments shall be made only with the consent of the Borrower), apply all payments and prepayments in respect of any Obligations and all proceeds of the Collateral in the following order:

          (A) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

          (B) second, to pay interest on and then principal of any advance made under SECTION 10.3 for which the Administrative Agent has not then been paid by the Borrower or reimbursed by the Lenders;

          (C) third, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Administrative Agent;

          (D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the issuer(s) of Letters of Credit;

          (E) fifth, to pay interest due in respect of Swing Line Loans;

          (F) sixth, to pay interest due in respect of Loans (other than Swing Line Loans) and L/C Obligations;

          (G) seventh, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

          (H) eighth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans) and Reimbursement Obligations;

          (I) ninth, to provide required cash collateral, if required pursuant to SECTION 3.11;

          (J) tenth, to the ratable payment of all other Obligations; and

          (K) eleventh, to the Hedging Obligations under Hedging Agreements.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied FIRST, to repay outstanding Floating Rate Loans, and THEN to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this SECTION 12.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, the Swing Line Bank and the issuer(s) of Letters of Credit and other Holders of Secured Obligations as among themselves. The order of priority set forth in CLAUSES (D) through (K) of this SECTION 12.3 may at any time and from time to time be


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changed by the Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person; PROVIDED, that the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank. The order of priority set forth in CLAUSES (A) through (C) of this SECTION 12.3 may be changed only with the prior written consent of the Administrative Agent.

     12.4 RELATIONS AMONG LENDERS. Except with respect to the exercise of set-off rights of any Lender in accordance with SECTION 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the last sentence of this SECTION 12.4, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral or Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. Notwithstanding the foregoing, and subject to SECTION 12.2, any Lender shall have the right to enforce on an unsecured basis the payment of the principal of and interest on any Loan made by it after the date such principal or interest has become due and payable pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, the Administrative Agent shall commence enforcement of any remedy (including, without limitation, the exercise of any voting rights under any Pledge Agreement) under this Agreement or any other Loan Document only with the consent, or at the direction, of the Required Lenders.


ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     13.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this SECTION 13.1(i) shall be null and void, and (ii) any assignment by any Lender must be made in compliance with SECTION 13.3 hereof. Notwithstanding CLAUSE (II) of this SECTION 13.1 or SECTION 13.3, (i) any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a fund or commingled investment vehicle that invests in commercial loans in the ordinary course of its business may at any time, without the consent of the Borrower or the Administrative Agent, pledge or assign all or any part of its rights under this Agreement to a trustee or other representative of holders of obligations owed or securities issued by such Lender as collateral to secure such obligations or securities; PROVIDED, HOWEVER, that no such assignment or pledge shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat each Lender as the owner thereof for all purposes hereof unless and until such Lender complies with SECTION 13.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Loan, Revolving Loan Commitment, L/C Interest or any other interest of a Lender under the Loan Documents agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request,


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authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any Loan, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Loan.

     13.2  PARTICIPATIONS.

     (A) PERMITTED PARTICIPANTS; EFFECT. Subject to the terms set forth in this SECTION 13.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Loans made by it for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of ARTICLE IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.

     (B) VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment (but not any prepayment) of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment, or releases all or substantially all of the Collateral, if any, securing any such Loan.

     (C) BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 12.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in SECTION 12.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in
SECTION 12.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 12.2 as if each Participant were a Lender.

     13.3  ASSIGNMENTS.

     (A) PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities


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("PURCHASERS") all or a portion of its rights and obligations under this
Agreement (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this SECTION 13.3. Each assignment may be of a non-ratable percentage of the assigning Lender's rights and obligations under this Agreement. Such assignment shall be substantially in the form of EXHIBIT D hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or, without the prior written consent of the Administrative Agent, involves loans and commitments in an aggregate amount of at least $5,000,000 (which minimum amount (i) shall not apply to any assignment between Lenders, or to an Affiliate or Approved Fund of any Lender, and (ii) in any event may be waived by the Required Lenders after the occurrence of a Default or Unmatured Event of Default). The consent of the Administrative Agent and, prior to the occurrence of a Default, the Borrower (which consent of the Administrative Agent and of the Borrower, in each such case, shall not be unreasonably withheld), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate or Approved Fund of such Lender.

     (B) EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as APPENDIX I to EXHIBIT D hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by SECTION 13.3(A) hereof, and (ii) payment of a $3,500 fee by the assignee or the assignor (as agreed) to the Administrative Agent (unless waived by the Administrative Agent) for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that either (y) none of the consideration used to make the purchase of the Revolving Loan Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA or (z) the purchase by the Purchaser of the assignment does not and the holding by the Purchaser of the rights and interests in and under the Loan Documents does not and will not constitute a "prohibited transaction" within the meaning of Sections 406 of ERISA and Section 4975 of the Code. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 13.3(B), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that to the extent notes have been issued to evidence any of the transferred Loans, replacement notes are issued to such transferor Lender and new notes or, as appropriate, replacement notes, are issued to such Purchaser, in each case, in principal amounts reflecting their Revolving Loan Commitment, as adjusted pursuant to such assignment.

     (C) THE REGISTER. The Administrative Agent shall maintain at its address referred to in SECTION 14.1 a copy of each assignment delivered to and accepted by it pursuant to this SECTION 13.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the


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Revolving Loan Commitment of and principal amount of the Loans owing to, each
Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this SECTION 13.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     13.4 CONFIDENTIALITY. Subject to SECTION 13.5, the Administrative Agent and the Lenders and their respective representatives, consultants and advisors shall hold all nonpublic information obtained pursuant to the requirements of this Agreement or in connection with the transactions contemplated by this Agreement and identified as such by the Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or investment practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or any securities exchange or similar self-regulatory organization or representative thereof or pursuant to a regulatory examination or legal process, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor, and shall require any such Transferee to agree (and require any of its Transferees to agree in writing) to comply with this SECTION 13.4. In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Agreement.

     13.5 DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Subsidiaries and the Collateral; PROVIDED that prior to any such disclosure, such prospective Transferee shall agree in writing to preserve in accordance with SECTION 13.4 the confidentiality of any confidential information described therein.


ARTICLE XIV:  NOTICES

     14.1 GIVING NOTICE. Except as otherwise permitted by SECTION 2.13 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties; PROVIDED, HOWEVER, that Borrowing/Conversion/Continuation Notices shall be delivered to the Administrative Agent at One First National Plaza, Suite 0634, Chicago, Illinois 60670-0634, Attention: Karen Hannusch, Telephone No. 312-732-9868, Facsimile No. 312-732-2715. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     14.2 CHANGE OF ADDRESS. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


ARTICLE XV:  COUNTERPARTS

     15.1 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.


                    [REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.


                              BALL CORPORATION, as the Borrower



                              By: /s/ Douglas E. Poling
                                 ----------------------------------
                                 Name:  Douglas E. Poling
                                 Title: Treasurer

                              Address:
                              10 Longs Peak Drive
                              Broomfield, CO  80021

                              Attention: Douglas E. Poling
                              Telephone No.:  (303) 460-2191
                              Facsimile No.:  (303) 460-2127


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CREDIT AGREEMENT

                              THE FIRST NATIONAL BANK OF
                              CHICAGO, as Administrative Agent and as a Lender



                              By: /s/ Scott C. Morrison
                                 ----------------------------------
                                 Name:  Scott C. Morrison
                                 Title: Vice President

                              Address:
                              One First National Plaza
                              15th Floor
                              Chicago, Illinois  60670
                              Attention:   Timothy E. Greening
                              Telephone No.:  (312) 732-1864
                              Facsimile No.:  (312) 732-7655

                              with a copy to:
                              One Indiana Square    Suite 312
                              Indianapolis, IN  46266
                              Attention: Scott C. Morrison, Vice President Telephone No.: (317) 266-7351
                              Facsimile No.:  (317) 266-6042




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CREDIT AGREEMENT                     114

                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, as Syndication Agent and as a Lender



                              By: /s/ M.E. Kelley
                                 -----------------------------------
                                 Name:  Mark Kelley
                                 Title: Managing Director

                              Address:
                              231 South LaSalle Street
                              9th Floor
                              Chicago, IL 60697
                              Attention:  Paul B. Higdon
                              Telephone No.:  (312) 828-7952
                              Facsimile No.:  (312) 987-0303




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CREDIT AGREEMENT                     115

                              LEHMAN COMMERCIAL PAPER INC., as Documentation Agent and as a Lender



                              By: /s/ William J. Gallagher
                                  ----------------------------------
                                 Name: William J. Gallagher
                                 Title: Authorized Signatory

                              Address:
                              3 World Financial Center
                              200 Vesey Street
                              New York, New York 10285
                              Attention:  Michelle Swanson
                              Telephone No.:  212-526-0330
                              Facsimile No.:  212-528-0819





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CREDIT AGREEMENT                     116

                              ABN AMRO BANK N.V., as a Lender



                              By: /s/ Denis J. Campbell IV
                                  ------------------------------------
                                 Name:  Denis J. Campbell IV
                                 Title: Vice President

                              By: /s/ Mary L. Honda
                                  ------------------------------------
                                 Name:  Mary L. Honda
                                 Title: Vice President

                              Address:
                              135 South LaSalle Street
                              Suite 2805
                              Chicago, IL 60603
                              Attention:  Credit Administration
                              Telephone No.:  (312) 904-8835
                              Facsimile No.:  (312) 904-8840

                              with a copy to:

                              ABN AMRO Bank N.V.
                              135 South LaSalle Street
                              Suite 625
                              Chicago, IL 60603
                              Attention:  Mary Honda




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CREDIT AGREEMENT                     117

                              ARAB BANKING CORPORATION (B.S.C.), as a Lender



                              By: /s/ Grant E. McDonald
                                  ------------------------------------
                                 Name: Grant E. McDonald
                                 Title: Vice President

                              Address:
                              277 Park Avenue
                              32nd Floor
                              New York, NY 10172-3299
                              Attention:  Grant McDonald, Vice President
                              Telephone No.:  (212) 583-4759
                              Facsimile No.:  (212) 583-0935





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CREDIT AGREEMENT                    118

                              BANKBOSTON, N.A., as a Lender



                              By: /s/ Janet Twomey
                                 --------------------------------------
                                 Name:  Janet Twomey
                                 Title: Vice President

                              Address:
                              100 Federal Street
                              Boston, MA 02110
                              Mail Stop: MA B05 01-10-01
                              Attention:  Janet Twomey
                              Telephone No.:  (617) 434-3069
                              Facsimile No.:  (617) 434-0601






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CREDIT AGREEMENT                    119

                              BANK LEUMI USA, as a Lender



                              By: /s/ Del Lorimer
                                 -----------------------------------
                                 Name: Del Lorimer
                                 Title: Vice President

                              Address:
                              8383 Wilshire Blvd.
                              Suite 400
                              Beverly Hills, CA 90211
                              Attention:  Del Lorimer
                              Telephone No.:  (323) 966-4721
                              Facsimile No.:  (323) 655-5933





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CREDIT AGREEMENT                    120

                              BANK OF HAWAII, as a Lender


                              By: /s/ Brenda K. Testerman
                                 --------------------------------------
                                 Name:  Brenda Testerman
                                 Title: Vice President

                              Address:
                              130 Merchant Street
                              20th Floor
                              Honolulu, HI 96813
                              Attention:  Donna Arakawa
                              Telephone No.:  (808) 693-1698
                              Facsimile No.:  (808) 693-1672





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CREDIT AGREEMENT                    121

                              THE BANK OF NEW YORK, as a Lender



                              By: /s/ Robert Louk
                                 ---------------------------------
                                 Name:  Robert Louk
                                 Title: Vice President

                              Address:
                              One Wall Street
                              New York, NY 10286
                              Attention:  Robert J. Louk
                              Telephone No.:  (310) 996-8663
                              Facsimile No.:  (310) 996-8667




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CREDIT AGREEMENT                    122

                                            THE BANK OF NOVA SCOTIA, as a Lender



                                            By: /s/ Jon Burckin
                                               ---------------------------------
                                               Name:   Jon Burckin
                                               Title:  Relationship Manager

                                            Address:
                                            600 Peachtree Street N.E.
                                            Suite 2700
                                            Atlanta, GA 30308
                                            Attention:  Kathy Clark
                                            Telephone No.:  (404) 877-1542
                                            Facsimile No.:  (404) 888-8998










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CREDIT AGREEMENT                      123

                                  THE BANK OF TOKYO -- MITSUBISHI, LTD.,
                                  CHICAGO BRANCH,  as a Lender



                                  By: /s/ Hajime Watanabe
                                     -----------------------------------
                                     Name: Hajime Watanabe
                                     Title: Deputy General Manager

                                  Address:
                                  227 West Monroe Street
                                  Suite 2300
                                  Chicago, IL 60606
                                  Attention:  Christopher Jones
                                  Telephone No.:  (312) 696-4656
                                  Facsimile No.:  (312) 696-4535











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CREDIT AGREEMENT                      124

                                     BANQUE NATIONALE DE PARIS, as a Lender



                                     By: /s/ Clive Bettles
                                        -----------------------------------
                                        Name:  Clive Bettles
                                        Title: Senior Vice President & Manager


                                     By: /s/ Mitchell M. Ozawa
                                        -----------------------------------
                                        Name:  Mitchell M. Ozawa
                                        Title: Vice President


                                     Address:
                                     725 South Figueroa Street
                                     Suite 2090
                                     Los Angeles, CA 90017
                                     Attention:  Mitchell Ozawa
                                     Telephone No.:  (213) 488-9120
                                     Facsimile No.:  (213) 488-9602















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CREDIT AGREEMENT                      125

                                        PARIBAS, as a Lender



                                        By: /s/ Nicholas C. Mast
                                           -----------------------------------
                                           Name:  Nicholas C. Mast
                                           Title: RGM

                                        By: /s/ Ann B. McAloon
                                           -----------------------------------
                                           Name:  Ann B. McAloon
                                           Title: Vice President

                                        Address:
                                        227 West Monroe Street
                                        Suite 3300
                                        Chicago, IL 60606
                                        Attention: Nicholas C. Mast
                                        Telephone No.:  (312) 853-6038
                                        Facsimile No.:  (312) 853-6020













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CREDIT AGREEMENT                      126

                                       COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                                       EUROPEENNE, as a Lender



                                       By: /s/ Sean Mounier
                                          -------------------------------------
                                          Name:  Sean Mounier
                                          Title: First Vice President

                                       By: /s/ Brian O'Leary
                                          -------------------------------------
                                          Name:  Brian O'Leary
                                          Title: Vice President

                                       Address:
                                       520 Madison Avenue
                                       37th Floor
                                       New York, NY 10022
                                       Attention:  Sean Mounier
                                       Telephone No.:  (212) 715-4413
                                       Facsimile No.:  (212) 715-4535











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CREDIT AGREEMENT                      127

                                                 CITY NATIONAL BANK, as a Lender



                                                 By: /s/ Scott J. Kelley
                                                    ---------------------------
                                                    Name:   Scott J. Kelley
                                                    Title:  Vice President

                                                 Address:
                                                 400 North Roxbury Drive
                                                 Beverly Hills, CA 90210
                                                 Attention:  Scott Kelley
                                                 Telephone No.:  (310) 888-6536
                                                 Facsimile No.:  (310) 888-6564











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CREDIT AGREEMENT                      128

                                 COMMERZBANK, A.G.  NEW YORK BRANCH, as a Lender



                                 By: /s/ Mary Harold
                                    -------------------------------------------
                                    Name:   Mary Harold
                                    Title:  Vice President

                                 By: /s/ Andrew Campball
                                    -------------------------------------------
                                    Name:   Andrew Campball
                                    Title:  Assistant Vice President


                                 Address:
                                 2 World Financial Center
                                 32nd Floor
                                 New York, NY 10281-1050
                                 Attention:  Mary Harold
                                 Telephone No.:  (212) 266-7509
                                 Facsimile No.:  (212) 266-7374














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CREDIT AGREEMENT                      129

                                    CREDIT LYONNAIS NEW YORK BRANCH, as a Lender



                                    By: /s/ Alain Papiasse
                                       -------------------------------------
                                       Name: Alain Papiasse
                                       Title: Executive Vice President

                                    Address:
                                    2200 Ross Avenue
                                    Suite 4400 West
                                    Dallas, TX 75201
                                    Attention:  Brian Brown
                                    Telephone No.:  (214) 220-2308
                                    Facsimile No.:  (214) 220-2323

                                    with a copy to:

                                    1301 Avenue of the Americas
                                    New York, NY 10019
                                    Attention:  Ron Finn









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CREDIT AGREEMENT                      130

                                    DG BANK DEUTSCHE GENOSSENSCHAFTSBANK, CAYMAN
                                    ISLAND BRANCH, as a Lender



                                    By: /s/ S. Wendt
                                       -----------------------------------
                                       Name:  Sabine Wendt
                                       Title: Asst. Vice President

                                    By: /s/ Karen A. Brinkman
                                       -----------------------------------
                                       Name:  Karen A. Brinkman
                                       Title: Vice President

                                    Address:
                                    609 Fifth Avenue
                                    New York, NY 10017
                                    Attention:  Sabine Wendt
                                    Telephone No.:  (212) 745-1559
                                    Facsimile No.:  (212) 745-1556
















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CREDIT AGREEMENT                      131

                                      DRESDNER BANK AG NEW YORK AND GRAND CAYMAN
                                      BRANCHES, as a Lender



                                      By: /s/ John W. Sweeney
                                         ---------------------------------
                                         Name:  John W. Sweeney
                                         Title: Assistant Vice President

                                      By: /s/ Christopher E. Sarisky
                                         ---------------------------------
                                         Name:  Christopher E. Sarisky
                                         Title: Assistant Vice President

                                      Address:
                                      190 South LaSalle Street
                                      Suite 2700
                                      Chicago, IL 60603
                                      Attention:  James Jerz
                                      Telephone No.:  (312) 444-1314
                                      Facsimile No.:














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CREDIT AGREEMENT                      132

                              ERSTE BANK NEW YORK BRANCH, as a Lender


                              By: /s/ RIMA TERRADISTA
                                 -------------------------------
                                 Name:  Rima Terradista
                                 Title:  Vice President

                              By: /s/ JOHN S. RUNNION
                                 -------------------------------
                                 Name:  JOHN S. RUNNION
                                 Title:  FIRST VICE PRESIDENT

                              Address for notices
                              280 Park Avenue, West Building
                              New York, NY 10017
                              Attention:  Rima Terradista
                              Telephone No.:  (212) 984-5638
                              Facsimile No.:  (212) 984-5627



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CREDIT AGREEMENT                      133

                              FIRST COMMERCIAL BANK, NEW YORK AGENCY, as a
                              Lender


                              By:    /s/ Ou Jia Shyang
                                 -------------------------------
                                 Name:   Jia-Shyang Ou
                                 Title:  Assistant Vice President
                                         & Deputy General Manager

                              Address:
                              Two World Trade Center
                              Suite 7868
                              New York, NY 10048
                              Attention:  Jeffrey Wang
                              Telephone No.:  (212) 432-6590
                              Facsimile No.:  (212) 432-7250



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CREDIT AGREEMENT                      134

                              FIRST HAWAIIAN BANK, as a Lender


                              By: /s/ TRAVIS RUETENIK
                                 -------------------------------
                                 Name:   Travis Ruetenik
                                 Title:  Corporate Banking Officer

                              Address:
                              999 Bishop Street
                              11th Floor
                              Honolulu, HI 96813
                              Attention:  Travis Ruetenik
                              Telephone No.:  (808) 525-7074
                              Facsimile No.:  (808) 525-6372



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CREDIT AGREEMENT                      135

                              FIRST UNION NATIONAL BANK, as a Lender


                              By: /s/ SCOTT SANTA CRUZ
                                 -------------------------------
                                 Name:   Scott Santa Cruz
                                 Title:   VP

                              Address:
                              301 South College Street, DC-5
                              Charlotte, NC 28288-0737
                              Attention:  Scott Santa Cruz
                              Telephone No.:  (704) 383-1988
                              Facsimile No.:  (704) 374-3300



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CREDIT AGREEMENT                      136

                              FLEET NATIONAL BANK, as a Lender


                              By: /s/ JEFFREY C. LYNCH
                                 -------------------------------
                                 Name:  Jeffrey C. Lynch
                                 Title:  V.P.

                              Address:
                              One Federal Street
                              Boston, MA 02110
                              Attention:  Jeffrey Lynch
                              Telephone No.:  (617) 346-5061
                              Facsimile No.:  (617) 346-0145



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CREDIT AGREEMENT                      137

                              THE FUJI BANK, LIMITED, as a Lender


                              By: /s/ PETER L. CHINNICI
                                 -------------------------------
                                 Name:  Peter L. Chinnici
                                 Title:  Joint General Manager

                              Address:
                              225 West Wacker Drive
                              Suite 2000
                              Chicago, IL 60606
                              Attention:  James R. Fayen
                              Telephone No.:  (312) 621-0397
                              Facsimile No.:  (312) 621-0530



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CREDIT AGREEMENT                      138

                              GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender


                              By:    /s/ J K. WILLIAMS
                                 -------------------------------
                                 Name:   Janet K. Williams
                                 Title:  Duly Authorized Signatory

                              Address:
                              201 High Ridge Road
                              Stamford, CT 06927-5100
                              Attention:   David Rich
                              Telephone No.:  (203) 961-2993
                              Facsimile No.:  (203) 316-7978



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CREDIT AGREEMENT                      139

                              HIBERNIA NATIONAL BANK, as a Lender


                              By: /s/ ANGELA BENTLEY
                                 -------------------------------
                                 Name:  Angela Bentley
                                 Title:  Banking Officer

                              Address:
                              313 Carondelet Street
                              12th Floor
                              New Orleans, LA 70130
                              Attention:  Angela Bentley
                              Telephone No.:  (504) 533-2319
                              Facsimile No.:  (504) 533-5344



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CREDIT AGREEMENT                      140

                              IMPERIAL BANK, as a Lender


                              By: /s/ RAY VADALMA
                                 -------------------------------
                                 Name:  Ray Vadalma
                                 Title:  Senior Vice President

                              Address:
                              9920 South La Cienega Boulevard, 14th Floor
                              Inglewood, CA 90301
                              Attention:  Mark W. Campbell
                              Telephone No.:  (310) 417-5886
                              Facsimile No.:  (310) 417-5997



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CREDIT AGREEMENT                      141

                              THE INDUSTRIAL BANK OF JAPAN, LIMITED, CHICAGO BRANCH, as a Lender


                              By: /s/ WALTER R. WOLFF
                                 -------------------------------
                                 Name:  Walter R. Wolff
                                 Title:  Joint General Manager

                              Address:
                              227 West Monroe Street
                              Suite 2600
                              Chicago, IL 60606
                              Attention:   Steve Ryan
                              Telephone No.:  (312) 855-6251
                              Facsimile No.:  (312) 855-8200



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CREDIT AGREEMENT                      142

                              KBC BANK N.V., as a Lender


                              By: /s/ R. Snauffer
                                 -------------------------------
                                 Name: ROBERT SNAUFFER
                                 Title: VICE PRESIDENT

                              By: /s/ Marcel Claes
                                 -------------------------------
                                 Name: MARCEL CLAES
                                 Title: DEPUTY GENERAL MANAGER

                              Address:
                              125 West 55th Street
                              10th Floor
                              New York, NY 10019
                              Attention:  Michael Curran
                              Telephone No.:  (212) 541-0708
                              Facsimile No.:  (212) 956-5580

                              with a copy to:

                              515 South Figueroa Street
                              Suite 1920
                              Los Angeles, CA  90071
                              Attention:  Luc Cools
                              Telephone No.:  (213) 624-0401
                              Facsimile No.:  (213) 629-5801



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CREDIT AGREEMENT                      143

                              KEYBANK NATIONAL ASSOCIATION, as a Lender


                              By: /s/ Mary K. Young
                                 -------------------------------
                                 Name:   Mary K. Young
                                 Title:  Commercial Banking Officer

                              Address:
                              700 Fifth Avenue
                              46th Floor
                              Seattle, WA 98104
                              Attention:  Mary K. Young
                              Telephone No.:  (206) 684-6085
                              Facsimile No.:  (206) 684-6035



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CREDIT AGREEMENT                      144

                              THE LONG-TERM CREDIT BANK OF JAPAN, LTD., as a Lender


                              By: /s/ Brady S. Sadek
                                 -------------------------------
                                 Name: Brady S. Sadek
                                 Title: Senior Vice President

                              Address:
                              165 Broadway
                              48th Floor
                              New York, NY 10006
                              Attention:  Claire Kowalski
                              Telephone No.:  (212) 335-4853
                              Facsimile No.:  (212) 335-4441



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CREDIT AGREEMENT                      145

                              MARINE MIDLAND BANK, as a Lender


                              By: /s/ Gina Sidorsky
                                 -------------------------------
                                 Name: Gina Sidorsky
                                 Title: Authorized Signatory

                              Address:
                              140 Broadway
                              5th Floor
                              New York, NY 10005
                              Attention:  Gina Sidorsky
                              Telephone No.:  (212) 658-2750
                              Facsimile No.:  (212) 658-2586



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CREDIT AGREEMENT                      146

                              MITSUBISHI TRUST & BANKING CORP., CHICAGO BRANCH, as a Lender


                              By: /s/ Nobuo Tominaga
                                 -------------------------------
                                 Name:   Nobuo Tominaga
                                 Title:  Chief Manager

                              Address:
                              311 South Wacker Drive
                              Suite 6300
                              Chicago, IL 60606
                              Attention:  John Zimmerman
                              Telephone No.:  (312) 408-6014
                              Facsimile No.:  (312) 663-0863



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CREDIT AGREEMENT                      147

                              NATEXIS BANQUE, NEW YORK BRANCH, as a Lender


                              By: /s/ G. Kevin Dooley
                                 -------------------------------
                                 Name:   G. Kevin Dooley
                                 Title:  Vice President

                              By: /s/ William C. Maier
                                 -------------------------------
                                 Name:   William C. Maier
                                 Title:  VP-Group Manager

                              Address:
                              645 Fifth Avenue
                              20th Floor
                              New York, NY 10022
                              Attention:  Kevin Dooley
                              Telephone No.:  (212) 872-5195
                              Facsimile No.:  (212) 872-5045



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CREDIT AGREEMENT                      148

                              NATIONAL CITY BANK, as a Lender


                              By: /s/ Barry C. Robinson
                                 -------------------------------
                                 Name:   Barry C. Robinson
                                 Title:  Vice President

                              Address:
                              1900 East Ninth Street
                              Loc 2077
                              Cleveland, OH 44114
                              Attention:  Barry C. Robinson
                              Telephone No.:  (216) 575-9322
                              Facsimile No.:  (216) 222-0003



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CREDIT AGREEMENT                      149

                              NORWEST BANK COLORADO, NATIONAL ASSOCIATION, as a Lender


                              By: /s/ Randall Schmidt
                                 -------------------------------
                                 Name:   Randall Schmidt
                                 Title:  Vice President

                              Address:
                              1740 Broadway
                              MS 8673
                              Denver, CO 80274
                              Attention:  Randall Schmidt
                              Telephone No.:  (303) 863-6033
                              Facsimile No.:  (303) 863-6670



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CREDIT AGREEMENT                      150

                              PNC BANK, NATIONAL ASSOCIATION, as a Lender


                              By: /s/ David F. Knuth
                                 -------------------------------
                                 Name: DAVID F. KNUTH
                                 Title: VICE PRESIDENT

                              Address:
                              201 East Fifth Street
                              Cincinnati, OH 45202
                              Attention:  David F. Knuth
                              Telephone No.:  (513) 651-8675
                              Facsimile No.:  (513) 651-8951



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CREDIT AGREEMENT                      151

                              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK
                              B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as a Lender


                              By: /s/ Dana W. Hemenway
                                 -------------------------------
                                 Name: Dana W. Hemenway
                                 Title: Vice President

                              By: /s/ W. Pieter C. Kodde
                                 -------------------------------
                                 Name: W. Pieter C. Kodde
                                 Title: Vice President

                              Address:
                              245 Park Avenue
                              New York, NY 10167
                              Attention:  Corporate Services Dept.
                              Telephone No.:  (212) 916-7800
                              Facsimile No.:  (212) 818-0233

                              with a copy to:
                              Gordon Arnold
                              13355 Noel Road
                              Suite 1000
                              Dallas, TX 75240-6645
                              Phone:  (972) 419-5260
                              Fax:    (972) 419-6315



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CREDIT AGREEMENT                      152

                              ROYAL BANK OF CANADA, as a Lender


                              By: /s/ Michael Korine
                                 ---------------------------
                                 Name:  Michael Korine
                                 Title: Senior Manager

                              Address:
                              One Liberty Plaza
                              5th Floor
                              New York, NY 10006-1404
                              Attention:  Michael Korine
                              Telephone No.:  (212) 428-6258
                              Facsimile No.:  (212) 428-2319












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










                              THE SANWA BANK, LTD., as a Lender


                              By: /s/ Richard H. Ault
                                 ---------------------------
                                 Name:  Richard H. Ault
                                 Title:

                              Address:
                              10 S. Wacker Drive
                              31st Floor
                              Chicago, IL 60606
                              Attention:  Richard Ault
                              Telephone No.:  (312) 368-3011
                              Facsimile No.:  (312) 346-6677

                              SOCIETE GENERALE, as a Lender












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                              SOCIETE GENERALE, as a Lender


                              By: /s/ Michael Lincoln
                                 ---------------------------
                                 Name:  Michael Lincoln
                                 Title: Director

                              Address:
                              181 West Madison Street
                              Suite 3400
                              Chicago, IL 60602
                              Attention:  Michael Lincoln
                              Telephone No.:  (312) 578-5056
                              Facsimile No.:  (312) 578-5099











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                              SOUTHERN PACIFIC BANK, as a Lender


                              By: /s/ Charles D. Martorano
                                 ---------------------------
                                 Name:  Charles D. Martorano
                                 Title: Senior Vice President

                              Address:
                              150 S. Rodeo Drive
                              Beverly Hills, CA 90212
                              Attention: Cheryl Wasilewski/Chuck Martorano Telephone No.: (310) 246-3739/3770
                              Facsimile No.:  (310) 246-3666











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                              STAR BANK, N.A., as a Lender


                              By: /s/ Thomas D. Gibbons
                                 ---------------------------
                                 Name:  Thomas D. Gibbons
                                 Title: VP

                              Address:
                              425 Walnut Street, ML8160
                              Cincinnati, OH 45201-1038
                              Attention:  Thomas D. Gibbons
                              Telephone No.:  (513) 287-8313
                              Facsimile No.:  (513) 632-2068











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                              THE SUMITOMO BANK, LIMITED, CHICAGO BRANCH, as a
                              Lender


                              By: /s/ John H. Kemper
                                 ---------------------------
                                 Name:  John H. Kemper
                                 Title: Senior Vice President

                              Address:
                              233 South Wacker Drive
                              Suite 4800
                              Chicago, IL 60606-6448
                              Attention:  James Beckett
                              Telephone No.:  (312) 876-7794
                              Facsimile No.:  (312) 876-6436











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                              THE SUMITOMO TRUST & BANKING CO., LTD., NEW YORK
                              BRANCH, as a Lender


                              By: /s/ Suraj Bhatia
                                 ---------------------------
                                 Name:  Suraj Bhatia
                                 Title: Senior Vice President

                              Address:
                              527 Madison Avenue
                              New York, NY 10022
                              Attention:  Tim Ng
                              Telephone No.:  (212) 326-0751
                              Facsimile No.:  (212) 418-4848











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                              SUNTRUST BANK, CENTRAL FLORIDA, N.A., as a Lender


                              By: /s/ Chris Black
                                 ---------------------------
                                 Name:  Chris Black
                                 Title: FVP

                              Address:
                              200 South Orange Avenue
                              10th Floor
                              Orlando, FL 32801
                              Attention:  Chris Black
                              Telephone No.: (407) 237-2467
                              Facsimile No.:  (407) 237-6894











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                              THE TOKAI BANK, LIMITED, NEW YORK BRANCH as a
                              Lender


                              By: /s/ Shinichi Kondo
                                 ---------------------------
                                 Name:  Shinichi Kondo
                                 Title: Deputy General Manager

                              Address:
                              55 East 52nd Street
                              12th Floor
                              New York, NY 10055
                              Attention:   Haruyo Niki
                              Telephone No.:  (212) 339-1123
                              Facsimile No.:  (212) 832-1428











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                              TORONTO DOMINION (TEXAS), INC., as a Lender


                              By: /s/ David G. Parker
                                 ---------------------------
                                 Name:  David G. Parker
                                 Title: Vice President

                              Address:
                              909 Fannin Street
                              17th Floor
                              Houston, TX 77010
                              Attention:  Sonja R. Jordan
                              Telephone No.:  (713) 653-8244
                              Facsimile No.:  (713) 951-9921

                              with copy to:
                              Stephen Watts
                              Three First National Plaza
                              70 West Madison
                              Suite 5430
                              Chicago, IL 60602-4227
                              Telephone No.:  (312) 977-2105
                              Facsimile No.:  (312) 782-6337











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                              TORONTO DOMINION (NEW YORK), INC., as a Lender


                              By: /s/ David G. Parker
                                 ---------------------------
                                 Name:  David G. Parker
                                 Title: Vice President

                              Address:
                              909 Fannin Street
                              17th Floor
                              Houston, TX 77010
                              Attention:  David G. Parker
                              Telephone No.:  (713) 653-8248
                              Facsimile No.:  (713) 951-9921

                              with copy to:
                              Hal Holappa
                              The Toronto Dominion Bank
                              31 West 52nd Street
                              New York, NY 10019
                              Telephone No.:  (212) 827-7375
                              Facsimile No.:  (212) 307-0750










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                              WACHOVIA BANK, as a Lender


                              By: /s/ William F. Hamlet
                                 ---------------------------
                                 Name:  William F. Hamlet
                                 Title: Senior Vice President

                              Address:
                              191 Peachtree Street N.E.
                              Atlanta, GA 30303
                              Attention:   Michael S. Sims
                              Telephone No.:  (404) 332-4403
                              Facsimile No.:  (404) 332-6898










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